                                CREDIT AGREEMENT

                           Dated as of August 30, 2000

                                  by and among

                                PALL CORPORATION

                                       and

                        FLEET BANK, NATIONAL ASSOCIATION
                            as Administrative Agent,

                            THE CHASE MANHATTAN BANK
                              as Syndication Agent

                               WACHOVIA BANK, N.A.
                             as Documentation Agent

                                       and

                            THE LENDERS PARTY HERETO







                      FLEETBOSTON ROBERTSON STEPHENS INC.,
                                  LEAD ARRANGER

                                TABLE OF CONTENTS



ARTICLE I
 DEFINITIONS AND ACCOUNTING TERMS..............................................1
      SECTION 1.01.  Definitions...............................................1
      SECTION 1.02.  Terms Generally..........................................17

ARTICLE II
 LOANS........................................................................17
      SECTION 2.01.  Revolving Credit Facility A Loans - 5 Year Facility......17
      SECTION 2.02.  Revolving Credit Facility A Note.........................18
      SECTION 2.03.  Letters of Credit .......................................19
      SECTION 2.04.  Swingline Loans..........................................22
      SECTION 2.05.  Revolving Credit Facility B Loans - 364 Day Facility.....24
      SECTION 2.06.  Revolving Credit Facility B Note.........................25
      SECTION 2.07.  Bid Borrowings...........................................26
      SECTION 2.08.  Procedure for Bid Borrowings.............................26

ARTICLE III
 PROVISIONS RELATING TO ALL EXTENSIONS OF CREDIT; FEES AND PAYMENTS...........30
      SECTION 3.01.  Interest Rate; Continuation and Conversion of Loans......30
      SECTION 3.02.  Use of Proceeds..........................................31
      SECTION 3.03.  Prepayments..............................................31
      SECTION 3.04.  Fees.....................................................32
      SECTION 3.05.  Inability to Determine Interest Rate.....................33
      SECTION 3.06.  Illegality.  ............................................33
      SECTION 3.07.  Increased Costs..........................................33
      SECTION 3.08.  Indemnity. ..............................................35
      SECTION 3.09.  Mitigation, Obligations; Replacement of Lenders..........35
      SECTION 3.10.  Taxes....................................................36
      SECTION 3.11.  Pro Rata Treatment and Payments..........................38
      SECTION 3.12.  Funding and Disbursement of Loans........................39

ARTICLE IV
 REPRESENTATIONS AND WARRANTIES...............................................40
      SECTION 4.01.  Organization, Powers.....................................40
      SECTION 4.02.  Authorization of Borrowing, Enforceable Obligations......40
      SECTION 4.03.  Financial Condition......................................41
      SECTION 4.04.  Taxes....................................................41
      SECTION 4.05.  Title to Properties......................................41
      SECTION 4.06.  Litigation...............................................42

      SECTION 4.07.  Agreements...............................................42
      SECTION 4.08.  Compliance with ERISA....................................42
      SECTION 4.09.  Federal Reserve Regulations; Use of Proceeds.............42
      SECTION 4.10.  Approval.................................................43
      SECTION 4.11.  Subsidiaries and Affiliates..............................43
      SECTION 4.12.  Hazardous Materials......................................43
      SECTION 4.13.  Investment Company Act...................................43
      SECTION 4.14.  No Default...............................................43
      SECTION 4.15.  Credit Arrangements......................................43
      SECTION 4.16.  Permits and Licenses.....................................44
      SECTION 4.17.  Compliance with Law......................................44
      SECTION 4.18.  Disclosure...............................................44
      SECTION 4.19.  Labor Disputes and Acts of God...........................44

ARTICLE V
 CONDITIONS OF LENDING........................................................44
      SECTION 5.01.  Conditions to Initial Extension of Credit................44
      SECTION 5.02.  Conditions to Extensions of Credit.......................46

ARTICLE VI
 AFFIRMATIVE COVENANTS........................................................47
      SECTION 6.01.  Existence, Properties, Insurance.........................47
      SECTION 6.02.  Payment of Indebtedness and Taxes........................47
      SECTION 6.03.  Financial Statements, Reports, etc.......................48
      SECTION 6.04.  Books and Records; Access to Premises....................49
      SECTION 6.05.  Notice of Adverse Change.................................50
      SECTION 6.06.  Notice of Default........................................50
      SECTION 6.07.  Notice of Litigation and Investigations..................50
      SECTION 6.08.  Notice of Default in Other Agreements....................50
      SECTION 6.09.  Notice of ERISA Event....................................50
      SECTION 6.10.  Notice of Environmental Law Violations...................51
      SECTION 6.11.  Compliance with Applicable Laws..........................51
      SECTION 6.12.  Additional Guarantors....................................51
      SECTION 6.13.  Environmental Laws.......................................51
      SECTION 6.14.  Company Rating...........................................52

ARTICLE VII
 NEGATIVE COVENANTS...........................................................52
      SECTION 7.01.  Indebtedness.............................................52
      SECTION 7.02.  Liens....................................................53
      SECTION 7.03.  Guaranties...............................................55
      SECTION 7.04.  Sale of Assets...........................................55
      SECTION 7.05.  Sales of Receivables.....................................56
      SECTION 7.06.  Loans and Investments....................................56

      SECTION 7.07.  Nature of Business.......................................56
      SECTION 7.08.  Sale and Leaseback.......................................56
      SECTION 7.09.  Federal Reserve Regulations..............................56
      SECTION 7.10.  Accounting Policies and Procedures.......................56
      SECTION 7.11.  Hazardous Materials......................................57
      SECTION 7.12.  Limitations on Fundamental Changes.......................57
      SECTION 7.13.  Financial Condition Covenants............................57
      SECTION 7.14.  Subordinated Debt........................................57
      SECTION 7.15.  Dividends................................................57
      SECTION 7.16.  Transactions with Affiliates.............................58
      SECTION 7.17.  Negative Pledge..........................................58
      SECTION 7.18.  Note Purchase Agreement..................................58
      SECTION 7.19.  Senior Notes.............................................58
      SECTION 7.20.  Priority Net Debt........................................58

ARTICLE VIII
 EVENTS OF DEFAULT............................................................58
      SECTION 8.01.  Events of Default........................................58

ARTICLE IX
 THE ADMINISTRATIVE AGENT.....................................................61
      SECTION 9.01.  Appointment, Powers and Immunities.......................61
      SECTION 9.03.  Events of Default........................................61
      SECTION 9.04.  Rights as a Lender.......................................62
      SECTION 9.05.  Indemnification..........................................62
      SECTION 9.06.  Non-Reliance on Administrative Agent and Other Lenders...62
      SECTION 9.07.  Failure to Act...........................................63
      SECTION 9.08.  Resignation of the Administrative Agent..................63
      SECTION 9.09.  Sharing of Collateral and Payments.......................63

ARTICLE X
 MISCELLANEOUS................................................................64
      SECTION 10.01. Notices..................................................64
      SECTION 10.02. Effectiveness; Survival..................................65
      SECTION 10.03. Expenses.................................................65
      SECTION 10.04. Amendments and Waivers...................................66
      SECTION 10.05. Successors and Assigns; Participations...................67
      SECTION 10.06. No Waiver; Cumulative Remedies...........................69
      SECTION 10.07. APPLICABLE LAW...........................................70
      SECTION 10.08. SUBMISSION TO JURISDICTION...............................70
      SECTION 10.09. Severability.............................................70
      SECTION 10.10. Right of Setoff..........................................71
      SECTION 10.11. Confidentiality..........................................71
      SECTION 10.12. Headings.................................................71

      SECTION 10.13. Construction.............................................71
      SECTION 10.14. Counterparts.............................................72
      SECTION 10.15. Syndication and Documentation Agents.....................72

SCHEDULES

Schedule 1.01(a)  -  Existing Indebtedness (Unsecured Lines)
Schedule 1.01(b)  -  Guarantors
Schedule 4.11     -  Subsidiaries and Affiliates
Schedule 4.12     -  Environmental Matters
Schedule 4.15     -  Credit Arrangements
Schedule 7.01     -  Permitted Indebtedness (existing after closing)
Schedule 7.02     -  Existing Liens
Schedule 7.03     -  Existing Guarantees
Schedule 7.06     -  Existing Loans and Investments

EXHIBITS

Exhibit A         -  Form of Revolving Credit Facility A Note
Exhibit B         -  Form of Revolving Credit Facility B Note
Exhibit C         -  Form of Swingline Note
Exhibit D         -  Form of Guaranty
Exhibit E         -  Form of Competitive Bid Request
Exhibit F         -  Form of Invitation for Competitive Bids
Exhibit G         -  Form of Competitive Bid
Exhibit H         -  Form of Assignment and Acceptance Agreement
Exhibit I         -  Form of Opinion of Counsel
Exhibit J         -  Form of U.S. Tax Compliance Certificate

         CREDIT AGREEMENT dated as of August 30, 2000, by and among PALL CORPORATION, a New York corporation (the "Company"), the LENDERS which from time to time are parties to this Agreement (individually, a "Lender" and, collectively, the "Lenders") and FLEET BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America, as Administrative Agent, THE CHASE MANHATTAN BANK, a New York banking corporation, as Syndication Agent (the "Syndication Agent") and WACHOVIA BANK, N.A., a national banking association organized under the laws of the United States of America, as Documentation Agent (the "Documentation Agent").

                                    RECITALS

         The Company has requested the Lenders to extend credit from time to time and the Lenders are willing to extend such credit to the Company, subject to the terms and conditions hereinafter set forth.

         Accordingly, the parties hereto agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.01. Definitions. As used herein, the following terms shall have the following meanings:


         "Adjusted Libor Loans" shall mean Loans at such time as they are made and/or being maintained at a rate of interest based upon Reserve Adjusted Libor.

         "Administrative Agent" or "Agent" shall mean Fleet Bank, National Association in its capacity as Administrative Agent for the Lenders under this Agreement or its successor Administrative Agent permitted pursuant to Section
9.08 hereof.

         "Affiliate" shall mean with respect to a specified Person, another Person which, directly or indirectly, controls or is controlled by or is under common control with such specified Person. For the purpose of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Aggregate Letters of Credit Outstandings" shall mean, on the date of determination, the sum of (a) the aggregate maximum stated amount at such time which is available or available in the future to be drawn under all outstanding Letters of Credit and (b) the aggregate amount of all payments on account of drawings under Letters of Credit made by the Issuing Lender on behalf of the Lenders under any Letter of Credit that has not been reimbursed by the Company.

         "Aggregate Outstandings" shall mean, on the date of determination, the sum of the Aggregate Revolving Credit Facility A Outstandings, the Aggregate Revolving Credit Facility B Outstandings and the aggregate outstanding principal amount of all Bid Loans at such time.

         "Aggregate Revolving Credit Facility A Outstandings" shall mean, on the date of determination, the sum of (a) the Aggregate Letters of Credit Outstandings at such time, (b) the aggregate outstanding principal amount of all Revolving Credit Facility A Loans at such time and (c) the aggregate outstanding principal amount of all Swingline Loans at such time.

         "Aggregate Revolving Credit Facility B Outstandings" shall mean on the date of determination, the aggregate outstanding principal amount of all Revolving Credit Facility B Loans at such time.

         "Agreement" shall mean this Credit Agreement dated as of August 30, 2000, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time.

         "Assignment and Acceptance Agreement" shall mean an Assignment and Acceptance entered into by a Lender and an assignee and accepted by the Administrative Agent and, so long as no Event of Default shall have occurred and be continuing, the Company (such consent not to be unreasonably withheld or delayed), in the form attached hereto as Exhibit H or any other form approved by the Administrative Agent.

         "Auditor" shall have the meaning specified in Section 6.03(a) hereof.

         "Available Revolving Credit Commitment" shall mean, on the date of determination, the Total Revolving Credit Commitment, reduced by the then Aggregate Outstandings.

         "Base Rate" shall mean, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate and (b) the Prime Rate, as then in effect.

         "Base Rate Loan" shall mean Loans at such time as they are being made and/or maintained at a rate of interest based upon the Base Rate.

         "Bid Borrowing" means a borrowing hereunder consisting of one or more Bid Loans made to the Company on the same day by one or more Bid Loan Lenders.

         "Bid Loan" shall mean a Loan by a Lender to the Company under Section
2.07 hereof.

         "Bid Loan Lender" shall mean, in respect of any Bid Loan, the Lender making such Bid Loan to the Company.

         "Borrowing Date" shall mean, with respect to any Loan, the date specified in any notice given pursuant to Section 2.01 on which such Loan is requested by the Company.

         "Business Day" shall mean (a) any day not a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close, and (b) as it relates to any payment, determination, funding or notice to be made or given in connection with any Adjusted Libor Loan, any day specified in clause (a) on which trading is carried on by and between banks in Dollar deposits in the London interbank eurodollar market.

         "Capital Lease" shall mean with respect to any Person, as of the date of determination any lease the obligations of which are required to be capitalized on the balance sheet of such Person in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

         "Cash Collateral" shall mean a deposit by the Company made in immediately available funds to a cash collateral account at the Administrative Agent and the taking of all action required to provide the Administrative Agent, for the ratable benefit of the Lenders, a first priority perfected security interest in such deposit.

         "Change of Control" shall mean any event which results in (i) any Person, or two or more Persons acting in concert, acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company (or other securities convertible into such securities) representing 30% or more of the combined voting power of all securities of the Company entitled to vote in the election of directors; or (ii) during any period of up to 12 consecutive months, individuals who at the beginning of such 12-month period were directors of the Company ceasing for any reasons to constitute a majority of the Board of Directors of the Company; or (iii) any Person, or two or more Persons acting in concert, acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in its or their acquisition of, or control over, securities of the Company (or securities convertible into such securities) representing 30% or more of the combined voting power of all securities of the Company entitled to vote in the election of directors.

         "Chief Financial Officer" shall mean the Chief Financial Officer of the Company or in the event no such officership exists, the President of the Company.

         "Closing Date" shall mean August 30, 2000.

         "Code" shall mean the Internal Revenue Code of 1986, and the regulations promulgated thereunder, each as amended from time to time.

         "Commitment Proportion" shall mean, with respect to each Lender at the time of determination, the ratio, expressed as a percentage, which such Lender's Commitments bear to (a) the Total Commitments or (b) if the Commitments have expired or have been terminated, the principal balance of the Loans then outstanding, at such time.

         "Commitments" shall mean, collectively, the Revolving Credit Commitments and the Swingline Commitments.

         "Company" shall have the meaning set forth in the preamble hereto.

         "Company's Rating" shall mean, on the date of determination, the "corporate rating" assigned to the Company by Standard & Poor's Ratings Services.

         "Competitive Bid" means an offer by a Lender to make a Bid Loan in accordance with Section 2.08 hereof.

         "Competitive Bid Request" shall have the meaning specified in Section 2.08(a) hereof.

         "Consolidated EBITDA" shall mean for the Company and its Subsidiaries for any period, the Consolidated Net Income (Net Loss) of the Company and its Subsidiaries for such period, plus the sum, without duplication, of (a) Consolidated Interest Expense, (b) depreciation and amortization expenses or charges, (c) income taxes to any government or governmental instrumentality expensed on the Company's or its Subsidiaries' books (whether paid or accrued) and (d) non-cash non-recurring charges or losses, if any, minus the sum of (a) non-cash non-recurring gains, if any and (b) interest income, determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis. All of the foregoing categories shall be calculated with respect to the Company and its Subsidiaries on a consolidated basis and shall be calculated (without duplication) over the four fiscal quarters next preceding the date of calculation thereof.

         "Consolidated Funded Debt" shall mean, on the date of determination, the sum of all Indebtedness of the Company and its Subsidiaries, on a consolidated basis, for borrowed money including the current portion thereof, determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

         "Consolidated Interest Expense" shall mean, on the date of determination, the sum of all interest expense on Indebtedness of the Company and its Subsidiaries on a consolidated basis.

         "Consolidated Interest Income" shall mean, on the date of determination, the sum of all interest income from investments by the Company and its Subsidiaries in Persons other than Subsidiaries of the Company determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis. Consolidated Interest Income shall be calculated with respect to the Company and its Subsidiaries on a consolidated basis and shall be calculated (without duplication) over the four fiscal quarters next preceding the date of calculation thereof.

         "Consolidated Net Income (Net Loss)" shall mean, for any period, the net income (or net loss) of the Company and its Subsidiaries on a consolidated basis for such period determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

         "Consolidated Net Interest Expense" shall mean, on the date of determination, the sum of Consolidated Interest expense minus Consolidated Interest Income.

         "Consolidated Net Worth" shall mean, on the date of determination, the sum of stockholders' equity (without giving effect to or including any separate components thereof attributable to foreign currency translation) and minority interests as would be set forth on the consolidated balance sheet of the Company and its Subsidiaries at such time.

         "Consolidated Total Assets" shall mean, at any time, the total assets of the Company and its Subsidiaries, as would be set forth or reflected on a consolidated balance sheet of the Company and its Subsidiaries, prepared in accordance with GAAP as at the end of the fiscal quarter of the Company then most recently ended.

         "Default" shall mean any condition or event which upon notice, lapse of time or both would constitute an Event of Default.

         "Dividends" shall mean, for any period, the sum of all dividends and distributions made by the Company determined in accordance with Generally Accepted Accounting Principles applied on a consistent basis.

         "Dollar" and the symbol "$" shall mean lawful currency of the United States of America.

         "Domestic Subsidiary" shall mean any Subsidiary of the Company organized under the laws of any state of the United States of America.

         "Eligible Investments" shall mean (a) direct obligations of the United States of America or any governmental agency thereof which are fully guaranteed or insured by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; or (b) dollar denominated certificates of time deposit maturing within one year issued by any bank organized and existing under the laws of the United States or any state thereof and having aggregate capital and surplus in excess of $1,000,000,000; or
(c) money market mutual funds having assets in excess of $1,000,000,000; or (d) commercial paper rated not less than P-1 or A-1 or their equivalent by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, respectively; or (e) tax exempt securities of a U.S. issuer rated A or better by Standard & Poor's Ratings Group or Moody's Investors Service, Inc.; or (e) repurchase agreements entered into with any bank, trust company or financial institution organized under the laws of the United States of America or any state thereof or under the laws of Puerto Rico, having capital and surplus in an aggregate amount not less than $1,000,000,000 and relating to any of the obligations referred to in clause
(a) above; or (f) investments by the Company in any Subsidiary or by any Subsidiary of the Company in any other Subsidiary; or (g) short-term investments by any Non-Domestic Subsidiary made in the ordinary course of its business and in accordance with the Company's guidelines and procedures, provided that the aggregate amount of such investments by the Non-Domestic Subsidiaries shall not exceed $15,000,000, at any one time outstanding; or (h) cash.

         "Environmental Law" shall mean any applicable law, ordinance, rule, regulation, or policy having the force of law of any Governmental Authority relating to pollution or protection of the environment or to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, including, without limitation, the Comprehensive Environmental

Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.) the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.) and the rules and regulations promulgated pursuant thereto.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Company or any Affiliate of the Company would be deemed to be a member of the same "controlled group" within the meaning of
Section 414(b), (c), (m) or (o) of the Code.

         "Eurocurrency Reserve Requirement" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves, under any regulations of the Board of Governors of the Federal Reserve System or any other governmental authority having jurisdiction with respect thereto) as from time to time in effect, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "eurocurrency liabilities" in Regulation D) maintained by any Lender.

         "Event of Default" shall have the meaning set forth in Article VIII.

         "Existing Indebtedness" shall mean obligations of the Borrower arising pursuant to certain unsecured credit facilities as set forth on Schedule 1.01(a).

         "Facility Fee" shall mean the facility fee payable pursuant to Section
3.04 of this Agreement and determined on the basis of the percentage set forth below opposite the applicable rating:

---------------------------------------- ------------------------------------- -------------------------------------
Company's Rating                         Facility Fee for Revolving            Facility Fee for Revolving
                                         Credit Facility A                     Credit Facility B
---------------------------------------- ------------------------------------- -------------------------------------
Greater than or equal to A               0.10                                  0.085
---------------------------------------- ------------------------------------- -------------------------------------
A-                                       0.125                                 0.11
---------------------------------------- ------------------------------------- -------------------------------------
BBB+                                     0.15                                  0.135
---------------------------------------- ------------------------------------- -------------------------------------
BBB                                      0.175                                 0.160
---------------------------------------- ------------------------------------- -------------------------------------
BBB-                                     0.25                                  0.225
---------------------------------------- ------------------------------------- -------------------------------------
Less than BBB- or if                     0.3                                   0.275
Standard & Poor's Ratings
Services fails to assign a
Company Rating
---------------------------------------- ------------------------------------- -------------------------------------

The Facility Fee will be set or reset on the date on which the Company's Rating changes. During the occurrence and continuance of an Event of Default, no downward adjustment, and only upward adjustments, shall be made to the Facility Fee.

         "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal fund brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal fund brokers of recognized standing selected by the Administrative Agent.

         "Fixed Rate" shall mean, with respect to any Competitive Bid, the fixed rate quoted by the Lender making such bid.

         "Generally Accepted Accounting Principles" shall mean those generally accepted accounting principles in the United States of America, as in effect from time to time.

         "Governmental Authority" shall mean any nation or government, any state, province, city or municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board or similar body, whether federal, state, provincial, territorial, local or foreign.

         "Guarantors" shall mean, collectively, those Subsidiaries of the Company set forth on Schedule 1.01(b) and each other Domestic Subsidiary who, from time to time hereafter, is required to execute a Guaranty in accordance with Section 6.12 hereof; provided such Subsidiary's status as a Guarantor shall be effective as of the date of such execution.

         "Guaranty" shall mean the Guaranty in the form attached hereto as Exhibit E to be executed and delivered by each Guarantor on the Closing Date and thereafter by any Subsidiaries of the Company required to deliver a Guaranty pursuant to Section 6.12 hereof, as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

         "Hazardous Materials" shall mean any explosives, radioactive materials, or other materials, wastes, substances, or chemicals regulated as toxic hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law.

         "Hedging Agreement" shall mean any interest rate swap, collar, cap, floor or forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of the Company and any confirming letter executed pursuant to such agreement, all as amended, supplemented, restated or otherwise modified from time to time.

         "Indebtedness" shall mean, without duplication, as to any Person or Persons (a) indebtedness for borrowed money; (b) indebtedness for the deferred purchase price of property or services; (c) indebtedness evidenced by bonds, debentures, notes or other similar instruments; (d) obligations and liabilities secured by a Lien upon property owned by such Person, whether or not owing by such Person and even though such Person has not assumed or become liable for the payment thereof; (e) obligations and liabilities of the types described in clause (a) through (d) above, directly or indirectly, guaranteed by such Person;
(f) obligations or liabilities created or arising under any conditional sales contract or other title retention agreement with respect to property used and/or acquired by such Person; (g) the capitalized portion of obligations of such Person as lessee under Capital Leases; (h) net liabilities of such Person under Hedging Agreements and foreign currency exchange agreements, as calculated in accordance with accepted practice; and (i) all obligations, contingent or otherwise of such Person as an account party or applicant in respect of letters of credit created for the account of such Person.

         "Interest Payment Date" shall mean (a) as to any Base Rate Loan, the first day of each calendar month during the term hereof; (b) as to any Adjusted Libor Loan, the last day of the Interest Period applicable thereto; and (c) as to any Loan, on the date such Loan is paid in full or in part; provided, however, that (a) if any Interest Period for an Adjusted Libor Loan exceeds three months, the date that falls three months after the beginning of such Interest Period shall also be an Interest Payment Date and (b) as to any Bid Loan, such intervening dates prior to the maturity thereof as may be specified by the Company and agreed to by the applicable Bid Loan Lender in the applicable Competitive Bid shall also be Interest Payment Dates.

         "Interest Period" shall mean with respect to any Adjusted Libor Loan:

         (a) initially, the period commencing on the date such Adjusted Libor Loan is made and ending one, two, three or six months thereafter, as selected by the Company in its notice of borrowing or in its notice of conversion from a Base Rate Loan in each case, in accordance with the terms of Articles II and III hereof; and

         (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Adjusted Libor Loan and ending one, two, three or six months thereafter, as selected by the Company by irrevocable written notice to the Administrative Agent not later than 11:00 a.m. New York, New York time three Business Days prior to the last day of the then current Interest Period with respect to such Adjusted Libor Loan and the Administrative Agent shall promptly notify each of the Lenders of such notice; provided, however, that all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (i) if any Interest Period would otherwise end on a
                  day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (ii) if the Company shall fail to give notice as
                  provided in clause (b) above, the Company shall be deemed to have requested conversion of the affected Adjusted Libor Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto;

                           (iii) any Interest Period that begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                           (iv) no more than six (6) Interest Periods may exist
                  at any one time; and

                           (v) the Company shall select Interest Periods so as
                  not to require a payment or prepayment of any Adjusted Libor Loan during an Interest Period for such Adjusted Libor Loan.

         "Interest Rate Margin" shall mean (a) with respect to each Adjusted Libor Loan, the percentage set forth below under the heading "LIBOR Margin" opposite the applicable rating and (b) with respect to each Base Rate Loan, the percentage set forth below under the heading "Base Rate Margin" opposite the applicable rating:

------------------------------ ---------------------------- --------------------------- ----------------------------
Company's Rating               LIBOR Margin (360            LIBOR Margin (360           Base Rate Margin
                               day basis) for               day basis) for              (360 day basis)
                               Revolving Credit             Revolving Credit
                               Facility A                   Facility B
------------------------------ ---------------------------- --------------------------- ----------------------------
Greater than or equal
to A                           0.35%                        0.365%                      -0-%
------------------------------ ---------------------------- --------------------------- ----------------------------
A-                             0.45%                        0.465%                      -0-%
------------------------------ ---------------------------- --------------------------- ----------------------------
BBB+                           0.55%                        0.565%                      -0-%
------------------------------ ---------------------------- --------------------------- ----------------------------
BBB                            0.65%                        0.665%                      -0-%
------------------------------ ---------------------------- --------------------------- ----------------------------
BBB-                           0.85%                        0.875%                      -0-%
------------------------------ ---------------------------- --------------------------- ----------------------------
Less than BBB- or if           1.20%                        1.225%                      -0-%
Standards & Poor's
Ratings Services
fails to assign a
Company Rating
------------------------------ ---------------------------- --------------------------- ----------------------------

The Interest Rate Margin will be set or reset with respect to each Loan on the date on which the Company's Rating changes. During the occurrence and continuance of an Event of Default, no downward adjustment, and only upward adjustments, shall be made to the Interest Rate Margin.

         "Issuing Lender" shall mean the Administrative Agent, in its capacity as the issuer of Letters of Credit hereunder or its successor Issuing Lender permitted pursuant to Section 2.03(e) hereof.

         "Invitation for Competitive Bids" shall have the meaning specified in
Section 2.08(b) hereof.

         "Lead Arranger" shall mean FleetBoston Robertson Stephens, Inc.

         "LC Fee" shall mean the percentage set forth below opposite the applicable rating:

----------------------------------------------------------- --------------------------------------------------------
Company's Rating                                            LC Fee (360 day basis)
----------------------------------------------------------- --------------------------------------------------------
Greater than or equal to A                                  0.35%
----------------------------------------------------------- --------------------------------------------------------
A-                                                          0.45%
----------------------------------------------------------- --------------------------------------------------------
BBB+                                                        0.55%
----------------------------------------------------------- --------------------------------------------------------
BBB                                                         0.65%
----------------------------------------------------------- --------------------------------------------------------
BBB-                                                        0.85%
----------------------------------------------------------- --------------------------------------------------------
Less than BBB- or if Standard & Poor's
Ratings Services fails to assign a Company                  1.20%
Rating
----------------------------------------------------------- --------------------------------------------------------

The LC Fee will be set or reset on the date in which the Company's Rating changes. During the occurrence and continuance of an Event of Default, no downward adjustment, and only upward adjustments, shall be made to the LC Fee.

         "Lenders" shall have the meaning set forth in the preamble hereto and shall include the Swingline Lender any Bid Loan Lender and the Issuing Lender.

         "Lending Office" shall mean, for each Lender, the office specified under such Lender's name on the signature pages hereof with respect to each Type of Loan, or such other office as such Lender may designate in writing from time to time to the Company and the Administrative Agent with respect to such Type of Loan.

         "Letter of Credit" shall mean a standby letter of credit, as defined in the International Chamber of Commerce Uniform Customs and Practice for Documentary Credit Publication No. 500 (or any successor publication thereof), issued by the Issuing Lender for the account of the Company pursuant to a Letter of Credit Agreement and the terms of this Agreement as such terms may be amended from time to time. All Letters of Credit shall be denominated in Dollars.

         "Letter of Credit Agreement" shall mean the Issuing Lender's then effective form of Application for Letter of Credit, as such form may be amended from time to time. If there are any conflicts between the provisions of any Letter of Credit Agreement and this Agreement, the provisions of this Agreement shall govern.

         "Lien" shall mean any mortgage, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Capital Lease and any financing lease having substantially the same economic effect as any of the foregoing).

         "Loans" shall mean, collectively, the Revolving Credit Loans, the Bid Loans and the Swingline Loans.

         "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Guaranties, the Hedging Agreements and each other agreement executed in connection with the transactions contemplated hereby or thereby, as each of the same may hereafter be amended, restated, supplemented or otherwise modified from time to time.

         "Material Adverse Effect" shall mean a material adverse effect upon (a) the business, operations, property, prospects or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or (b) the ability of the Company or any Guarantor to perform in any material respect any material obligations under any Loan Document to which it is a party.

         "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

         "Non-Domestic Subsidiary" shall mean any Subsidiary of the Company not organized under the laws of any state of the United States of America.

         "Non-Excluded Taxes" shall have the meaning set forth in Section 3.10 hereof.

         "Note Purchase Agreement" shall mean the Note Purchase Agreement substantially in the form previously provided to the Lenders, to be executed and delivered on or before September 1, 2000, by the Company and the Purchasers identified therein, pursuant to which the Company will issue the Senior Notes, as amended, restated, supplemented or otherwise modified from time to time.

         "Notes" shall mean, collectively, the Revolving Credit Notes and the Swingline Note.

         "Obligations" shall mean all obligations, liabilities and indebtedness of the Company and any of its Subsidiaries to the Lenders, the Issuing Lender and the Administrative Agent, whether now existing or hereafter created, absolute or contingent, direct or indirect, due or not, whether created directly or acquired by assignment or otherwise, arising under this Agreement, the Notes or any other Loan Document including, without limitation, all obligations, liabilities and indebtedness of the Company with respect to the principal of and interest on the Loans, reimbursement of Letters of Credit, obligations under any Hedging Agreement, and all fees, costs, expenses and indemnity obligations of the Company and any of its Subsidiaries hereunder or under any other Loan Document.

         "Participant" shall have the meaning set forth in Section 10.05 hereof.

         "Payment Office" shall mean the Administrative Agent's office located at 300 Broad Hollow Road, Melville, New York 11747 or such other office as the Administrative Agent may designate from time to time in writing.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

         "Permitted Acquisition" shall mean any acquisition (whether by merger or otherwise) by the Company or any Subsidiary of the Company of more than 50% of the outstanding capital stock, membership interest, partnership interest or other similar ownership interest of a Person which is engaged in a line of business similar to the business of the Company, or such Subsidiary (or reasonable extensions thereof) or the purchase of all or substantially all of the assets owned by such Person; provided that (a) with respect to such Person which is the subject of an acquisition, such acquisition has been (i) approved by the board of directors or other appropriate governing body of such Person or
(ii) recommended for approval by such board of directors or governing body to the shareholders, member, partners, or other owner of such Person, as required under applicable law or by the certificate of incorporation and by-laws or other organizational documents of such Person or (iii) otherwise agreed by all shareholders, members, partners or owners of such Person; (b) no acquisition shall be a Permitted Acquisition if a Default or Event of Default shall have occurred and be continuing or would result after giving effect to such acquisition; (c) prior to the closing of any such acquisition where the aggregate consideration to be paid by the Company or such Subsidiary shall exceed $10,000,000, the Company shall have delivered evidence to the Administrative Agent (with sufficient copies for each of the Lenders) that, on a pro forma basis, the Company will be in compliance with the financial condition covenants of Section 7.13 hereof upon completion of such acquisition; and (d) the Agent shall have been provided with a copy of the acquisition agreement with respect to any such acquisition where the aggregate consideration to be paid by the Company or such Subsidiary shall exceed $10,000,000 and, at the reasonable request of the Administrative Agent, any other documentation executed in connection therewith.

         "Permitted Liens" shall mean the Liens specified in clauses (a) through
(i) of Section 7.02 hereof.

         "Person" shall mean any natural person, corporation, limited liability company, limited liability partnership, business trust, joint venture, association, company, partnership, unincorporated trade or business enterprise or Governmental Authority.

         "Plan" shall mean any single-employer plan defined in and subject to
Section 4001 of ERISA, which covers, or at any time during the five calendar years preceding the date of this Agreement covered, employees of the Company, any Guarantor or an ERISA Affiliate on account of such employees' employment by the Company, any Guarantor or an ERISA Affiliate.

         "Prime Rate" shall mean the rate per annum announced by the Administrative Agent from time to time as its prime rate in effect at its principal office, each change in the Prime Rate shall be effective on the date such change is announced to become effective.

         "Priority Net Debt" shall mean, at any time, an amount equal to (a) the sum (without duplication) of (i) Indebtedness of Subsidiaries of the Company (excluding (A) intercompany Indebtedness held by the Company or a wholly-owned Subsidiary and (B) guaranties of the obligations of the Company pursuant to the Note Purchase Agreement and guaranties of Indebtedness of the Company by those Subsidiaries who shall have guaranteed the obligations of the Company set forth in the Note Purchase Agreement) plus (ii) all Indebtedness of the Company or any Subsidiary secured by Liens permitted by Section 7.02 hereof minus (b) all cash, cash equivalents and investments of the type described in clauses (a), (b) and
(d) of the definition of "Eligible Investments" held by the Subsidiaries at such time.

         "Purchasing Lender" shall have the meaning set forth in Section 10.05(c) hereof.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

         "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan as to which the 30 day notice requirement has not been waived by the PBGC.

         "Required Lenders" shall mean Lenders owed at least 66 2/3 % of the sum of the aggregate unpaid principal amount of the Revolving Credit Loans or, if no Revolving Credit Loans are outstanding, Lenders having at least 66 2/3% of the Total Commitment.

         "Reserve Adjusted Libor" shall mean, with respect to the Interest Period pertaining to an Adjusted Libor Loan, a rate per annum equal to the product (rounded upwards to the next higher 1/16 of one percent) of (a) the annual rate of interest at which Dollar deposits of an amount equal to the amount of the portion of the Adjusted Libor Loan allocable to the entity which is the Administrative Agent and for a period equal to the Interest Period applicable thereto which appears on Telerate Page 3750 at approximately 11:00 A.M. (London time) on the second Business Day prior to the commencement of such Interest Period, multiplied by (b) the Eurocurrency Reserve Requirement.

          If the rate described in clause (a) above does not appear on the Telerate System on any applicable interest determination date, then the rate described in clause (a) shall be determined by reference to the rate for deposits in Dollars of an amount equal to the amount of the Adjusted Libor Loan allocable to the entity which is the Administrative Agent for a period substantially equal to the Interest Period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time) on the date that is two Business Days prior to the beginning of such Interest Period.

         If both the Telerate and Reuters system are unavailable, then the rate described in clause (a) for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such applicable Interest Period which are offered by four major banks selected by the Administrative Agent in the London interbank market at approximately 11:00 a.m. (London time) on the day that is two Business Days preceding the first day of such Interest Period. The principal London office of each of the four major banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate described in clause (a) for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate described in clause (a) for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York, New York at approximately 11:00 a.m. (New York, New York time) on the day that is two Business Days preceding the first day of such Interest Period. In the event that the Administrative Agent is unable to obtain any such quotation as provided above, it will be deemed that Reserve Adjusted Libor pursuant to an Adjusted Libor Loan cannot be determined.

         "Revolving Credit Commitments" shall mean, collectively, the Revolving Credit Facility A Commitments and the Revolving Credit Facility B Commitments.

         "Revolving Credit Facility A" shall mean the Revolving Credit Facility to be made available to the Company pursuant to Section 2.01 hereof.

         "Revolving Credit Facility A Commitment" shall mean, with respect to each Lender, the obligation of such Lender to make Revolving Credit Facility A Loans to the Company and to acquire participations in Letters of Credit in an aggregate amount not to exceed the amount set forth opposite such Lender's name on the signature pages hereof under the caption Revolving Credit Facility A Commitment, as such amounts may be adjusted in accordance with the terms of this Agreement.

         "Revolving Credit Facility A Commitment Period" shall mean the period from and including the Closing Date to, but not including, the Revolving Credit Facility A Commitment Termination Date or such earlier date as the Revolving Credit Facility A Commitment to extend Revolving Credit Facility A Loans shall terminate as provided herein.

         "Revolving Credit Facility A Commitment Termination Date" shall mean August 30, 2005.

         "Revolving Credit Facility A Loans" shall have the meaning set forth in
Section 2.01(a) hereof.

         "Revolving Credit Facility A Notes" shall have the meaning set forth in
Section 2.02 hereof.

         "Revolving Credit Facility B" shall mean the Revolving Credit Facility to be made available to the Company pursuant to Section 2.05 hereof.

         "Revolving Credit Facility B Commitment" shall mean, with respect to each Lender, the obligation of such Lender to make Revolving Credit Facility B Loans to the Company in an aggregate amount not to exceed the amount set forth opposite such Lender's name on the signature pages hereof under the caption Revolving Credit Facility B Commitment, as such amounts may be adjusted in accordance with the terms of this Agreement.

         "Revolving Credit Facility B Commitment Period" shall mean the period from and including the Closing Date to, but not including, the Revolving Credit Facility B Commitment Termination Date or such earlier date as the Revolving Credit Facility B Commitment to extend Revolving Credit Facility B Loans shall terminate as provided herein.

         "Revolving Credit Facility B Commitment Termination Date" shall mean August 29, 2001.

         "Revolving Credit Facility B Loans" shall have the meaning set forth in
Section 2.05(a) hereof.

         "Revolving Credit Facility B Notes" shall have the meaning set forth in
Section 2.06 hereof.

         "Revolving Credit Loans" shall mean, collectively, the Revolving Credit Facility A Loans and the Revolving Credit Facility B Loans.

         "Revolving Credit Notes" shall mean, collectively, the Revolving Credit Facility A Notes and the Revolving Credit Facility B Notes.

         "Senior Notes" shall mean the 7.83% Senior Notes, in the aggregate principal amount of $100,000,000, to be issued by the Company on or prior to September 1, 2000, pursuant to the Note Purchase Agreement.

         "Solvent" shall mean with respect to any Person as of the date of determination thereof that (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise," as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required on its debts as such debts become absolute and matured, (c) such Person will not have as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature in each case after giving effect to any right of indemnification and contribution of such Person from or to any Affiliate.

         "Subordinated Debt" or "Subordinated Indebtedness" shall mean all debt which is subordinated in right of payment to the prior final payment in full of the obligations of the Company and/or of its Subsidiaries to the Lenders hereunder and under any other Loan Document on subordination terms satisfactory to and approved in writing by the Required Lenders (not to be unreasonably withheld or delayed).

         "Subsidiaries" shall mean with respect to any Person any corporation, association or other business entity 50% or more of the voting stock or other ownership interests (including, without limitation, membership interests in a limited liability company) of which is, at the time, owned or controlled, directly or indirectly, by such Person or one or more of its Subsidiaries or a combination thereof.

         "Swingline Commitment" shall mean the obligation of the Swingline Lender to make Swingline Loans to the Company in an amount not to exceed $5,000,000 at any time outstanding.

         "Swingline Lender" shall mean the Administrative Agent, in its capacity as lender of Swingline Loans.

         "Swingline Loan" shall have the meaning set forth in Section 2.04(a) hereof.

         "Swingline Note" shall have the meaning set forth in Section 2.04(e) hereof.

         "Telerate Page 3750" shall mean the display designated as "Page 3750" on the Associated Press-Dow Jones Telerate Service (or such other page as may replace Page 3750 on the Associated Press-Dow Jones Telerate Service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association interest settlement rates for Dollar deposits). Each Reserve Adjusted Libor rate based on the rate displayed on Telerate Page 3750 shall be subject to corrections, if any, made in such rate and displayed by the Associated Press-Dow Jones Telerate Service within one hour of the time when such rate is first displayed by such service.

         "Total Commitment" shall mean, at any time, the aggregate of the Commitments in effect at such time which, initially, shall be $200,000,000.

         "Total Revolving Credit Facility A Commitment" shall mean, at any time, the aggregate of the Revolving Credit Facility A Commitments in effect at such time, which, initially shall be $150,000,000.

         "Total Revolving Credit Facility B Commitment" shall mean, at any time, the aggregate of the Revolving Credit Facility B Commitments in effect at such time, which, initially shall be $50,000,000.

         "Type" shall mean as to any Loan its status as a Base Rate Loan or an Adjusted Libor Loan.

         "UCP" shall mean the International Chamber of Commerce Uniform Customs and Practice for Documentary Credits, 1993 Revision, ICC Publication No. 500 or any successor publication thereof.

         "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Plan pursuant to Section 412 of the Code for the applicable plan year.

         SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to it under Generally Accepted Accounting Principles. The term "including" shall not be limited or exclusive, unless specifically indicated to the contrary. The word "will" shall be construed to have the same meaning in effect as the word "shall". The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto and any amendments thereof, all of which are by this reference incorporated into this Agreement.

                                   ARTICLE II
                                      LOANS

         SECTION 2.01. Revolving Credit Facility A Loans - 5 Year Facility. (a) Subject to the terms and conditions, and relying upon the representations and warranties, set forth herein, each Lender severally agrees to make loans (individually a "Revolving Credit Facility A Loan" and, collectively, the "Revolving Credit Facility A Loans") to the Company from time to time during the Revolving Credit Facility A Commitment Period up to, but not exceeding, at any one time outstanding the amount of its Revolving Credit Facility A Commitment; provided, however, that no Revolving Credit Facility A Loan shall be made if, after giving effect to such Revolving Credit Facility A Loan, the Aggregate Revolving Credit Facility A Outstandings would exceed the Revolving Credit Facility A Commitment in effect at such time or if the Aggregate Outstandings would exceed the Total Commitment. During the Revolving Credit Facility A Commitment Period, the Company may from time to time borrow, repay and reborrow Revolving Credit Facility A Loans on or after the date hereof and prior to the Revolving Credit Facility A Commitment Termination Date, subject to the terms, provisions and limitations set forth herein. The Revolving Credit Facility Loans may be (i) Adjusted Libor Loans, (ii) Base Rate Loans or (iii) a combination thereof.

         (b) The Company shall give the Administrative Agent irrevocable written notice (or telephonic notice promptly confirmed in writing) not later than 11:00 a.m. New York, New York time, three Business Days prior to the date of each proposed Adjusted Libor Loan under this Section 2.01 or prior to 11:00 a.m. New

York, New York time on the date of each proposed Base Rate Loan under this
Section 2.01. Such notice shall be irrevocable and shall specify (i) the amount and Type of the proposed borrowing, (ii) the initial Interest Period if an Adjusted Libor Loan, and (iii) the proposed Borrowing Date. Upon receipt of such notice from the Company, the Administrative Agent shall promptly notify each Lender thereof. Except for borrowings which utilize the full remaining amount of the Total Revolving Credit Facility A Commitment, each borrowing of a Base Rate Loan (other than a Swingline Loan) shall be in an amount not less than $1,000,000 or, if greater, whole multiples of $500,000 in excess thereof. Each borrowing of an Adjusted Libor Loan shall be in an amount not less than $1,000,000 or whole multiples of $500,000 in excess thereof. Funding of all Revolving Credit Facility A Loans shall be made in accordance with Section 3.12 of this Agreement.

         (c) The Company shall have the right, upon not less than three Business Days' prior written notice to the Administrative Agent, to terminate the Total Revolving Credit Facility A Commitment or from time to time to permanently reduce the amount of the Total Revolving Credit Facility A Commitment; provided, however, that no such termination or reduction shall be permitted if, after giving effect thereto and to any payments of the Revolving Credit Facility A Loans and the Swingline Loans made on the effective date thereof, the Aggregate Revolving Credit Facility A Outstandings would exceed the Total Revolving Credit Facility A Commitment as then reduced; provided, further, that any such termination or reduction requiring prepayment of any Adjusted Libor Loan shall be made only on the last day of the Interest Period with respect thereto or on the date of payment in full of all amounts owing pursuant to Section 3.08 hereof as a result of such termination or reduction. The Administrative Agent shall promptly notify each Lender of each notice from the Company to terminate or permanently reduce the amount of the Total Revolving Credit Facility A Commitment pursuant to this Section 2.01(c). Any such reduction shall be in the amount of $5,000,000 or whole multiples of $1,000,000 in excess thereof, and shall reduce permanently the amount of the Total Revolving Credit Facility A Commitment then in effect.

         (d) The several agreements of the Lenders to make Revolving Credit Facility A Loans pursuant to this Section 2.01 shall automatically terminate on the Revolving Credit Facility A Commitment Termination Date. Upon such termination, the Company shall immediately repay in full the principal amount of the Revolving Credit Facility A Loans then outstanding, together with all accrued interest thereon and all other amounts due and payable hereunder.

         SECTION 2.02. Revolving Credit Facility A Note. The Revolving Credit Facility A Loans made by each Lender shall be evidenced by a promissory note of the Company (individually a "Revolving Credit Facility A Note" and, collectively, the "Revolving Credit Facility A Notes"), substantially in the form attached hereto as Exhibit A, each appropriately completed, duly executed and delivered on behalf of the Company and payable to the order of such Lender in a principal amount equal to the Revolving Credit Facility A Commitment of such Lender. Each Revolving Credit Facility A Note shall (a) be dated the Closing Date, (b) be stated to mature on the Revolving Credit Facility A Commitment Termination Date, and (c) bear interest from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding as provided in Section 3.01 hereof. Each Lender is authorized to record the date, Type and amount of each Revolving Credit Facility A Loan and the date and amount of each payment or prepayment of principal of each Revolving Credit Facility A Loan in such Lender's records or on the grid schedule annexed to the Revolving Credit Facility A Note; provided, however, that the failure of a Lender to set forth each such Revolving Credit Facility A Loan, payment and other information shall not in any manner affect the obligation of the Company to repay each Revolving Credit Facility A Loan made by such Lender in accordance with the terms of its Revolving Credit Facility A Note and this Agreement. The Revolving Credit Facility A Note, the grid schedule and the books and records of each Lender shall constitute presumptive evidence of the information so recorded absent demonstrable error.

         SECTION 2.03. Letters of Credit (a) Generally. Subject to the terms and conditions set forth in this Agreement, upon the written request of the Company in accordance herewith, the Issuing Lender shall issue Letters of Credit at any time during the Revolving Credit Facility A Commitment Period with pro rata participation by all of the Lenders in accordance with their respective Commitment Proportions. Notwithstanding the foregoing, at no time shall the Aggregate Letters of Credit Outstanding exceed $25,000,000, and no Letter of Credit shall be issued if, after giving effect to the same, the Aggregate Revolving Credit Facility A Outstandings would exceed the Total Revolving Credit Facility A Commitment. Furthermore, no Letter of Credit shall be issued without the consent of the Required Lenders during the occurrence and continuance of an Event of Default. Each request for issuance of a Letter of Credit shall be in writing and shall be received by the Issuing Lender by no later than 12:00 noon, New York, New York time, on the day which is at least two Business Days prior to the proposed date of issuance or creation. Such issuance or creation shall occur by no later than 5:00 p.m. on the proposed date of issuance (assuming proper prior notice as aforesaid). Subject to the terms and conditions contained herein, the expiry date, and the amount and beneficiary of the Letters of Credit will be as designated by the Company. The Issuing Lender shall promptly notify the Administrative Agent and the Lenders of the creation of any Letter of Credit and of the amounts of all Letters of Credit issued hereunder and of any extension, reduction, termination or amendment of any Letter of Credit. Each Letter of Credit issued by the Issuing Lender hereunder shall identify: (i) the dates of issuance and expiry of such Letter of Credit, (ii) the amount of such Letter of Credit (which shall be a sum certain), (iii) the beneficiary of such Letter of Credit, and (iv) the drafts and other documents necessary to be presented to the Issuing Lender upon drawing thereunder. In no event shall any Letter of Credit expire (or by its terms be required to be borrowed) after the Revolving Credit Facility A Commitment Termination Date. The Issuing Lender will not be required to issue a Letter of Credit hereunder with a maturity date (1) more than one hundred eighty (180) days from the date of issuance of such Letter of Credit, or (2) on or after the Revolving Credit Facility A Commitment Termination Date. The Company agrees to execute and deliver to the Issuing Lender such further documents and instruments in connection with any Letter of Credit issued hereunder (including without limitation, applications therefor) as the Issuing Lender in accordance with its customary practices may reasonably request.

         (b) Drawings Under Letters of Credit. The Company hereby absolutely and unconditionally promises to pay the Issuing Lender not later than 4:00 p.m. (New York, New York time) the amount of each drawing under a Letter of Credit if the Company receives notice of such drawing prior to 10:00 a.m., New York, New York time, on the date of such drawing, or if such notice has not been received by the Company prior to such time on such date, then not later than 4:00 p.m. (New York, New York time) on the Business Day immediately following the day that the Company receives such notice; provided, however, (i) if any drawing was in an amount not less than $1,000,000, the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.01 hereof that such payment be financed with a Revolving Credit Facility A Loan which is a Base Rate Loan in an equivalent amount, and, to the extent so financed, the Company's obligation to make such payment shall be discharged and replaced by such a Base Rate Loan and (ii) if such drawing or payment was in an amount less than $1,000,000, the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.04 hereof that such payment be financed with a Swingline Loan in an equivalent amount and, to the extent so financed, the Company's obligation to make such payment shall be discharged and replaced by such Swingline Loan. Such request shall be made by the Company on the date of receipt of notice from the Issuing Lender of a drawing under a Letter of Credit as applicable. The Issuing Lender shall notify the Administrative Agent and each Lender of such request in accordance with Section
2.01 hereof. If the Company fails to make such payment when due, the Issuing Lender shall notify each Lender of the amount of the drawing under the applicable Letter of Credit. Each Lender agrees that on the first Business Day after receipt of such notice, it will immediately make available by no later than 12:00 noon New York, New York time, to the Issuing Lender at its office located at the Payment Office in immediately available funds, its Commitment Proportion of such drawing, provided (i) each Lender's obligation shall be reduced by its Commitment Proportion of any reimbursement by the Company in respect of any such drawing pursuant to this Section 2.03 and (ii) no Lender shall be required to make payments to the Issuing Lender with respect to a drawing or payment which the Company reimbursed with the proceeds of a Revolving Credit Facility A Loan, as contemplated above, if such Lender fully funded its Commitment Proportion of such Revolving Credit Facility A Loan in accordance with Section 3.12 hereof. Any payment made by a Lender pursuant to this Section 2.03(b) to reimburse the Issuing Lender for any drawing under a Letter of Credit (other than a Base Rate Loan or a Swingline Loan as contemplated above) shall not constitute a Revolving Credit Facility A Loan or a Swingline Loan and shall not relieve the Company of its obligation to reimburse the Issuing Lender for such drawing or payment. Each drawing under a Letter of Credit which is not paid on the date such drawing is made shall accrue interest, for each day from and including the date of such drawing to but excluding the date that the Company reimburses the Issuing Lender in full for such drawing at the rate per annum then applicable to Revolving Credit Facility A Loans which are Base Rate Loans; provided, however, that if the Company fails to reimburse such drawing when due pursuant to this paragraph (b), then the Company shall pay to the Issuing Lender interest on the amount of such drawing at the rate per annum set forth in
Section 3.01(c) hereof. Interest accruing pursuant to the preceding sentence shall be for the account of the Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to this Section 2.03(b) to reimburse the Issuing Lender shall be for the account of such Lender to the extent of such payment. The Issuing Lender shall promptly notify the Administrative Agent of each drawing under a Letter of Credit.

         (c)      Letter of Credit Obligations Absolute.

                           (i) The obligation of the Company to reimburse the
                  Issuing Lender as provided hereunder in respect of drawings under Letters of Credit shall rank pari passu with the obligation of the Company to repay the Revolving Credit Loans hereunder, and shall be absolute and unconditional under any and all circumstances subject to subsection (ii) below. Without limiting the generality of the foregoing, the obligation of the Company to reimburse the Issuing Lender in respect of drawings under Letters of Credit shall not be subject to any defense based on the non-application or misapplication by the beneficiary of the proceeds of any such drawing or the legality, validity, regularity or enforceability of the Letters of Credit or any related document, even though such document shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Company, the beneficiary of any Letter of Credit, or any financial institution or other party to which any Letter of Credit may be transferred. The Issuing Lender may accept or pay any draft presented to it under any Letter of Credit regardless of when drawn or made and whether or not negotiated, if such draft, accompanying certificate or documents and any transmittal advice are presented or negotiated on or before the expiry date of such Letter of Credit or any renewal or extension thereof then in effect, and is in substantial compliance with the terms and conditions of such Letter of Credit. Furthermore, neither the Issuing Lender nor any of its correspondents nor any Lender shall be responsible, as to any document presented under a Letter of Credit which appears to be regular on its face, and appears on its face to be in substantial compliance with the terms of the Letter of Credit, for the validity or sufficiency of any signature or endorsement, for delay in giving any notice or failure of any instrument to bear adequate reference to the Letter of Credit, or for failure of any Person to note the amount of any draft on the reverse of the Letter of Credit. The Issuing Lender shall have the right, in its sole discretion, to decline to accept any documents and to decline to making payment under any Letter of Credit if the documents presented are not in strict compliance with the terms of such Letter of Credit.

                           (ii) Any action, inaction or omission on the part of
                  the Issuing Lender or any of its correspondents under or in connection with any Letter of Credit or the related instruments, documents or property, if in good faith and in conformity with such laws, regulations or customs as are applicable, shall be binding upon the Company and shall not place the Issuing Lender or any of its correspondents or any Lender under any liability to the Company in the absence of
                  (x) gross negligence or willful misconduct by the Issuing Lender or its correspondents or (y) the failure by the Issuing Lender to pay under a Letter of Credit after presentation of a draft and documents strictly complying with such Letter of Credit unless the Issuing Lender is prohibited from making such payment pursuant to a court order. The Issuing Lender's rights, powers, privileges and immunities specified in or arising under this Agreement are in addition to any heretofore or at any time hereafter otherwise created or arising, whether by statute or rule of law or contract. All Letters of Credit issued hereunder will, except to the extent otherwise expressly provided hereunder, be governed by the UCP to the extent applicable and not inconsistent with the laws of the State of New York.

         (d) Obligations of Lenders in Respect of Letters of Credit. Each Lender acknowledges that each Letter of Credit issued by the Issuing Lender pursuant to this Agreement is issued on behalf of and with the ratable participation of all of the Lenders (i.e., in accordance with their respective Commitment Proportions), and each Lender agrees to make the payments required by subsection
(b) above and agrees to be responsible for its pro rata share of all liabilities incurred by the Issuing Lender with respect to each Letter of Credit issued, established, opened or extended by the Issuing Lender pursuant to this Agreement for the account of the Company hereunder. Each Lender agrees with the Issuing Lender and the other Lenders that its obligation to make the payments required by subsection (b) above shall not be affected in any way by any circumstances (other than the gross negligence or willful misconduct of the Issuing Lender) occurring before or after the making of any payment by the Issuing Lender pursuant to any Letter of Credit, including, without limitation: (i) any modification or amendment of, or any consent, waiver, release or forbearance with respect to, any of the terms of this Agreement or any other instrument or document referred to herein; (ii) the existence of any Default or Event of Default; or (iii) any change of any kind whatsoever in the financial position or credit worthiness of the Company.

         (e) Replacement of the Issuing Lender. The Issuing Lender may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Lender. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 3.04 hereof. From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter, and (ii) references herein to the term "Issuing Lender" shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued prior to such replacement, but shall not be required to issue additional Letters of Credit.

         SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions, and relying upon the representations and warranties, set forth herein, the Swingline Lender agrees to make loans (individually a "Swingline Loan" and, collectively, the "Swingline Loans") to the Company from time to time during the Revolving Credit Facility A Commitment Period up to, but not exceeding, at any one time outstanding the Swingline Commitment; provided, however, that no Swingline Loan shall be made if, after giving effect to such Swingline Loan, the Aggregate Revolving Credit Facility A Outstandings would exceed the Total Revolving Credit Facility A Commitment in effect at such time or if the Aggregate Outstandings would exceed the Total Commitment; and provided further that no Swingline Loan shall be made without the consent of the Required Lenders during the occurrence and continuance of an Event of Default. The proceeds from

Swingline Loans may not be used to repay outstanding Revolving Credit Loans. During the Revolving Credit Facility A Commitment Period, the Company may from time to time borrow, repay and reborrow Swingline Loans on or after the date hereof and prior to the Revolving Credit Facility A Commitment Termination Date, subject to the terms, provisions and limitations set forth herein. The Swingline Loans shall be Base Rate Loans.

         (b) The Company shall give the Administrative Agent irrevocable written notice (or telephonic notice promptly confirmed in writing) not later than 2:00 p.m. New York, New York time on the date of each proposed Swingline Loan under this Section 2.04. Such notice shall be irrevocable and shall specify (i) the amount of the proposed borrowing, and (ii) the proposed Borrowing Date. Upon receipt of such notice from the Company, the Administrative Agent shall promptly notify the Swingline Lender thereof. Each borrowing of a Swingline Loan shall be in an amount not less than $100,000 or, if greater, whole multiples of $100,000 in excess thereof. The Swingline Lender shall make each Swingline Loan available to the Company by means of a credit to the operating account of the Company with the Swingline Lender (or, in the case of a Swingline Loan made to finance or reimburse a Letter of Credit drawing in accordance with Section 2.03(b) hereof, by remittance to the Issuing Bank) by 4:00 p.m. New York, New York time, on the requested date of such Swingline Loan.

         (c) The Company shall repay each Swingline Loan within ten (10) Business Days of the Borrowing Date of such Swingline Loan, provided that so long as no Event of Default has occurred and is continuing, the Company may repay Swingline Loans with the proceeds of a Revolving Credit Facility A Loan. If (i) the Borrower desires to repay such Swingline Loan with the proceeds of a Revolving Credit Facility A Loan or (ii) there shall be any outstanding Swingline Loans after the occurrence and continuance of an Event of Default, the Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York, New York time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Commitment Proportion of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Commitment Proportion of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire a participation in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 3.12 with respect to Loans made by such Lender, and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Company of any participation in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Company (or other party on behalf of the Company) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of a participation therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of a participation in a Swingline Loan pursuant to this paragraph (c) shall not relieve the Company of any default in the payment thereof.

         (d) The agreement of the Swingline Lender to make Swingline Loans pursuant to this Section 2.04 shall automatically terminate on the Revolving Credit Facility A Commitment Termination Date. Upon such termination, the Company shall immediately repay the Swingline Lender or the Administrative Agent, as applicable, in full the principal amount of the Swingline Loans then outstanding, together with all accrued interest thereon and all other amounts due and payable hereunder.

         (e) The Swingline Loans made by the Swingline Lender shall be evidenced by a promissory note of the Company (the "Swingline Note"), substantially in the form attached hereto as Exhibit C, appropriately completed, duly executed and delivered on behalf of the Company and payable to the order of the Swingline Lender in a principal amount equal to the Swingline Commitment. The Swingline Note shall (a) be dated the Closing Date, (b) be stated to mature on the Revolving Credit Facility A Commitment Termination Date, and (c) bear interest from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding as provided in Section 3.01 hereof. The Swingline Lender is authorized to record the date and amount of each Swingline Loan and the date and amount of each payment or prepayment of principal of each Swingline Loan in the Swingline Lender's records or on the grid schedule annexed to the Swingline Note; provided, however, that the failure of the Swingline Lender to set forth each such Swingline Loan, payment and other information shall not in any manner affect the obligation of the Company to repay each Swingline Loan made by the Swingline Lender in accordance with the terms of the Swingline Note and this Agreement. The Swingline Note, the grid schedule and the books and records of the Swingline Lender shall constitute presumptive evidence of the information so recorded absent demonstrable error.

         SECTION 2.05. Revolving Credit Facility B Loans - 364 Day Facility. (a) Subject to the terms and conditions, and relying upon the representations and warranties, set forth herein, each Lender severally agrees to make loans (individually a "Revolving Credit Facility B Loan" and, collectively, the "Revolving Credit Facility B Loans") to the Company from time to time during the Revolving Credit Facility B Commitment Period up to, but not exceeding, at any one time outstanding the amount of its Revolving Credit Facility B Commitment; provided, however, that no Revolving Credit Facility B Loan shall be made if, after giving effect to such Revolving Credit Facility B Loan, the Aggregate Revolving Credit Facility B Outstandings would exceed the Total Revolving Credit Facility B Commitment in effect at such time or if the Aggregate Outstandings would exceed to Total Commitment. During the Revolving Credit Facility B Commitment Period, the Company may from time to time borrow, repay and reborrow Revolving Credit Facility B Loans on or after the date hereof and prior to the Revolving Credit Facility B Commitment Termination Date, subject to the terms, provisions and limitations set forth herein. The Revolving Credit Facility Loans may be (i) Adjusted Libor Loans, (ii) Base Rate Loans or (iii) a combination thereof.

         (b) The Company shall give the Administrative Agent irrevocable written notice (or telephonic notice promptly confirmed in writing) not later than 11:00 a.m. New York, New York time, three Business Days prior to the date of each proposed Adjusted Libor Loan under this Section 2.05 or prior to 11:00 a.m. New York, New York time on the date of each proposed Base Rate Loan under this
Section 2.05. Such notice shall be irrevocable and shall specify (i) the amount and Type of the proposed borrowing, (ii) the initial Interest Period if an Adjusted Libor Loan, and (iii) the proposed Borrowing Date. Upon receipt of such notice from the Company, the Administrative Agent shall promptly notify each Lender thereof. Except for borrowings which utilize the full remaining amount of the Total Revolving Credit Facility B Commitment, each borrowing of a Base Rate Loan shall be in an amount not less than $1,000,000 or, if greater, whole multiples of $500,000 in excess thereof. Each borrowing of an Adjusted Libor Loan shall be in an amount not less than $1,000,000 or whole multiples of $500,000 in excess thereof. Funding of all Revolving Credit Facility B Loans shall be made in accordance with Section 3.12 of this Agreement.

         (c) The Company shall have the right, upon not less than three Business Days' prior written notice to the Administrative Agent, to terminate the Total Revolving Credit Facility B Commitment or from time to time to permanently reduce the amount of the Total Revolving Credit Facility B Commitment; provided, however, that no such termination or reduction shall be permitted if, after giving effect thereto and to any payments of the Revolving Credit Facility B Loans made on the effective date thereof, the Aggregate Revolving Credit Facility B Outstandings would exceed the Total Revolving Credit Facility B Commitment as then reduced; provided, further, that any such termination or reduction requiring prepayment of any Adjusted Libor Loan shall be made only on the last day of the Interest Period with respect thereto or on the date of payment in full of all amounts owing pursuant to Section 3.08 hereof as a result of such termination or reduction. The Administrative Agent shall promptly notify each Lender of each notice from the Company to terminate or permanently reduce the amount of the Total Revolving Credit Facility B Commitment pursuant to this
Section 2.01(c). Any such reduction shall be in the amount of $5,000,000 or whole multiples of $1,000,000 in excess thereof, and shall reduce permanently the amount of the Total Revolving Credit Facility B Commitment then in effect.

         (d) The several agreements of the Lenders to make Revolving Credit Facility B Loans pursuant to this Section 2.05 shall automatically terminate on the Revolving Credit Facility B Commitment Termination Date. Upon such termination, the Company shall immediately repay in full the principal amount of the Revolving Credit Facility B Loans then outstanding, together with all accrued interest thereon and all other amounts due and payable hereunder.

         SECTION 2.06. Revolving Credit Facility B Note. The Revolving Credit Facility B Loans made by each Lender shall be evidenced by a promissory note of the Company (individually a "Revolving Credit Facility B Note" and, collectively, the "Revolving Credit Facility B Notes"), substantially in the form attached hereto as Exhibit B, each appropriately completed, duly executed and delivered on behalf of the Company and payable to the order of such Lender in a principal amount equal to the Revolving Credit Facility B Commitment of such Lender. Each Revolving Credit Facility B Note shall (a) be dated the Closing Date, (b) be stated to mature on the Revolving Credit Facility B Commitment Termination Date, and (c) bear interest from the date thereof until paid in full on the unpaid principal amount thereof from time to time outstanding as provided in Section 3.01 hereof. Each Lender is authorized to record the date, Type and amount of each Revolving Credit Facility B Loan and the date and amount of each payment or prepayment of principal of each Revolving Credit Facility B Loan in such Lender's records or on the grid schedule annexed to the Revolving Credit Facility B Note; provided, however, that the failure of a Lender to set forth each such Revolving Credit Facility B Loan, payment and other information shall not in any manner affect the obligation of the Company to repay each Revolving Credit Facility B Loan made by such Lender in accordance with the terms of its Revolving Credit Facility B Note and this Agreement. The Revolving Credit Facility B Note, the grid schedule and the books and records of each Lender shall constitute presumptive evidence of the information so recorded absent demonstrable error.

         SECTION 2.07. Bid Borrowings. In addition to Revolving Credit Loans to be made available pursuant to Section 2.01 and 2.05, each Lender severally agrees that the Company may, as set forth in Section 2.08, from time to time request the Lenders prior to the Revolving Credit Facility A Termination Date to submit offers to make Bid Loans to the Company; provided, however, that the Lenders may, but shall have no obligation to, submit such offers and the Company may, but shall have no obligation to, accept any such offers; and provided, further, that at no time shall (a) the Aggregate Outstandings exceed the Total Commitment; or (b) unless the Administrative Agent shall otherwise consent, the number of Interest Periods for Bid Loans then outstanding plus the number of Interest Periods for Revolving Credit Loans then outstanding exceed eight (8).

         SECTION 2.08.     Procedure for Bid Borrowings.

                  (a) When the Company wishes to request the Lenders to submit offers to make Bid Loans hereunder, it shall transmit to the Administrative Agent by telephone call followed promptly by facsimile transmission a notice in substantially the form of Exhibit E (a "Competitive Bid Request") so as to be received no later than 10:00 a.m. (New York, New York time) one Business Day prior to the date of a proposed Bid Borrowing, specifying:

                           (i) the date of such Bid Borrowing, which shall be a Business Day;

                           (ii) the aggregate amount of such Bid Borrowing, which shall be a minimum amount of $5,000,000 or in integral multiples of $1,000,000 in excess thereof;

                           (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of "Interest Period" herein.

Subject to subsection 2.08(c), the Company may not request Competitive Bids for more than three Interest Periods in a single Competitive Bid Request and may not request Competitive Bids more than once in any period of five Business Days.

                  (b) Upon receipt of a Competitive Bid Request, the Administrative Agent will promptly send to the Lenders by facsimile transmission a notice in substantially the form of Exhibit F (an "Invitation for Competitive Bids"), which shall constitute an invitation by the Company to each Lender to submit Competitive Bids offering to make the Bid Loans to which such Competitive Bid Request relates in accordance with this Section 2.08.

                  (c) (i) Each Lender may at its discretion submit a Competitive Bid containing an offer or offers to make Bid Loans in response to any Invitation for Competitive Bids. Each Competitive Bid must comply with the requirements of this subsection 2.08(c) and must be submitted to the Administrative Agent by facsimile transmission at the Administrative Agent's office for notices set forth on the signature pages hereto not later than 9:30 a.m.(New York, New York time) on the proposed date of borrowing; provided that Competitive Bids submitted by the Administrative Agent (or any Affiliate of the Administrative Agent) in the capacity of a Lender may be submitted, and may only be submitted, if the Administrative Agent or such Affiliate notifies the Company of the terms of the offer or offers contained therein not later than 9:15 a. m. (New York, New York time) on the proposed date of borrowing.

                           (ii)     Each Competitive Bid shall be in
         substantially the form of Exhibit G,  specifying therein:

                                    (A) the proposed date of borrowing;

                                    (B) the principal amount of each Bid Loan
                  for which such Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Commitment of the quoting Lender, (y) must be $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested;

                                    (C) the rate of interest per annum expressed
                  in multiples of 1/1000th of one basis-point (the "Fixed Rate") offered for each such Bid Loan; and

                                    (D) the identity of the quoting Lender.

A Competitive Bid may contain up to three separate offers by the quoting Lender with respect to each Interest Period specified in the related Invitation for Competitive Bids.

                           (iii) Any Competitive Bid shall be disregarded if it:

                                    (A) does not specify all of the information
                  required by subsection (c)(ii) of this Section;

                                    (B) contains qualifying, conditional or
                  similar language;

                                    (C) proposes terms other than or in addition
                  to those set forth in the applicable Invitation for Competitive Bids; or

                                    (D) arrives after the time set forth in
                  subsection (c)(i).

                  (d) Promptly on receipt and not later than 10:00 a.m. (New York, New York time) on the proposed date of borrowing, the Administrative Agent will notify the Company of the terms (i) of any Competitive Bid submitted by a Lender that is in accordance with subsection 2.08(c), and (ii) of any Competitive Bid that amends, modifies or is otherwise inconsistent with a previous Competitive Bid submitted by such Lender with respect to the same Competitive Bid Request. Any such subsequent Competitive Bid shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid is submitted solely to correct a manifest error in such former Competitive Bid and only if received within the times set forth in subsection 2.08(c). The Administrative Agent's notice to the Company shall specify (1) the aggregate principal amount of Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Request; and (2) the respective principal amounts and Fixed Rates so offered. Subject only to the provisions of Sections 5.01 and 5.02 and the provisions of this subsection (d), any Competitive Bid shall be irrevocable except with the written consent of the Administrative Agent given on the written instructions of the Company.

                  (e) Not later than 10:30 a.m. (New York, New York time) on the proposed date of borrowing, the Company shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection 2.08(d). The Company shall be under no obligation to accept any offer and may choose to reject all offers. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that is accepted. The Company may accept any Competitive Bid in whole or in part; provided that:

                           (i) the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Request;

                           (ii) the principal amount of each Bid Borrowing must be $5,000,000 or in any integral multiple of $1,000,000 in excess thereof;

                           (iii) acceptance of offers may only be made on the basis of ascending Fixed Rates within each Interest Period; and

                           (iv) the Company may not accept any offer that is described in subsection 2.08(c)(iii) or that otherwise fails to comply with the requirements of this Agreement.

                  (f) If offers are made by two or more Lenders with the same Fixed Rates for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Lenders as nearly as possible (in such integral multiples, not less than $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determination by the Administrative Agent of the amounts of Bid Loans shall be conclusive in the absence of manifest error.

                  (g) (i) The Administrative Agent will promptly notify each Lender having submitted a Competitive Bid if its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the date of the Bid Borrowing.

                      (ii) Each Lender which has received notice pursuant to subsection 2.08(g)(i) that its Competitive Bid has been accepted shall make the amounts of such Bid Loans available to the Administrative Agent for the account of the Company at the Administrative Agent's Payment Office, by 1:00 p.m. (New York, New York time) on such date of Bid Borrowing, in funds immediately available to the Administrative Agent for the account of the Company at the Administrative Agent's Payment Office.

                      (iii) Promptly following each Bid Borrowing, the Administrative Agent shall notify each Lender of the ranges of bids submitted and the highest and lowest Bids accepted for each Interest Period requested by the Company and the aggregate amount borrowed pursuant to such Bid Borrowing.

                      (iv) From time to time, the Company and the Lenders shall furnish such information to the Administrative Agent as the Administrative Agent may request relating to the making of Bid Loans, including the amounts, interest rates, dates of borrowings and maturities thereof, for purposes of the allocation of amounts received from the Company for payment of all amounts owing hereunder.

                  (h) If, on or prior to the proposed date of Borrowing, the Commitments have not been terminated and if, on such proposed date of Borrowing all applicable conditions to funding referenced in Sections 5.01 and 5.02 are satisfied, the Lenders whose offers the Company has accepted will fund each Bid Loan so accepted. Nothing in this Section 2.08 shall be construed as a right of first offer in favor of the Lenders or to otherwise limit the ability of the Company to request and accept credit facilities from any Person (including any of the Lenders), provided that no Default or Event of Default would otherwise arise or exist as a result of the Company executing, delivering or performing under such credit facilities.


                                   ARTICLE III
                PROVISIONS RELATING TO ALL EXTENSIONS OF CREDIT;
                                FEES AND PAYMENTS

         SECTION 3.01.     Interest Rate; Continuation and Conversion of Loans.

                  (a) Each Base Rate Loan shall bear interest for the period from the date thereof on the unpaid principal amount thereof at a fluctuating rate per annum equal to the Base Rate plus the applicable Interest Rate Margin.

                  (b) Each Adjusted Libor Loan shall bear interest for the Interest Period applicable thereto on the unpaid principal amount thereof at a rate per annum equal to the Reserve Adjusted Libor determined for each Interest Period thereof in accordance with the terms hereof plus the applicable Interest Rate Margin.

                  (c) Upon the occurrence and during the continuance of an Event of Default the outstanding principal amount of the Loans shall, at the option of the Required Lenders, bear interest payable on demand at a rate of interest 2% per annum in excess of the interest rate otherwise then in effect.

                  (d) The Company may elect from time to time to convert outstanding Revolving Credit Loans from Adjusted Libor Loans to Base Rate Loans by giving the Administrative Agent at least three Business Days' prior irrevocable written notice of such election, provided that any such conversion of Adjusted Libor Loans shall only be made on the last day of an Interest Period with respect thereto or upon the date of payment in full of any amounts owing pursuant to Section 3.08 hereof as a result of such conversion. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof. The Company may elect from time to time to convert outstanding Revolving Credit Loans from Base Rate Loans to Adjusted Libor Loans by giving the Administrative Agent irrevocable written notice of such election not later than 11:00 a.m. New York, New York time, three Business Days prior to the date of the proposed conversion. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Base Rate Loans (other than Swingline Loans) may be converted as provided herein, provided that each conversion shall be in the principal amount of $1,000,000 or whole multiples of $500,000 in excess thereof, and further provided that no Default or Event of Default shall have occurred and be continuing. Any conversion to or from Adjusted Libor Loans hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Adjusted Libor Loans having the same Interest Period shall not be less than $1,000,000.

                  (e) Any Adjusted Libor Loan in a minimum principal amount of $1,000,000 may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Company with the notice provisions contained in the definition of Interest Period; provided, that no Adjusted Libor Loan may be continued as such when any Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the Interest Period in effect when the Administrative Agent is notified, or otherwise has actual knowledge, of such Event of Default.

                  (f) If the Company shall fail to select the duration of any Interest Period for any Adjusted Libor Loan in accordance with the definition of "Interest Period" set forth in Section 1.01 hereof, the Company shall be deemed to have selected an Interest Period of one month.

                  (g) No Revolving Credit Loan may be converted to or continued as an Adjusted Libor Loan with an Interest Period that extends beyond (i) the Revolving Credit Facility A Commitment Termination Date, with respect to Revolving Credit Facility A Loans, or (ii) the Revolving Credit Facility B Commitment Termination Date, with respect to Revolving Credit Facility B Loans.

                  (h) Anything in this Agreement or in any Note to the contrary notwithstanding, the obligation of the Company to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be paid to a Lender to the extent that the charging or receipt thereof would not be permissible under the law or laws applicable to such Lender limiting the rates of interest that may be charged or collected by such Lender. In each such event payments of interest required to be paid to such Lender shall be calculated at the highest rate permitted by applicable law until such time as the rates of interest required hereunder may lawfully be charged and collected by such Lender. If the provisions of this Agreement or any Note would at any time otherwise require payment by the Company to any Lender of any amount of interest in excess of the maximum amount then permitted by applicable law, the interest payments to such Lender shall be reduced to the extent necessary so that such Lender shall not receive interest in excess of such maximum amount.

                  (i) Interest on each Loan shall be payable in arrears on each Interest Payment Date and shall be calculated on the basis of a year of 360 days and shall be payable for the actual days elapsed. Any rate of interest on the Loans or other Obligations which is computed on the basis of the Base Rate shall change when and as the Base Rate changes in accordance with the definition thereof. Each determination by the Administrative Agent of an interest rate or fee hereunder shall, absent demonstrable error, be conclusive and binding for all purposes.

         SECTION 3.02. Use of Proceeds. The proceeds of the Revolving Credit Loans shall be used (a) to pay the Existing Indebtedness and (b) for general working capital and other corporate purposes. The Swingline Loans shall be used by the Company for general working capital and other corporate purposes.

         SECTION 3.03. Prepayments. (a) Voluntary. The Company may, at any time and from time to time, prepay the then outstanding Loans, in whole or in part, without premium or penalty, except as provided in Section 3.08 hereof, upon written notice to the Administrative Agent (or telephonic notice promptly confirmed in writing) not later than 11:00 a.m. New York, New York time, three Business Days before the date of prepayment with respect to prepayments of Adjusted Libor Loans, or 11:00 a.m. New York, New York time one Business Day before the date of prepayment with respect to Base Rate Loans. Each notice shall be irrevocable and shall specify the date and amount of prepayment and whether such prepayment is of Adjusted Libor Loans or Base Rate Loans or a combination thereof, and if a combination thereof, the amount of prepayment allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof. If such notice is given, the Company shall make such prepayment, and the amount specified in such notice shall be due and payable, on the date specified therein. Each partial prepayment pursuant to this Section
3.03 hereof shall be in a principal amount of (i) $1,000,000 or whole multiples of $500,000 in excess thereof with respect to Adjusted Libor Loans and (ii) $1,000,000 or whole multiples of $500,000 in excess thereof with respect to Base Rate Loans.

                  (b) Mandatory. To the extent that (i) the Aggregate Revolving Credit Facility A Outstandings exceeds the Total Revolving Credit Facility A Commitment or (ii) the Aggregate Revolving Credit B Outstandings exceeds the Total Revolving Credit Facility B Commitment or (iii) the Aggregate Outstandings exceeds the Total Commitment, then the Company shall immediately prepay the

Revolving Credit Loans to the extent necessary to cause compliance with each of the foregoing. To the extent that such prepayments are insufficient to cause such compliance, the Company shall pledge to the Administrative Agent for the ratable benefit of the Lenders' Cash Collateral in an amount equal to the amount of such short-fall, which Cash Collateral shall secure the reimbursement obligations of the Issuing Lender with respect to Letters of Credit. All such prepayments shall be applied, first, to Base Rate Loans outstanding and second, to Adjusted Libor Loans outstanding, in such order as the Administrative Agent shall determine in its sole and absolute discretion.

                  All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

         SECTION 3.04. Fees. (a) The Company agrees to pay to the Administrative Agent for the account of, and pro rata distribution to, each Lender a facility fee equal to sum of (i) the Total Revolving Credit Facility A Commitment multiplied by the applicable rate set forth under the heading Facility Fee for Revolving Credit Facility A set forth in the definition of the term "Facility Fee" and (ii) the Total Revolving Credit Facility B Commitment multiplied by the applicable rate set forth under the heading Facility Fee for Revolving Credit Facility B set forth in the definition of the term "Facility Fee", in each case, based upon a year of 360 days. Such fees shall be payable in arrears on the last day of March, June, September, and December of each year commencing September 30, 2000, on the Revolving Credit Facility A Commitment Termination Date, in the case of Revolving Credit Facility A, and on the Revolving Credit Facility B Commitment Termination Date, in the case of Revolving Credit Facility B, and on each date either Revolving Credit Commitment is permanently reduced in whole or in part.

                  (b) The Company shall pay to the Administrative Agent for the account of, and pro rata distribution to, the Lenders, a commission with respect to the Lenders' participation in Letters of Credit equal to the LC Fee multiplied by the face amount of each Letter of Credit issued hereunder. Such fees with respect to Letters of Credit shall be payable in arrears on the last Business Day of each month; provided that all such fees shall be payable on demand. Notwithstanding any other provision in this Agreement, upon the occurrence and during the continuance of an Event of Default, the LC Fee shall be increased by two percentage points (2%) per annum.

                  (c) In addition, the Company shall pay to the Issuing Lender for its own account, upon issuance of any Letter of Credit hereunder, a fronting fee equal to 0.125% of the face amount of each Letter of Credit issued hereunder, together with the customary fees charged by the Issuing Lender with respect to the processing and administration of Letters of Credit (including, without limitation, amendments to Letters of Credit).

                  (d) In addition, the Company agrees to pay to the Administrative Agent for the Administrative Agent's own account, such agency, arrangement and other fees as agreed to between the Administrative Agent and the Company.

         SECTION 3.05. Inability to Determine Interest Rate. In the event that the Administrative Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Company, absent demonstrable error) that, by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the Reserve Adjusted Libor applicable pursuant to Section 3.01(b) hereof for any requested Interest Period with respect to (a) the making of an Adjusted Libor Loan, (b) an Adjusted Libor Loan that will result from the requested conversion of a Base Rate Loan into an Adjusted Libor Loan, or (c) the continuation of an Adjusted Libor Loan beyond the expiration of the then current Interest Period with respect thereto, the Administrative Agent shall forthwith give notice by telephone of such determination, promptly confirmed in writing, to the Company and each Lender of such determination. Until the Administrative Agent notifies the Company that the circumstances giving rise to the suspension described herein no longer exist, the Company shall not have the right to request or continue an Adjusted Libor Loan or to convert a Base Rate Loan to an Adjusted Libor Loan.

         SECTION 3.06. Illegality. Notwithstanding any other provisions herein, if any introduction of or change in any law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Adjusted Libor Loans as contemplated by this Agreement, such Lender shall forthwith give notice by telephone of such circumstances, promptly confirmed in writing, to the Administrative Agent, which notice the Administrative Agent shall promptly transmit to the Company and the other Lenders and (a) the commitment of such Lender to make and to allow conversion to or continuations of Adjusted Libor Loans shall forthwith be cancelled for the duration of such illegality and (b) the Revolving Credit Loans then outstanding as Adjusted Libor Loans, if any, shall be converted automatically to Base Rate Loans on the next succeeding last day of each Interest Period applicable to such Adjusted Libor Loans or within such earlier period as may be required by law. The Company shall pay to such Lender, upon demand, any additional amounts required to be paid pursuant to Section 3.08 hereof.


         SECTION 3.07. Increased Costs. (a) In the event that any introduction of or change in, after the date hereof, any applicable law, regulation, treaty, order, directive or in the interpretation or application thereof (including, without limitation, any request, guideline or policy, whether or not having the force of law, of or from any central bank or other governmental authority, agency or instrumentality and including, without limitation, Regulation D), by any authority charged with the administration or interpretation thereof shall occur, which:

                           (i) shall subject any Lender or the Issuing Lender to
                  any tax of any kind whatsoever with respect to this Agreement, any Note, any Loan or any Letter of Credit or change the basis of taxation of payments to such Lender or the Issuing Lender of principal, interest, fees or any other amount payable hereunder (other than any tax that is measured with respect to the overall net income of such Lender or the Issuing Lender or Lending Office of such Lender or the Issuing Lender and that is imposed by the United States of America, or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Lender's Lending Office or the Issuing Lender's lending office is located, or by any jurisdiction in which such Lender is organized, has its principal office or is managed and controlled); or


                           (ii) shall impose, modify or hold applicable any
                  reserve, special deposit, compulsory loan or similar requirement (whether or not having the force of law) against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of any Lender or the Issuing Lender; or

                           (iii) shall impose on any Lender or the Issuing
                  Lender any other condition, or change therein;

and the result of any of the foregoing is to increase the cost to such Lender or the Issuing Lender of making, renewing or maintaining or participating in advances or extensions of credit hereunder or to reduce any amount receivable hereunder, in each case by an amount which such Lender or the Issuing Lender deems reasonably material, then, in any such case, subject to the provisions of
Section 3.10 hereof, the Company shall pay such Lender or the Issuing Lender, upon written demand, such additional amount or amounts as such Lender or the Issuing Lender shall have determined in good faith will compensate such Lender for such increased costs or reduction.

                  (b) If any Lender or the Issuing Lender shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or the Issuing Lender (or any lending office of any Lender or the Issuing Lender which funds Loans hereunder) or any Lender's or the Issuing Lender's holding company, with any request or directive regarding capital adequacy (whether or not having the force of the law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or the Issuing Lender's capital or on the capital of such Lender's or the Issuing Lender's holding company as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or the Issuing Lender's policies and the policies of such Lender's or the Issuing Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Lender to be material, then from time to time, the Company shall pay to such Lender or the Issuing Lender the additional amount or amounts as such Lender or the Issuing Lender shall have determined will compensate such Lender or such Lender's or the Issuing Lender's holding company for such reduction. Such Lender's or the Issuing Lender's determination of such amounts shall be conclusive and binding on the Company absent demonstrable error.

                  (c) A certificate of a Lender setting forth the amount or amounts payable pursuant to Sections 3.07(a) and 3.07(b) hereof shall be conclusive absent demonstrable error. The Company shall pay such Lender or the Issuing Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) In the event any Lender or the Issuing Lender shall be entitled to compensation pursuant to Section 3.07(a) or Section 3.07(b) hereof, it shall promptly notify the Administrative Agent and the Company of the event by reason of which it has become so entitled; provided, however, no failure on the part of any Lender or the Issuing Lender to demand compensation under clause
(a) or clause (b) above on one occasion shall constitute a waiver of its right to demand compensation on any other occasion.

         SECTION 3.08. Indemnity. The Company agrees to indemnify each Lender and to hold each Lender harmless from any loss, cost or expense which such Lender may sustain or incur, including, without limitation, interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain Adjusted Libor Loans or Bid Loans hereunder, as a consequence of (a) default by the Company in payment of the principal amount of or interest on any Adjusted Libor Loan or Bid Loan, (b) default by the Company to accept or make a borrowing of an Adjusted Libor Loan or a Bid Loan or a conversion into or continuation of an Adjusted Libor Loan after the Company has requested such borrowing, conversion or continuation, (c) default by the Company in making any prepayment of any Adjusted Libor Loan or Bid Loan after the Company gives a notice in accordance with Section 3.03 hereof and/or (d) the making of any payment or prepayment (whether mandatory or optional) of an Adjusted Libor Loan or Bid Loan or the making of any conversion of an Adjusted Libor Loan to a Base Rate Loan on a day which is not the last day of the applicable Interest Period with respect thereto. A certificate of a Lender setting forth such amounts shall be conclusive absent demonstrable error. The Company shall pay such Lender the amount shown as due on any certificate within ten days after receipt thereof.

         SECTION 3.09. Mitigation, Obligations; Replacement of Lenders. (a) Each Lender agrees to use reasonable efforts to designate an alternate Lending Office with respect to any Type of Loan or Note affected by the events or circumstances described in Section 3.05, Section 3.06, Section 3.07 or Section 3.10 hereof to avoid or minimize the Company's liability thereunder; provided, however, that such efforts shall not cause the imposition on such Lender of any additional cost or legal, regulatory or administrative burdens deemed by such Lender, in its sole discretion, to be material.

                (b) If any Lender is affected by the events or circumstances described in Sections 3.05, 3.06, 3.07 or 3.10 and requests additional compensation pursuant to the terms of this Agreement, or if any Lender defaults in its obligation to fund Loans hereunder, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (and in accordance with the restrictions set forth in Section 10.05 hereof), all its interests, rights, and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if such Lender accepts such assignment); provided, that (i) the Company shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Bank and the Swingline Lender), which consent shall not be unreasonably withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal amount of its Loans and participation in Swingline Loans, accrued interest thereon, accrued fees and other amounts payable to it hereunder from the assignee (to the extent of the outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation pursuant to Sections 3.05, 3.06 or 3.07 hereof or payments required to be made pursuant to Section 3.10, such assignment will result in a reduction of such compensation or payments. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegations cease to apply.

         SECTION 3.10. Taxes. (a) Except as set forth in clause (d) below or as required by law, all payments made by the Company under this Agreement shall be made free and clear of, and without reduction for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) income and franchise taxes (imposed in lieu of income taxes) imposed on the Administrative Agent, the Issuing Lender or a Lender as a result of a present, former or future connection between the jurisdiction of the government or the taxing authority imposing such tax and the Administrative Agent, Issuing Lender or Lender or the lending office of the Administrative Agent, Issuing Lender or Lender (excluding a connection arising solely from the Administrative Agent, Issuing Lender or Lender having executed this Agreement, the Notes or the Loan Documents) or any political subdivision or taxing authority thereof or therein, and (ii) taxes (including withholding taxes) imposed by reason of the failure of the Administrative Agent, Issuing Lender or Lender, if organized outside of the United States, to comply with
Section 3.10(c) hereof (or the inaccuracy at any time of the certificates, documents or other evidence delivered thereunder) (such non-excluded taxes being called "Non-Excluded Taxes"). If any Non-Excluded Taxes are required to be withheld from any amounts payable to the Administrative Agent, the Issuing Lender or any Lender hereunder, or under the Notes, the amount so payable to the Administrative Agent, the Issuing Lender or such Lender shall be increased to the extent necessary to yield to the Administrative Agent, the Issuing Lender or such Lender (after payment of all Non-Excluded Taxes and free and clear of all liability in respect of such Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes provided, however, that the Company shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of Section 3.09, (ii) that are United States withholding taxes imposed (or branch profits taxes imposed in lieu thereof) on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this Section 3.07(a), or (iii) that are imposed as a result of any event occurring after the Lender becomes a Lender other than a change in law or regulation or the introduction of any law or regulation or a change in interpretation or administration of any law. Whenever any Non-Excluded Taxes are payable by the Company, as promptly as possible thereafter, the Company shall send to the Administrative Agent for its own account or for the account of the Issuing Lender or such Lender, as the case may be, a certified copy of an original official receipt showing payment thereof. If the Company fails to pay Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Company shall indemnify the Administrative Agent, the Issuing Lender and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent, the Issuing Lender or such Lender as a result of any such failure together with any expenses payable by the Administrative Agent, the Issuing Lender or such Lender in connection therewith; provided that the Administrative Agent, Issuing Lender or Lender has provided the Company with notice thereof as required by Section 10.01, accompanied by a demand for payment.

                  (b) If a Lender or the Administrative Agent becomes aware that it is entitled to claim a refund from a governmental authority in respect of any Non-Excluded Taxes as to which it has been indemnified by the Company or with respect to which the Company has paid additional amounts pursuant to this
Section 3.10, it promptly shall notify the Company in writing of the availability of such refund claim and shall make a timely claim to such taxation authority for such refund at the Company's expense. If a Lender or the Administrative Agent receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) or a permanent net tax benefit in respect of any Non-Excluded Taxes as to which it has been indemnified by the Company or with respect to which the Company has paid additional amounts pursuant to this Section 3.10, it shall within 30 days from the date of such receipt pay over the amount of such refund or permanent net tax benefit to the Company, net of all reasonable out-of-pocket expenses of such Lender or the Administrative Agent and without interest (other than interest paid by the relevant taxation authority with respect to such refund); provided that the Company, upon the request of such Lender or the Administrative Agent, agrees to repay the amount paid over to the Company (plus penalties, interest or other reasonable charges) to such Lender or the Administrative Agent in the event such Lender or the Administrative Agent is required to repay such refund to such taxation authority or loses such net tax benefit.

                  (c) On or before the date on which it becomes a party to this Agreement, each Lender that is not organized under the laws of the United States or a state thereof agrees that it will deliver to the Company and the Administrative Agent (i) two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, an Internal Revenue Service Form W-8BEN or successor applicable form, and a statement in the form of Exhibit J hereto. Each Lender which delivers to the Company and the Administrative Agent a Form W-8BEN or W-8ECI pursuant to the preceding sentence further undertakes to deliver to the Administrative Agent two further copies of the said statement and Form W-8BEN or W-8ECI, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such statement or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent statement or form previously delivered by it to the Administrative Agent, and such extensions or renewals thereof as may be requested by the Administrative Agent, certifying in the case of a Form W-8BEN or W-8ECI that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each Lender shall promptly notify the Company and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered above-mentioned form or statement (or successor thereto) to the Company and the Administrative Agent.

                  (d) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in subsection 3.10(c) above (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under subsection 3.10(c) above), such Lender shall not be entitled to indemnification under Section 3.10 with respect to Non-Excluded Taxes imposed by reason of such failure; provided, however, that should a Lender become subject to Non-Excluded Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps as the Lender reasonably shall request to assist the Lender in recovering such Non-Excluded Taxes.

         SECTION 3.11. Pro Rata Treatment and Payments. (a) Each borrowing by the Company from the Lenders, each conversion of a Revolving Credit Loan pursuant to Section 3.01(d) hereof or continuation of a Revolving Credit Loan pursuant to Section 3.01(e) hereof, each payment by the Company on account of any fee (other than with respect to fees which are expressly payable to the Administrative Agent or the Issuing Lender for its own account), reimbursements by the Company to the Issuing Lender with respect to drawings under Letters of Credit pursuant to Section 2.03 hereof, and any reduction of the Commitments of the Lenders hereunder shall be made pro rata according to the respective relevant Commitment Proportions of the Lenders. Each payment (including each prepayment) by the Company on account of principal of and interest on each Loan shall be made pro rata according to the respective outstanding principal amounts of such Loans held by each Lender. Except as otherwise provided in Section 2.04, all payments by the Company on account of principal of and interest on any Swingline Loan shall be made to the Swingline Lender at its office specified on its signature page hereof in Dollars in immediately available funds. All payments (including prepayments) to be made by the Company on account of principal or interest on any Bid Loan shall be made to the Administrative Agent for the amount of the applicable Bid Loan Lender in Dollars in immediately available funds. All payments (including prepayments) to be made by the Company on account of principal, interest, fees and reimbursement obligations shall be made without set-off or counterclaim and, with respect to payments of the Loans shall be made to the Administrative Agent, for the account of the Lenders (except as specified above), at the Payment Office of the Administrative Agent in Dollars in immediately available funds. The Administrative Agent shall distribute such payments with respect to Loans to the Lenders promptly upon receipt in like funds by wire transfer of each Lender's portion of such payment to such Lender for the account of its Lending Office. The Administrative Agent may, in its sole discretion, directly charge principal and interest payments due in respect of the Loans to the Company's accounts at the Payment Office or other office of the Administrative Agent. The Issuing Lender may, in its sole discretion, directly charge reimbursement obligations with respect to Letters of Credit to the Company's accounts at any office of the Issuing Lender. Except as otherwise provided in the definition of "Interest Period", if any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

         SECTION 3.12. Funding and Disbursement of Loans. (a) Each Lender shall make each Revolving Credit Loan to be made by it hereunder available to the Administrative Agent at the Payment Office for the account of such office and the Administrative Agent by 1:00 p.m. New York, New York time on the Borrowing Date in Dollars in immediately available funds. Each Bid Loan Lender shall make

Bid Loans available to the Administrative Agent as provided in Section 2.07(g). Unless any applicable condition specified in Article V has not been satisfied, the amount so received by the Administrative Agent will be made available to the Company at the Payment Office by crediting the account of the Company with such amount and in like funds as received by the Administrative Agent; provided, however, that if the proceeds of any Revolving Credit Loan or Swingline Loan or any portion thereof are to be used to prepay outstanding Revolving Credit Loans, Swingline Loans or Letter of Credit obligations, then the Administrative Agent shall apply such proceeds for such purpose to the extent necessary and credit the balance, if any, to the Company's account.

         (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a proposed Borrowing Date that such Lender will not make the amount which would constitute its Commitment Proportion of the borrowing on such Borrowing Date available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Borrowing Date, and the Administrative Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. If such amount is not made available to the Administrative Agent until a date after such Borrowing Date, such Lender shall pay to the Administrative Agent on demand interest on such Lender's Commitment Proportion of such borrowing at a rate equal to the greater of (i) the daily average Federal Funds Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation during such period, from and including such Borrowing Date to the date on which such Lender's Commitment Proportion of such borrowing shall have become immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts due pursuant to this Section 3.12(b) shall be conclusive absent demonstrable error. Nothing herein shall be deemed to relieve any Lender from its obligations to fulfill its commitment hereunder or to prejudice any right which the Company may have against any Lender as a result of any default by such Lender hereunder.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders to enter into this Agreement and to make the Loans herein provided for, the Company represents and warrants to the Administrative Agent and each Lender that:

         SECTION 4.01. Organization, Powers. The Company and each Guarantor (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (b) has the corporate power and authority to own its properties and to carry on its business as being conducted,
(c) is duly qualified to do business in every jurisdiction wherein the conduct of its business or the ownership of its properties are such as to require such qualification except those jurisdictions in which the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (d) has the corporate power to execute, deliver and perform each of the Loan Documents to which it is a party, including, without limitation, the power to obtain extensions of credit hereunder and to execute and deliver the Notes. Each other Subsidiary of the Company (a) is a corporation, limited liability company, partnership or other legal entity (as indicated on Schedule 4.11 hereto) duly organized or formed, as applicable, validly existing and, to the extent relevant under applicable law, in good standing under the laws of the jurisdiction of its formation, (b) has the corporate, limited partnership, limited liability company or other legal power and authority to own or lease its properties and to carry on its business as being conducted on the Closing Date and, (c) is duly qualified to do business in every jurisdiction wherein the conduct of its business or the ownership of its properties are such as to require such qualification except in those jurisdictions where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

         SECTION 4.02. Authorization of Borrowing, Enforceable Obligations. The execution, delivery and performance by the Company of this Agreement, and the other Loan Documents to which it is a party, the borrowings and the other extensions of credit to the Company hereunder, and the execution, delivery and performance by each Guarantor of the Loan Documents to which such Guarantor is a party, (a) have been duly authorized by all requisite corporate, limited partnership or limited liability company action, (b) will not violate or require any consent (other than consents as have been made or obtained and which are in full force and effect) under (i) any provision of law applicable to the Company or any Guarantor, any applicable rule or regulation of any Governmental Authority, or the Certificate of Incorporation or By-laws of the Company or the Certificate of Incorporation, By-Laws, or other organizational documents, as applicable, of any Guarantor or (ii) any order of any court or other Governmental Authority binding on the Company or any Guarantor or any indenture, agreement or other instrument to which the Company or any Guarantor is a party, or by which the Company or any Guarantor or any of its property is bound and (c) will not be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, agreement or other instrument, which conflict, breach or default could reasonably be expected to have a Material Adverse Effect or result in the creation or imposition of any Lien, of any nature whatsoever, upon any of the property or assets of the Company or any Guarantor of the Company other than as contemplated by this Agreement or the other Loan Documents. This Agreement and each other Loan Document to which the Company or any Guarantor is a party constitutes a legal, valid and binding obligation of the Company and each such Guarantor, as the case may be, enforceable against the Company and each such Guarantor, as the case may be, in accordance with its terms except to the extent that enforcement may be limited by applicable bankruptcy, reorganization, moratorium, insolvency and similar laws affecting creditors' rights generally or by equitable principles of general application, regardless of whether considered in a proceeding in equity or at law. Notwithstanding anything to the contrary, this Section 4.02 shall not be deemed to restrict the ability of the Company and its Subsidiaries to create or permit to exist Permitted Liens.

         SECTION 4.03. Financial Condition. (a) The Company has heretofore furnished to each Lender (i) the audited consolidated balance sheet of the Company and its Subsidiaries and the related consolidated statements of earnings, shareholders' equity and cash flows, audited by KPMG Peat Marwick, LLP, independent certified public accountants, as of and for the fiscal year ended July 31, 1999 and (ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of April 29, 2000 and the related consolidated statements of earnings of the Company and its Subsidiaries for the three and nine month periods ended April 29, 2000 and cash flows for the nine month period ended April 29, 2000. Such financial statements were prepared in conformity with Generally Accepted Accounting Principles, applied on a consistent basis, and fairly present the consolidated financial condition and consolidated results of operations of the Company and its Subsidiaries as of the date of such financial statements and for the periods to which they relate and since April 29, 2000, no Material Adverse Effect has occurred. Other than obligations and liabilities arising in the ordinary course of business since April 29, 2000, there are no obligations or liabilities contingent or otherwise, of the Company or any of its Subsidiaries which are not reflected or disclosed on such unaudited statements other than obligations of the Company and its Subsidiaries.

                  (b) The Company and each of the Guarantors is Solvent.

         SECTION 4.04. Taxes. The Company and each Subsidiary of the Company has filed or has caused to be filed all tax returns (foreign, federal, state and local) required to be filed (including, without limitation, with respect to payroll and sales taxes) and the Company and each Subsidiary of the Company has paid all taxes (including, without limitation, all payroll and sales taxes), assessments and governmental charges and levies shown thereon to be due, including interest and penalties except (a) where the failure to file such tax returns or pay such taxes, charges or levies could not reasonably be expected to have a Material Adverse Effect and (b) taxes, assessments and governmental charges and levies being contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with Generally Accepted Accounting Principles consistently applied shall have been provided on the books of the Company and its Subsidiaries.

         SECTION 4.05. Title to Properties. The Company and each Subsidiary of the Company has good title to its respective properties and assets reflected on the financial statements referred to in Section 4.03 hereof, except for such properties and assets as have been disposed of since the date of such financial statements as no longer used or useful in the conduct of their respective businesses or as have been disposed of in the ordinary course of business including the sale of stores, and all such properties and assets are free and clear of all Liens other than Permitted Liens.

         SECTION 4.06. Litigation. (a) There are no actions, suits or proceedings (whether or not purportedly on behalf of the Company or any Subsidiary of the Company) pending or, to the knowledge of the Company, threatened against or affecting the Company or any such Subsidiary at law or in equity or before or by any Governmental Authority, which involve any of the transactions contemplated herein or which could reasonably be expected to result in a Material Adverse Effect; and (b) neither the Company nor any Subsidiary of the Company is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any Governmental Authority which could reasonably be expected to result in a Material Adverse Effect.

         SECTION 4.07. Agreements. Neither the Company nor any Subsidiary is a party to any agreement, indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or regulation which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

         SECTION 4.08. Compliance with ERISA. Each Plan is in compliance in all material respects with ERISA; no Plan is insolvent or in reorganization (as defined in Section 4241 of ERISA), no Plan has an Unfunded Pension Liability, and no Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code; neither the Company nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 515 (as to a proceeding which was not dismissed within 30 days), 4062, 4063 or 4064 of ERISA or reasonably expects to incur any liability under any of the foregoing Sections on account of the prior termination of participation in or contributions to any such Plan; no proceedings have been instituted to terminate any Plan; to the best of its knowledge, no condition exists which could reasonably be expected to present a risk to the Company or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; and no lien imposed under the Code or ERISA on the assets of the Company or any of its ERISA Affiliates exists or to the knowledge of the Company is likely to arise on account of any Plan. The Company has no multi-employer plans.

         SECTION 4.09. Federal Reserve Regulations; Use of Proceeds. (a) Neither the Company nor any Subsidiary of the Company is engaged principally in the business of extending, maintaining or arranging credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States, as amended from time to time).

         (b) No part of the proceeds of any Loan and no other extension of credit hereunder will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or to carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund indebtedness originally incurred for such purposes, or (ii) for any purpose which violates or is inconsistent with the provisions of Regulation T, U, or X of the Board of Governors of the Federal Reserve System.

         (c) The proceeds of each Loan, and each other extension of credit hereunder shall be used solely for the purposes permitted under Section 3.02 hereof.

         SECTION 4.10. Approvals. No registration with or consent or approval of, or other action by, any Governmental Authority or any other Person is required in connection with the execution, delivery and performance of this Agreement by the Company or any Guarantor, or with the execution and delivery of other Loan Documents to which it is a party or, with respect to the Company, the borrowings and each other extension of credit hereunder other than registrations, consents and approvals received prior to the date hereof and disclosed to the Lenders and which are in full force and effect or such registrations, consents and approvals required pursuant to Section 5.01 hereof.

         SECTION 4.11. Subsidiaries and Affiliates. Attached hereto as Schedule
4.11 is a correct and complete list of each of the Company's Subsidiaries and Affiliates as of the Closing Date showing as to each (a) Subsidiary, its name, the jurisdiction of its incorporation, its shareholders or other owners of an interest in each Subsidiary and the number of outstanding shares or other ownership interest owned by each shareholder or other owner of an interest and
(b) Affiliate in which the Company or any of its Subsidiaries owns an interest, the number of shares or other ownership interests of such Affiliate owned directly or indirectly by the Company.

         SECTION 4.12. Hazardous Materials. Except as disclosed in Schedule 4.12 hereto, the Company and each Subsidiary are in compliance in all material respects with all applicable Environmental Laws and neither the Company nor any Subsidiary has used Hazardous Materials on, from, or affecting any property now owned or occupied or hereafter owned or occupied by the Company or any such Subsidiary in any manner which violates any applicable Environmental Law. To the best actual knowledge of any officer of the Company, no prior owner of any such property or any tenant, subtenant, prior tenant or prior subtenant have used Hazardous Materials on, from, or affecting such property in any manner which violates any applicable Environmental Law.

         SECTION 4.13. Investment Company Act. Neither the Company nor any Subsidiary of the Company is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 4.14. No Default. No Default or Event of Default has occurred and is continuing.

         SECTION 4.15. Credit Arrangements. Schedule 4.15 is a complete and correct list of all credit agreements, indentures, purchase agreements (other than purchase orders), guaranties, Capital Leases and other investments, agreements and arrangements in effect on the Closing Date providing for or relating to extensions of credit to the Company or any Subsidiaries of the Company, or any of them (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Company or any Subsidiaries of the Company, or any of them, are in any manner directly or contingently obligated to make aggregate payments of $1,000,000 or more; and the maximum principal or face amounts of the credit in question, outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

         SECTION 4.16. Permits and Licenses. The Company and each Subsidiary of the Company each has all permits, licenses, certifications, authorizations and approvals required for it lawfully to own and operate their respective businesses except those the failure of which to have could not reasonably be expected to have a Material Adverse Effect.

         SECTION 4.17. Compliance with Law. The Company and each Subsidiary of the Company are each in compliance, with all laws, rules, regulations, orders and decrees which are applicable to the Company or any such Subsidiary, or to any of their respective properties, which the failure to comply with could reasonably be expected to have a Material Adverse Effect.

         SECTION 4.18. Disclosure. Neither this Agreement, any other Loan Document, nor any other document, certificate or written statement furnished to the Administrative Agent, the Issuing Lender, or any Lender by or on behalf of the Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which they were made.

         SECTION 4.19. Labor Disputes and Acts of God. Neither the business nor the properties of the Company or any Subsidiary of the Company are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could reasonably be expected to have a Material Adverse Effect.

                                    ARTICLE V
                              CONDITIONS OF LENDING

         SECTION 5.01. Conditions to Initial Extension of Credit. The obligation of each Lender to make its initial Loan hereunder, and the obligation of the Issuing Lender to issue the initial Letter of Credit, are subject to the following conditions precedent:

         (a) Notes. On or prior to the Closing Date, the Administrative Agent shall have received (i) for the account of each Lender, a Revolving Credit Facility A Note and a Revolving Credit Facility B Note and (ii) for the account of the Swingline Lender, a Swingline Note, each duly executed by the Company.

         (b) Guaranties. On or prior to the Closing Date, the Administrative Agent shall have received, with a counterpart for each Lender, a Guaranty duly executed by each Guarantor.

         (c) Opinion of Counsel. On or prior to the Closing Date, the Administrative Agent shall have received a written opinion of Carter, Ledyard & Milburn substantially in the form of Exhibit I attached hereto.

         (d) Supporting Documents. On or prior to the Closing Date, the Administrative Agent shall have received, (i) a certificate of good standing for the Company and each Guarantor from the secretary of state of the states of their organizational jurisdiction dated as of a recent date; (ii) certified copies of the Certificate of Incorporation and By-laws or other organization documents, as applicable of the Company and each Guarantor; and (iii) a certificate of the Secretary or an Assistant Secretary of the Company and each Guarantor dated the Closing Date and certifying: (x) that neither the Certificates of Incorporation nor the By-laws of the Company nor of any Guarantor has been amended since the date of their certification (or if there has been any such amendment, attaching a certified copy thereof); (y) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Company and by the board of directors or other governing body or Persons of each Guarantor authorizing the execution, delivery and performance of each Loan Document to which it is a party and, with respect to the Company, the borrowings and other extensions of credit hereunder; and (z) the incumbency and specimen signature of each officer of the Company and of each officer or other authorized Person of each Guarantor executing each Loan Document to which the Company or any Guarantor is a party and any certificates or instruments furnished pursuant hereto or thereto, and a certification by another officer of the Company and each Guarantor as to the incumbency and signature of the Secretary or Assistant Secretary of the Company and each Guarantor.

         (e) Insurance. On or prior to the Closing Date, the Administrative Agent shall have received a certificate or certificates of insurance from an independent insurance broker or brokers or other evidence confirming the insurance required to be maintained by the Company and its Domestic Subsidiaries pursuant to Section 6.01 hereof.

         (f) Fees and Expenses. On or prior to the Closing Date, the Lenders shall have received all fees that may be payable to them pursuant to this Agreement and reimbursement of expenses in accordance with Section 10.03(b) hereof.

         (g) No Litigation. There shall exist no action, suit, investigation, litigation or proceeding affecting the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened before any court, governmental agency or arbiter that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         (h) Consents and Approvals. All governmental and third party consents and approvals necessary in connection with the transactions contemplated by this Agreement and the other Loan Documents shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Required Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Required Lenders that imposes materially adverse conditions upon the transactions contemplated hereby.

         (i) No Material Adverse Changes. There shall not have occurred any material adverse change in the business, operations, properties, prospects or condition (financial or otherwise) of the Company and its Subsidiaries or the Company and the Guarantors, taken as a whole, since April 29, 2000.

         (j) Existing Indebtedness. The Administrative Agent shall have received concurrently with the extension of the initial Loans described herein evidence that the Existing Indebtedness has been paid in full.

         (k) Senior Notes. The Lenders shall have received a true, correct and complete copy of the Senior Notes and the Note Purchase Agreement.

         (l) Other Information, Documentation. The Administrative Agent and the Lenders shall have received such other and further information and documentation as any of them may reasonably require.

         (m) Completion of Proceedings. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by the Loan Documents, shall be reasonably satisfactory in form and substance to the Administrative Agent, the Lenders and their counsel.

         SECTION 5.02. Conditions to Extensions of Credit. The obligation of each Lender to make each Loan hereunder and the obligation of the Issuing Lender to issue, amend, renew or extend any Letter of Credit, including, without limitation, the initial Loan and initial Letter of Credit, are further subject to the following conditions precedent:

         (a) Representations and Warranties. The representations and warranties by the Company and each Guarantor pursuant to this Agreement and the other Loan Documents to which each is a party shall be true and correct in all material respects on and as of the Borrowing Date or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, with the same effect as though such representations and warranties had been made on and as of such date unless such representation is as of a specific date, in which case, as of such date.

         (b) No Default. No Default or Event of Default shall have occurred and be continuing on the Borrowing Date or on the date of issuance, amendment, renewal or extension of a Letter of Credit or will result after giving effect to the Loan requested or the requested issuance, amendment, renewal or extension of a Letter of Credit.

         (c) Letter of Credit Documentation. With respect to the issuance, amendment, renewal or extension of any Letter of Credit, the Issuing Lender shall have received the documents and instruments requested by the Issuing Lender in accordance with the last sentence of Section 2.03(a) hereof.

Each borrowing hereunder and each issuance, amendment, renewal or extension of a Letter of Credit shall constitute a representation and warranty of the Company that the statements contained in clauses (a), (b), and (c) of this Section 5.02 hereof are true and correct on and as of the Borrowing Date or as of the date of issuance, amendment, renewal or extension of a Letter of Credit, as applicable, as though such representation and warranty had been made on and as of such date.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

         The Company covenants and agrees with the Lenders that so long as the Commitments remain in effect, or any of the principal of or interest on the Notes or any other Obligations hereunder shall be unpaid it will, and will cause each of its Subsidiaries, to:

         SECTION 6.01. Existence, Properties, Insurance. Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate, partnership or limited liability company, as applicable, existence, rights and franchises (other than as expressly permitted herein) and comply in all material respects with all laws applicable to it; at all times maintain, preserve, protect or renew all trade names, patents, trademarks and service marks, the non-preservation of which could reasonably be expected to have a

Material Adverse Effect and preserve all of its property, in each case, material to its business and keep the same in good repair, working order and condition (normal wear and tear excepted) and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted in the ordinary course at all times in the manner and custom of similar businesses; at all times, preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary for the normal conduct of its business; and at all times maintain insurance, either with financially sound and reputable insurers or through self insurance, if adequate reserves are maintained with respect thereto, covering its assets and its businesses in such amounts (including deductibles and co-insurance, if adequate reserves are maintained with respect thereto) and against such risks (including, without limitation, hazard, business interruption, public liability and product liability) as are usually carried by companies engaged in the same or similar business.

         SECTION 6.02. Payment of Indebtedness and Taxes. (a) Pay all material indebtedness and obligations, now existing or hereafter arising, as and when due and payable except where (i) the validity or amount thereof is being contested in good faith and by appropriate proceedings, which proceedings shall include good faith negotiations, and (ii) the Company or any Subsidiary of the Company has set aside on its books adequate reserves with respect thereto in accordance with Generally Accepted Accounting Principles, and (iii) the failure to make such payment pending such contest could not reasonably be expected to have a Material Adverse Effect, and (b) pay and discharge or cause to be paid and discharged promptly all taxes, assessments and government charges or levies imposed upon it or upon its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, as and when due and payable, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof or except where the failure to make such payment could not reasonably be expected to have a Material Adverse Effect; provided, however, that neither the Company nor any Subsidiary of the Company shall be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and the Company or such Subsidiary, as the case may be, shall have set aside on its books adequate reserves determined in accordance with Generally Accepted Accounting Principles with respect to any such tax, assessment, charge, levy or claim so contested; further, provided that, subject to the foregoing proviso, the Company and each Subsidiary of the Company will pay or cause to be paid all such taxes, assessments, charges, levies or claims upon the commencement of proceedings to foreclose any lien which has attached as security therefor.

         SECTION 6.03. Financial Statements, Reports, etc. Furnish to the Administrative Agent (with sufficient copies for each Lender).:

                  (a) as soon as available and in any event within ninety (90) days of the end of the fiscal year of the Company, duplicate copies of (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year and (ii) consolidated statements of earnings, shareholders' equity and cash flows of the Company and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with Generally Accepted Accounting Principles, and accompanied by an opinion thereon of KPMG Peat Marwick, LLP or other independent certified public accountants of recognized standing reasonably acceptable to the Lenders (the "Auditor"), which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the Company and its Subsidiaries and their results of operations and cash flows and have been prepared in conformity with Generally Accepted Accounting Principles, and that the examination of the Auditor in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that, such opinion shall not include a "going concern" or like qualification or exception or qualification or exception as to the scope of the audit, provided further that the requirements of this Section 6.03(a) shall be deemed satisfied by delivery within the time period specified above of (A) copy the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, or (B) a notice setting forth a written reference to a website that contains such Form 10K (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange
Act);

                  (b) as soon as available and in any event within forty-five
(45) days after the end of each of the first, second and third fiscal quarters of the Company, duplicate copies of (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and (ii) consolidated statements of earnings of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, and a statement of cash flows for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with Generally Accepted Accounting Principles applicable to quarterly financial statements generally, and certified by the Chief Financial Officer of the Company as fairly presenting, in all material respects, the financial position of the Company and its Subsidiaries being reported on and their results of operations and cash flows, subject to the changes resulting from year-end adjustments, provided that the requirements of this Section 6.03 (b) shall be deemed satisfied by delivery within the time period specified above of (A) a copy of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission, or (B) a notice setting forth a written reference to a website that contains such Form 10-Q;

                  (c) a certificate prepared and signed by the Auditor with each delivery required by clause (a) and a certificate prepared and signed by the Chief Financial Officer with each delivery required by clause (b), stating whether the Auditor or Chief Financial Officer, as the case may be, shall have obtained knowledge of any Default or Event of Default hereunder, together with a certificate of the Chief Financial Officer of the Company demonstrating that as of the last day of the relevant fiscal year or quarter, as applicable, the Company, was in compliance with the financial condition covenants set forth in
Section 7.13 and Section 7.20 hereof;

                  (d) promptly upon their becoming available, one copy of (i) each report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally and (ii) each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission;

                  (e) promptly, from time to time, such other information regarding the operations, business affairs and condition (financial or otherwise) of the Company or any Subsidiary of the Company as any Lender may reasonably request.

         SECTION 6.04. Books and Records; Access to Premises.

                  (a) Maintain adequate records and proper books of record and account in which full, true and correct entries will be made in a manner to enable the preparation of financial statements in accordance with Generally Accepted Accounting Principles, and which shall reflect all financial transactions of the Company and each of its Subsidiaries and matters involving the assets and business of the Company and such Subsidiaries.

                  (b) At any time during normal business hours and upon reasonable advance notice, permit the Administrative Agent or any agents or representatives thereof to examine and make copies of and abstracts from the books and records of such information which such Lender reasonably deems necessary or desirable (including, without limitation, the financial records of the Company and its Subsidiaries) and to visit the properties of the Company or any of its Subsidiaries and to discuss the affairs, finances and accounts of the Company or any of its Subsidiaries with any of their respective executive officers or the Company's independent accountants.

         SECTION 6.05. Notice of Adverse Change. Promptly notify the Administrative Agent in writing of (a) any change in the business or the operations of the Company or its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, and (b) any information which indicates that any financial statements which are the subject of any representation contained in this Agreement, or which are furnished to the Administrative Agent or the Lenders pursuant to this Agreement, fail, to present fairly, as of the date thereof and for the period covered thereby, the financial condition and results of operations purported to be presented therein, disclosing the nature thereof.

         SECTION 6.06. Notice of Default. Promptly notify the Administrative Agent of any Default or Event of Default which shall have occurred or the occurrence or existence of any event or circumstance that in the reasonable judgment of the Company is likely to become a Default or Event of Default, which notice shall include a written statement as to such occurrence, specifying the nature thereof and the action (if any) which is proposed to be taken with respect thereto.

         SECTION 6.07. Notice of Litigation and Investigations. Promptly notify the Administrative Agent of any action, suit, investigation or proceeding at law or in equity or by or before any governmental instrumentality or other agency which could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.08. Notice of Default in Other Agreements. Promptly notify the Administrative Agent of any default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Company or any Subsidiary of the Company is a party which default could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.09. Notice of ERISA Event. Promptly, and in any event within ten (10) days after the Company or any Guarantor knows any of the following, deliver to the Administrative Agent a certificate of the Chief Financial Officer of the Company setting forth details as to the occurrence and the action, if any, which the Company or any ERISA Affiliate is required or proposes to take:

                  (a) with respect to any Plan, any reportable event, as defined in Section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof, or

                  (b) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or

                  (c) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect.

         SECTION 6.10. Notice of Environmental Law Violations. Promptly notify the Administrative Agent of the receipt of any notice of an action, suit, and proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending against the Company or any Subsidiary of the Company relating to any alleged violation of any Environmental Law which could reasonably be expected to have a Material Adverse Effect.

         SECTION 6.11. Compliance with Applicable Laws. Comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, the breach of which could reasonably be expected to have a Material Adverse Effect, including, without limitation, the rules and regulations of the Board of Governors of the Federal Reserve System and the Federal Deposit Insurance Corporation.

         SECTION 6.12. Additional Guarantors. If the Company shall, after the Closing Date, form or acquire any Domestic Subsidiary, the Company shall cause each such Subsidiary to become a party to the Guaranty in the manner specified therein and shall deliver or cause to be delivered such proof of corporate action, incumbency of officers, opinions of counsel and other documents as are consistent with those delivered as to each Guarantor pursuant to Section 5.01 hereof on the Closing Date, as the Administrative Agent may request, each in form and substance satisfactory to the Administrative Agent.

         SECTION 6.13. Environmental Laws. Comply in all material respects with the requirements of all applicable Environmental Laws, provide to the Lenders all documentation in connection with such compliance that the Lenders may reasonably request, and defend, indemnify, and hold harmless the Administrative Agent and each Lender and their respective employees, agents, officers, and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, (a) the presence, disposal, or release of any Hazardous Materials on any Subsidiary of the Company property at any time owned or occupied by the Company or any; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (c) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, and/or (d) any violation of applicable Environmental Laws, including, without limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses.

         SECTION 6.14. Company Rating. Arrange for the reassessment and review of the Company's Rating by Standard and Poor's Rating Services on or prior to each anniversary of the Closing Date.

                                   ARTICLE VII
                               NEGATIVE COVENANTS

         The Company covenants and agrees with the Lenders that so long as the Commitments remain in effect or any of the principal of or interest on any Note or any other Obligations hereunder shall be unpaid, it will not, and will not cause or permit any of its Subsidiaries, directly or indirectly, to:

         SECTION 7.01. Indebtedness. Incur, create, assume or suffer to exist or otherwise become liable in respect of any Indebtedness, other than:

                  (a) Indebtedness incurred prior to the date hereof (which is not described in Section 7.01(b) through 7.01(m) hereof) as described in
Schedule 7.01 attached hereto and any refinancing of such indebtedness, provided that the aggregate principal amount of such Indebtedness is not increased;

                  (b) Indebtedness to the Lenders under this Agreement, the Notes or any other Loan Document;

                  (c) Indebtedness for trade payables incurred in the ordinary course of business; provided such payables shall be paid or discharged when due;

                  (d) Indebtedness consisting of guarantees permitted pursuant to Section 7.03 hereof;

                  (e) Subordinated Indebtedness; provided, however, that no Default or Event of Default shall have occurred and be continuing at the time of incurrence thereof or would occur after giving effect to the incurrence of such Subordinated Indebtedness;

                  (f) Indebtedness secured by purchase money liens as permitted under Section 7.02(g) hereof and Indebtedness arising under Capital Leases; provided that the aggregate amount of such Indebtedness incurred in any fiscal year of the Company shall not exceed $20,000,000, and, further, provided no Default or Event of Default shall have occurred and be continuing or would occur after giving effect to the incurrence of such Indebtedness;

                  (g) Indebtedness with respect to Hedging Agreements entered into by the Company, provided that such Hedging Agreement shall be entered into in the ordinary course of its business with respect to its business needs and not for speculative purposes;

                  (h) Indebtedness arising under or with respect to foreign exchange contracts entered into by the Company for the purchase or sale of foreign currency for the account of the Company or the Guarantors, provided that such foreign exchange contracts shall be entered into in the ordinary course of its business with respect to its business needs and not for speculative purposes;

                  (i) Indebtedness for taxes, assessments or other governmental charges or levies not yet delinquent or which are being contested in good faith by appropriate proceedings; provided, however, that adequate reserves with respect thereto are maintained on the books of the Company or any Subsidiary of the Company in accordance with Generally Accepted Accounting Principles;

                  (j) Indebtedness owing by (i) the Company to any of its Subsidiaries or (ii) any Subsidiary of the Company to the Company or any Subsidiary of the Company, to the extent that such Indebtedness is otherwise permitted pursuant to the terms and conditions of this Agreement;

                  (k) Additional Indebtedness of the Non-Domestic Subsidiaries, provided that such Indebtedness shall not be secured, and provided further that no Event of Default has occurred and is continuing or would occur after giving effect to the incurrence of such additional Indebtedness; and

                  (l) Additional Indebtedness of the Company and its Subsidiaries in an aggregate amount not to exceed $500,000, secured by Liens permitted pursuant to Section 7.02(j) hereof; and

                  (m) Indebtedness of the Company to be incurred in connection with (i) the Note Purchase Agreement and (ii) the issuance of up to $100,000,000 of Senior Notes in connection therewith, provided that such Indebtedness shall be incurred by September 1, 2000.

         SECTION 7.02. Liens. Incur, create, make, assume or suffer to exist any Lien on any of their respective properties or assets, now or hereafter owned, other than:

                  (a) Liens for taxes, assessments or other governmental charges or levies which are not yet due and payable or the payment of which is not at the time required;

                  (b) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any stay;

                  (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable or the payment of which is not at the time required;

                  (d) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

                  (e) leases or subleases granted to others, easements, rights-of-way, reservations, survey exceptions, restrictions (including zoning restrictions) and other similar charges of encumbrances on real property, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

                  (f) Liens in existence on the Closing Date and securing the Indebtedness of the Company and any Subsidiary as more particularly described in
Schedule 7.02;

                  (g) any Lien created to secure all or any part of the Indebtedness permitted pursuant to Section 7.01(f) hereof, provided that

                           (i) any such Lien shall extend solely to the item or
                  items of such fixed assets or (improvements thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other fixed assets (or improvements thereon) which is (A) an improvement to, or is acquired for specific use in connection with, such acquired or constructed fixed assets (or improvement thereon) or (b) real property being improved by such acquired or constructed fixed assets (or improvement thereon),

                           (ii) the principal amount of the Indebtedness secured
                  by any such Lien shall at no time exceed an amount equal to 100% of the cost to the Company or such Subsidiary of the fixed assets (or improvements thereon) so acquired or constructed, and

                           (iii) such Lien does not secure any Indebtedness
                  other than in respect of the purchase price of the fixed assets (or improvements thereof) so acquired; and

                           (iv) any such Lien shall be either (A) created
                  contemporaneously with, or within 180 days after, the acquisition or construction of such fixed assets or (B) in respect of land on which such fixed assets or improvements are located.

                  (h) Liens securing leases (other than Capital Leases);

                  (i) Liens securing Indebtedness renewing, extending or replacing any Indebtedness secured by a Lien permitted by paragraphs (a) through
(h) of this Section 7.02, provided that (i) the principal amount of Indebtedness secured by such Lien immediately prior to such extension, renewal or replacement is not increased or the maturity thereof reduced, (ii) such Lien is not extended to any other property and (iii) before and immediately after such extension, renewal or replacement no Default or Event of Default would exist; and

                  (j) other Liens on the property and assets of the Company and of its Subsidiaries, which Liens secure Indebtedness permitted pursuant to
Section 7.01(l) hereof.

         SECTION 7.03. Guaranties. Guarantee, endorse, become surety for, or otherwise in any way become or be responsible for the Indebtedness or obligations of any Person, whether by agreement to maintain working capital or equity capital or otherwise maintain the net worth or solvency of any Person or by agreement to purchase the Indebtedness of any other Person, or agreement for the furnishing of funds, directly or indirectly, through the purchase of goods, supplies or services for the purpose of discharging the Indebtedness of any other Person or otherwise, or enter into or be a party to any contract for the purchase of merchandise, materials, supplies or other property if such contract provides that payment for such merchandise, materials, supplies or other property shall be made regardless of whether delivery of such merchandise, supplies or other property is ever made or tendered except:

                  (a) guaranties executed or committed prior to the date hereof (which are not described in Sections 7.03(b) and 7.03(c) hereof) as described on
Schedule 7.03 attached hereto including any renewals or extension thereof provided that such renewals or extension do not increase the maximum exposure pursuant to the guaranty;

                  (b) endorsements of negotiable instruments for collection or deposit in the ordinary course of business;

                  (c) guaranties of any Indebtedness under this Agreement or any other Loan Document;

                  (d) guaranties of Subordinated Indebtedness, provided that the guaranty obligations are subordinated to the obligations of the Company and its Subsidiaries on subordination terms and conditions satisfactory to the Required Lenders; and

                  (e) guaranties by the Company of any Indebtedness permitted pursuant to Section 7.01 of any Subsidiary of the Company or guaranties by any Subsidiary of the Company of such Indebtedness of the Company or any other Subsidiary.

         SECTION 7.04. Sale of Assets. Sell, lease, transfer or otherwise dispose of their respective properties and assets, whether or not pursuant to an order of a federal agency or commission, except for (a) the sale of inventory disposed of in the ordinary course of business, (b) the sale or other disposition of properties or assets no longer used or useful in the conduct of their respective businesses or (c) the sale or disposition of assets in arms length transactions provided that the aggregate net book value of the assets so sold or disposed of shall not exceed 20% of the total assets of the Company or such Subsidiary, in the aggregate, in any fiscal year.

         SECTION 7.05. Sales of Receivables. Sell, transfer, discount or otherwise dispose of notes, accounts receivable or other obligations owing to the Company or any Subsidiary of the Company, with or without recourse, except for collection in the ordinary course of business.

         SECTION 7.06. Loans and Investments. Make or commit to make any advance, loan, extension of credit or capital contribution to, or purchase or hold beneficially any stock or other securities, or evidence of Indebtedness of, purchase or acquire all or substantially all of the assets of, make or permit to exist any interest whatsoever in, any other Person except for (a) Eligible Investments; (b) loans and advances by the Company to any Subsidiary and loans and advances by any Subsidiary to the Company or any Subsidiary; (c) trade credit to customers, provided that such credit is extended in the ordinary course of the business of the Company or such Subsidiary; (d) Permitted Acquisitions, provided that the aggregate consideration (of any kind or description including consideration paid by delivery of promissory notes, by the assumption of liabilities or otherwise, but not including, consideration consisting of the Company's common stock or the assumption by the Company or such Subsidiary of trade payables of the Person to be acquired) paid in connection with (i) any single Permitted Acquisition shall not exceed $100,000,000 and (ii) all Permitted Acquisitions from the Closing Date through any date of determination shall not exceed 25% of the Consolidated Net Worth of the Company and its Subsidiaries (determined prior to giving effect to the proposed acquisition) on the date of determination; (e) investments (including by the purchase of equity securities) by the Company in any Person which is not a Subsidiary of the Company, provided that such entities are engaged in a business which is related to the business of the Company, and provided further that no single investment as described in this subsection (e) shall be in excess of $25,000,000 and the aggregate amount of all such investments shall not be in excess of $50,000,000; and (f) those loans and investments not otherwise specified in Subsections (a) through (e) hereof, as described on Schedule 7.06 hereto.

         SECTION 7.07. Nature of Business. Fail to carry on its business in substantially the same manner and in substantially the same fields as such business is carried on and maintained as of the Closing Date.

         SECTION 7.08. Sale and Leaseback. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, whether real or personal, used or useful in its business, whether now owned or hereafter acquired, if at the time of such sale or disposition it intends to lease or otherwise acquire the right to use or possess (except by purchase) such property or like property for a substantially similar purpose.

         SECTION 7.09. Federal Reserve Regulations. Permit any Loan or the proceeds of any Loan to be used for any purpose which violates or is inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

         SECTION 7.10. Accounting Policies and Procedures. Permit any change in the accounting policies and procedures of the Company or any of its Subsidiaries, including a change in fiscal year, provided, however, that any policy or procedure required to be changed in order to comply with Generally Accepted Accounting Principles may be so changed.

         SECTION 7.11. Hazardous Materials. Cause or permit any of its properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Materials, except in compliance with all applicable federal, state and local laws or regulations, or cause or permit, as a result of any intentional or negligent act or omission on the part of the Company or any of its Subsidiaries, a release of Hazardous Materials onto such property or asset or onto any other property, except in compliance with such laws and regulations.

         SECTION 7.12. Limitations on Fundamental Changes, Limitations on Consideration. Except for Permitted Acquisitions, and except as permitted by
Section 7.04 hereof, merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now or hereafter acquired) to, any Person, or, except with respect to a Permitted Acquisition, acquire all of the stock or all or substantially all of the assets or the business of any Person or liquidate, wind up or dissolve or suffer any liquidation or dissolution. Notwithstanding the foregoing, (a) any Subsidiary of the Company may merge with and into the Company or any other Domestic Subsidiary of the Company, (b) any Non-Domestic Subsidiary of the Company may merge with and into another Non-Domestic Subsidiary of the Company and (c) the Company may merge with and into a Domestic Subsidiary of the Company in order to effect a change of the state of incorporation of the Company, provided that (i) the Company shall notify the Administrative Agent not less than thirty (30) days prior to such event and (ii) the surviving entity shall, if applicable, assume the obligations of the merged entity pursuant to this Agreement or any of the other Loan Documents and shall execute such documents and agreements as may be reasonably required by the Administrative Agent.

         SECTION 7.13. Financial Condition Covenants.

                  (a) Consolidated Funded Debt to Consolidated EBITDA. Permit at any time the ratio of Consolidated Funded Debt to Consolidated EBITDA to be greater than 3.00:1.00.

                  (b) Interest Coverage Ratio. Permit at any time the ratio of Consolidated EBITDA to Consolidated Net Interest Expense to be less than 5.00:1.00.

                  (c) Consolidated Net Worth. Permit at any time the Consolidated Net Worth to be less than $600,000,000.

         SECTION 7.14. Subordinated Debt. (i) Directly or indirectly prepay, defease, purchase, redeem, or otherwise acquire any Subordinated Debt or (ii) amend, supplement or otherwise modify any of the subordinated terms thereof in any way which would materially effect the interests of the Lenders, without the prior written consent of the Required Lenders.

         SECTION 7.15. Dividends. If an Event of Default shall have occurred and is continuing, declare any dividend on, or make any payment or account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of stock of the Company whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash, securities or property or in obligations of the Company or in any combination thereof.

         SECTION 7.16. Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Company's or any of its Subsidiaries' business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than they would obtain in a comparable arms-length transaction with a Person not an Affiliate.

         SECTION 7.17. Negative Pledge. Enter into any agreement with any Person other than the Lenders pursuant to this Agreement or any of the other Loan Documents which prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon its property, assets or revenues, whether now owned or hereafter acquired.

         SECTION 7.18. Note Purchase Agreement. Amend, restate, supplement or otherwise modify the Note Purchase Agreement if the effect thereof would make the covenants or restrictions therein more restrictive than the covenants and restrictions contained herein, without the prior written consent of the Required Lenders.

         SECTION 7.19. Senior Notes. Directly or indirectly make any prepayment or repayment of principal of any Senior Note without the prior written consent of the Required Lenders.

         SECTION 7.20. Priority Net Debt. Without limiting the restrictions contained in Section 7.01 of this Agreement, permit Priority Net Debt to exceed 20% of Consolidated Total Assets.

                                  ARTICLE VIII
                                EVENTS OF DEFAULT

         SECTION 8.01. Events of Default. In the case of the happening of any of the following events (each an "Event of Default"):

                  (a) failure to pay (i) the principal of any Loan or any reimbursement obligations with respect to a drawing under any Letter of Credit, as and when due and payable or (ii) interest on any Loan or any fees under this Agreement, as and when due and payable and such failure shall continue unremedied for a period of five (5) Business Days;

                  (b) any representation or warranty made or deemed made in this Agreement or any other Loan Document shall prove to be false or misleading in any material respect when made or given or when deemed made or given;

                  (c) any report, certificate, financial statement or other instrument furnished in connection with this Agreement or any other Loan Document or the borrowings hereunder, shall prove to be false or misleading in any material respect when made or given or when deemed made or given;

                  (d) default shall be made in the due observance or performance of any covenant, condition or agreement of the Company or any Subsidiary to be performed (i) pursuant to Article 6 of this Agreement (other than Section 6.03 and Section 6.04(b) thereof) and, in the case of this subclause (i) only, such default shall continue unremedied for a period of fifteen (15) consecutive days or (ii) pursuant to any other provision of this Agreement or any other Loan Document that is not specifically addressed in Sections 8.01(a), (b), (c) or
(d)(i) hereof.

                  (e) default in the performance or compliance in respect of any agreement or condition relating to any Indebtedness of the Company or any Guarantor in excess of $5,000,000 individually or in the aggregate (other than the Notes), if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder or obligee thereof (or a trustee on behalf of such holder or obligee) to cause such Indebtedness to become due prior to the stated maturity thereof, or, any such Indebtedness shall not be paid when due (beyond any applicable grace period);

                  (f) the Company or any Subsidiary of the Company shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the employment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any Subsidiary of the Company or for a substantial part of its property; (iv) file an answer admitting the material allegations of a petition filed against it in such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take corporate action for the purpose of effecting any of the foregoing; or the Company or any Subsidiary of the Company, becomes unable or admits in writing its inability or fails generally to pay its debts as they become due;

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
(i) relief in respect of the Company or any Subsidiary of the Company or of a substantial part of their respective property, under Title 11 of the United States Code or any other federal or state bankruptcy insolvency or similar law,
(ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Company or any Subsidiary of the Company or for a substantial part of their property, or (iii) the winding-up or liquidation of the Company or any Subsidiary of the Company and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 60 days;

                  (h) One or more orders, judgments or decrees for the payment of money in excess of $5,000,000 in the aggregate shall be rendered against the Company or any Subsidiary of the Company which is not covered by insurance and the same shall not have been paid in accordance with such judgment, order or decree or settlement and either (i) an enforcement proceeding shall have been commenced by any creditor upon such judgment, order or decree, or (ii) there shall have been a period of thirty (30) days during which a stay of enforcement of such judgment, order or decree, by reason of pending appeal or otherwise, was not in effect;

                  (i) any Plan shall fail to maintain the minimum funding standard required under Section 412 of the Code for any Plan year or part thereof or a waiver of such standard or extension of any amortization period is applied for or granted under Section 412 of the Code, any Plan is terminated by the Company, any Subsidiary of the Company or any ERISA Affiliate or the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Pension Liability, a Reportable Event shall have occurred with respect to a Plan or the Company, any Subsidiary of the Company, or any ERISA Affiliate shall have incurred a liability to or on account of a Plan under Section 515, 4062 or 4063 of ERISA, and there shall result from any such event or events the imposition of a lien upon the assets of the Company or any Subsidiary of the Company, the granting of a security interest on such assets, or a liability to the PBGC or a Plan or a trustee appointed under ERISA or a penalty under Section 4971 of the Code, and in each case, such event or condition, together with all such events or conditions, if any, could reasonably be expected to result in liability of the Company and the Subsidiaries of the Company in an aggregate amount exceeding $5,000,000;

                  (j) any material provision of any Loan Document shall for any reason cease to be in full force and effect in accordance with its terms or the Company or any Guarantor shall so assert in writing; or

                  (k) a Change of Control shall have occurred.

then, at any time thereafter during the continuance of any such event, the Administrative Agent may, and, upon the request of the Required Lenders, shall, by written or telephonic notice to the Company, take either or both of the following actions, at the same or different times, (a) terminate the Commitments and (b) declare (i) the Notes, both as to principal and interest, (ii) an amount equal to the Aggregate Letters of Credit Outstanding and (iii) all other Obligations, to be forthwith due and

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

payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding; provided, however, that if an event specified in
Section 8.01(f) or (g) hereof shall have occurred, the Commitments shall automatically terminate and interest, principal and amounts referred to in the preceding clauses (i), (ii) and (iii) shall be immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything contained herein or in the Notes to the contrary notwithstanding. With respect to all Letters of Credit that shall not have matured or presentment for honor shall not have occurred, the Company shall provide the Administrative Agent with Cash Collateral in an amount equal to the aggregate undrawn amount of such Letters of Credit. Such Cash Collateral shall be applied by the Administrative Agent to reimburse Issuing Lender for drawings under Letters of Credit for which the Issuing Lender has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other Obligations, with any amount remaining after such satisfactions to be returned to the Company or paid to such other party as may legally be entitled to the same.

                                   ARTICLE IX
                            THE ADMINISTRATIVE AGENT

         SECTION 9.01. Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents together with such other powers as are reasonably incidental thereto. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents and shall not be a trustee for any Lender, nor is the Administrative Agent acting in a fiduciary capacity of any kind under this Agreement or the other Loan Documents or in respect thereof or in respect of any Lender. The Administrative Agent shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or the other Loan Documents, in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or the other Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or any other document referred to or provided for herein or therein or for the collectibility of the Loans or for the validity or effectiveness of any assignment, mortgage, pledge, security agreement, financing statement, document or instrument, or for the filing, recording, re-filing, continuing or re-recording of any thereof or for any failure by the Company or any Guarantor to perform any of its obligations hereunder or under the other Loan Documents. The Administrative Agent may take all actions by itself and/or it may employ agents and attorneys-in-fact, and shall not be responsible to any Lender, except as to money or the securities received by it or its authorized agents, for the negligence or misconduct of itself or its employees or of any such agents or attorneys-in-fact, if such agents or attorneys-in-fact are selected by it with reasonable care. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under the other Loan Documents or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

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

         SECTION 9.02. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability to any Lender for relying upon, any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement or the other Loan Documents, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under the other Loan Documents in accordance with instructions signed by the Required Lenders, or such other number of Lenders as is specified in Section 10.04 hereof, and such instructions of the Required Lenders or other number of Lenders as aforesaid and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

         SECTION 9.03. Events of Default. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on the Loans or of fees to the extent the same is required to be paid to the Administrative Agent for the account of the Lenders) unless the Administrative Agent has received notice from a Lender or the Company specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall (subject to Section 9.07 hereof) take such action with respect to such Default as shall be directed by the Required Lenders, except as otherwise provided in Section 10.04 hereof; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but is not obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

         SECTION 9.04. Rights as a Lender. With respect to its Commitment and the Loans made by it, the Administrative Agent, in its capacity as a Lender hereunder, shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include each entity which is the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Company or its Affiliates, as if it were not acting as the Administrative Agent, and, except to the extent otherwise herein specifically set forth, the Administrative Agent may accept fees and other consideration from the Company or its Affiliates, for services in connection with this Agreement or any of the other Loan Documents or otherwise without having to account for the same to the Lenders.

         SECTION 9.05. Indemnification. The Lenders shall indemnify the Administrative Agent (to the extent not reimbursed by the Company under Section
10.03 hereof), ratably in accordance with the aggregate outstanding principal amount of the Loans made by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in its capacity as the Administrative Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby and thereby (including, without limitation, the costs and expenses which the Company is obligated to pay under Section 10.03 hereof or under the applicable provisions of any other Loan Document) or the enforcement of any of the terms hereof or of any other Loan Document, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent.

         SECTION 9.06. Non-Reliance on Administrative Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under the other Loan Documents. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Company of this Agreement or the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Company. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or under the other Loan Documents, or furnished to the Administrative Agent with counterparts or copies for the Lenders, the Administrative Agent shall not have any duty or ability to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Company, which may come into the possession of the Administrative Agent or any of its Affiliates.

         SECTION 9.07. Failure to Act. Except for action expressly required of the Administrative Agent hereunder or under any other Loan Documents, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder or thereunder unless it shall be indemnified to its satisfaction by the Lenders against any and all liability (except gross negligence and willful misconduct) and expense which may be incurred by it by reason of taking or continuing to take any such action.

         SECTION 9.08. Resignation of the Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 9.08, the Administrative Agent may resign at any time by notifying the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right, with the approval of the Company provided no Default or Event of Default shall have occurred and then be continuing, and such approval not to be unreasonably withheld, delayed or conditioned, to appoint a successor to the Administrative Agent. If no successor shall have been so appointed by the Required Lenders (with the approval of the Company) and shall have accepted such appointment within 30 days after the resigning Administrative Agent gives notice of its resignation, then the resigning Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank of similar standing with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent, and the resigning Administrative Agent shall be discharged from its duties and obligations hereunder as of such date. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and
Section 10.03 hereof shall continue in effect for the benefit of such resigning Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

         SECTION 9.09. Sharing of Collateral and Payments. In the event that at any time any Lender shall obtain payment in respect of the Obligations, or receive any collateral in respect thereof, whether voluntarily or involuntarily, through the exercise of a right of banker's lien, set-off or counterclaim against the Company or otherwise, which results in it receiving more than its pro rata share of the aggregate payments with respect to all of the Obligations (other than any payment expressly provided hereunder to be distributed on other than a pro rata basis), then such Lender shall be deemed to have simultaneously purchased from the other Lenders a share in their Obligations so that the amount of the Obligations held by each of the Lenders shall be pro rata; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from the Lender which received the proportionate over-payment, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company agrees, to the extent it may do so under applicable law, that each Lender so purchasing a portion of another Lender's Loan or participation in any Letter of Credit may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                                    ARTICLE X
                                  MISCELLANEOUS

         SECTION 10.01. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including telecopy), and unless otherwise expressly provided herein, shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered by hand to such party or one Business Day after being sent by overnight mail to the address set forth below, or, in the case of telecopy notice, when acknowledged as received, or if sent by registered or certified mail, three (3) Business Days after the day on which mailed in the United States, addressed to such party at such address:

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

                  (a)      if to the Administrative Agent, at:

                           Fleet Bank, National Association
                           300 Broad Hollow Road
                           Melville, New York 11747
                           Attention:  Relationship Manager - Pall Corporation
                           Telecopy:   (631) 547-7815

                  With a copy to:

                           Farrell Fritz, P.C.
                           EAB Plaza, West Tower
                           Uniondale, New York 11556
                           Attention:  Robert C. Creighton, Esq.
                           Telecopy:   (516) 227-0777

                  (b)      if to the Company, at:

                           Pall Corporation
                           2200 Northern Boulevard
                           East Hills, New York 11548
                           Attention: John Adamovich
                           Telecopy: (516) 625-1192

                  With a copy to:

                           Carter, Ledyard & Milburn
                           2 Wall Street
                           New York, New York 10003
                           Attention:  Heywood Shelley, Esq.
                           Telecopy:   212) 732-3232

                  (c) if to any Lender, to its address set forth in the signature page of this Agreement and to the person so designated

                                      - and -

                  (d) as to each such party at such other address as such party shall have designated to the other in a written notice complying as to delivery with the provisions of this Section 10.01.

         SECTION 10.02. Effectiveness; Survival. This Agreement shall become effective on the date on which all parties hereto shall have signed a counterpart copy hereof and shall have delivered the same to the Administrative Agent. All representations and warranties made herein and in the other Loan Documents and in the certificates delivered pursuant hereto or thereto shall survive the making by the Lenders of the Loans and the issuance by the Issuing Lender of Letters of Credit, in each case, as herein contemplated and the execution and delivery to the Lenders of the Notes evidencing the Loans and shall continue in full force and effect so long as the Obligations hereunder are outstanding and unpaid and the Commitments are in effect. The obligations of the Company pursuant to Section 3.07, Section 3.08, Section 3.10 and Section 10.03 hereof shall survive termination of this Agreement and payment of the Obligations.

         SECTION 10.03. Expenses. The Company agrees (a) to indemnify, defend and hold harmless the Administrative Agent, the Issuing Lender and each Lender and their respective officers, directors, employees, and affiliates (each, an "indemnified person") from and against any and all losses, claims, damages, liabilities or judgments to which any such indemnified person may be subject and arising out of or in connection with the Loan Documents, the financings contemplated hereby, the use of any proceeds of such financings or any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any of such indemnified persons is a party thereto, and to reimburse each of such indemnified persons upon demand for any reasonable legal or other expenses incurred in connection with the investigation or defending any of the foregoing; provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities, judgments or related expenses to the extent arising from the wilful misconduct or gross negligence of such indemnified person, (b) to pay or reimburse the Administrative Agent for all its out-of-pocket costs and reasonable expenses incurred in connection with the preparation and execution of and any amendment, supplement or modification to this Agreement, the Notes any other Loan Documents, and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including without limitation, the reasonable fees and disbursements of Farrell Fritz, P.C., counsel to the Administrative Agent, and (c) to pay or reimburse each Lender and the Administrative Agent for all their costs and expenses incurred in connection with the enforcement and preservation of any rights under this Agreement, the Notes, the other Loan Documents, and any other documents prepared in connection herewith or therewith, including, without limitation, the reasonable fees and disbursements of counsel (including, without limitation, in-house counsel) to the Administrative Agent and to the several Lenders, including all such out-of-pocket expenses incurred during any work-out, restructuring or negotiations in respect of the Obligations.

         SECTION 10.04. Amendments and Waivers. With the written consent of the Required Lenders, the Administrative Agent and the Company may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or the Notes or any of the other Loan Documents or changing in any manner the rights of the Lenders or of the Company hereunder or thereunder, and with the written consent of the Required Lenders the Administrative Agent on behalf of the Lenders may execute and deliver to the Company a written instrument waiving, on such terms and conditions as the Administrative Agent or the Required Lenders may specify in such instrument, any of the requirements of this Agreement or the Notes or any of the other Loan Documents or any Default or Event of Default; provided, however, that no such waiver and no such amendment, or supplement or modification shall (a) extend the maturity of any Note or any installment thereof; (b) reduce the rate or extend the time of payment of interest on any Note or any fees payable to the Lenders hereunder; (c) reduce the principal amount of any Note or the amount of any reimbursement due in respect of any Letter of Credit; (d) amend, modify or waive any provision of this Section 10.04; (e) reduce the percentage specified in the definition of Required Lenders or amend or modify any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination granting consent hereunder; (f) consent to the assignment or transfer by the Company of any of its rights or obligations under this Agreement; (g) except as expressly permitted pursuant to this Agreement or any other Loan Document release any collateral security granted to the Administrative Agent, if any; or (h) release any Guarantor from its Guaranty, or limit any Guarantor's liability with respect to its Guaranty, in each case specified in clauses (a) through (h) above without the written consent of all the Lenders; and provided, further, that no such waiver and no such amendment, supplement or modification shall (i) amend, modify, supplement or waive any provision of Article IX with respect to the Administrative Agent without the written consent of the Administrative Agent or (ii) increase the amount of any Lender's Commitment without the written consent of such Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Company, the Lenders, the Administrative Agent and all future holders of the Notes.

         SECTION 10.05. Successors and Assigns; Participations. (a) This Agreement shall be binding upon and inure to the benefit of the Company, the Lenders, the Administrative Agent, all future holders of the Notes and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement, and the Company and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. The Company agrees that each Participant shall be entitled to the benefits of Sections 3.07, 3.08 and 3.10 with respect to its participation in the Commitments and in the Loans and Letters of Credit outstanding from time to time; provided, however, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. No Participant shall have the right to consent to any amendment to, or waiver of, any provision of this Agreement, except the transferor Lender may provide in its agreement with the Participant that such Lender will not, without the consent of the Participant, agree to any amendment or waiver described in clause (a) through clause (h) of Section 10.04.

         (c) Subject to the last sentence of this paragraph (c) any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Lender or any domestic banking affiliate thereof, and, with the consent of the Administrative Agent, and, so long as no Default or Event of Default shall have occurred and be continuing, the Company (which in each case shall not be unreasonably withheld, delayed or conditioned), to one or more additional banks or financial institutions ("Purchasing Lenders") all or any part of its rights and obligations under this Agreement and the Notes pursuant to an Assignment and Acceptance Agreement, executed by such Purchasing Lender, such transferor Lender and the Administrative Agent (and, in the case of an Assignment and Acceptance Agreement relating to a Purchasing Lender that is not then a Lender or a domestic banking affiliate thereof, also executed by the Company), and delivered to the Administrative Agent for its acceptance. Upon such execution, delivery and acceptance from and after the effective date specified in such Assignment and Acceptance Agreement, (i) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance Agreement, have the rights and obligations of a Lender hereunder with Commitments as set forth therein and (ii) the transferor Lender thereunder shall, to the extent provided in such Assignment and Acceptance Agreement, be released from its obligations under this Agreement arising after such transfer (and, in the case of an Assignment and Acceptance Agreement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto except as to Sections 3.07, 3.08, 3.10 and 10.03 for the period prior to the effective date). Such Assignment and Acceptance Agreement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Proportions arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under or in respect of this Agreement and the Notes. On or prior to the effective date specified in such Assignment and Acceptance Agreement, the Company, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Notes, new Notes to the order of such Purchasing Lender in an amount equal to the Commitments assumed by it pursuant to such Assignment and Acceptance Agreement and, if the transferor Lender has retained any Commitment hereunder, a new Note to the order of the transferor Lender in an amount equal to such Commitment retained by it hereunder. Such new Notes shall be in a principal amount equal to the principal amount of such surrendered Notes, shall be dated the effective date specified in the Assignment and Acceptance Agreement and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Lender shall be returned by the Administrative Agent to the Company marked "cancelled". Anything in this Section 10.05 to the contrary notwithstanding, (i) no transfer to a Purchasing Lender shall be made pursuant to this paragraph (c) if such transfer by any one transferor Lender to any one Purchasing Lender (other than a Purchasing Lender which is a Lender hereunder prior to such transfer) (x) is in respect of less than $5,000,000 of the Commitments of such transferor Lender or (y) if less than all of the Commitment of such transferor Lender is transferred, after giving effect to such transfer the amount held by any Transferor Lender would be less than $2,500,000 and (ii) each transfer to a Purchasing Lender shall be made in the same pro-rata portion with respect to the Revolving Credit Facility A Commitment and the Revolving Credit Facility B Commitment.

         (d) The Administrative Agent shall maintain at its address referred to in Section 10.01 a copy of each Assignment and Acceptance Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the commitments of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of demonstrable error and the Company, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance Agreement executed by a transferor Lender and a Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Company) together with payment by the Purchasing Lender to the Administrative Agent of a registration and processing fee of $3,500 if the Purchasing Lender is not a Lender prior to the execution of an Assignment and Acceptance Agreement and $2,500 if the Purchasing Lender is a Lender prior to the execution of an Assignment and Acceptance Agreement, the Administrative Agent shall (i) accept such Assignment and Acceptance Agreement, (ii) record the information contained therein in the Register, and (iii) give prompt notice of such acceptance and recordation to the Lenders and the Company.

         (f) The Company authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Company and its Affiliates which has been delivered to such Lender by or on behalf of the Company pursuant to this Agreement or which has been delivered to such Lender by the Company in connection with such Lender's credit evaluation of the Company and its Subsidiaries prior to entering into this Agreement.

         (g) If, pursuant to this Section 10.05, any interest in this Agreement, a participation agreement, or any Note is transferred to any transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Administrative Agent and the Company) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Company, or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the Administrative Agent, the transferor Lender and the Company either U.S. Internal Revenue Service Form W-8EC1 or U.S. Internal Revenue Service Form W-8BEN (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the Administrative Agent, the transferor Lender and the Company) to provide the Administrative Agent, the transferor Lender and the Company a new Form W-8EC1 or Form W-8BEN upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         (h) Any Lender may at any time pledge or assign or grant a security interest in all or any part of its rights under this Agreement and the other Loan Documents, including any portion of its Notes, to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341, provided that no such assignment shall release the transferor Lender from its Commitments or its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party to this Agreement.

         SECTION 10.06. No Waiver; Cumulative Remedies. Neither any failure nor any delay on the part of any Lender, the Issuing Lender or the Administrative Agent in exercising any right, power or privilege hereunder or under any Note or any other Loan Document shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights, remedies, powers and privileges herein provided or provided in the other Loan Documents are cumulative and not exclusive of any rights, remedies powers and privileges provided by law.

         SECTION 10.07. APPLICABLE LAW. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAW.

         SECTION 10.08. SUBMISSION TO JURISDICTION; JURY WAIVER. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, COUNTY OF NASSAU OR COUNTY OF SUFFOLK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH FEDERAL OR STATE COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO HEREIN OR THEREIN OR THE SUBJECT MATTER HEREOF THEREOF MAY NOT BE LITIGATED IN OR BY SUCH FEDERAL OR STATE COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AGREES NOT TO ASSERT ANY COUNTERCLAIM IN ANY SUCH SUIT, ACTION OR PROCEEDING UNLESS SUCH COUNTERCLAIM IS A COMPULSORY OR MANDATORY COUNTERCLAIM UNDER APPLICABLE LAWS GOVERNING CIVIL PROCEDURE. THE COMPANY AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS AGREEMENT OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. EACH PARTY HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING THERETO. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENTS FOR THE LENDERS TO ENTER INTO THIS AGREEMENT AND TO MAKE THE LOANS.

         SECTION 10.09. Severability. In case any one or more of the provisions contained in this Agreement, any Note or any other Loan Document should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

         SECTION 10.10. Right of Setoff. The Administrative Agent, the Issuing Lender, each Lender and each Affiliate of each Lender are each hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent, the Issuing Lender, any Lender or any Affiliate of any Lender to or for the credit or the account of the Company against any and all of the Obligations of the Company now and hereafter existing under this Agreement and the Notes held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any Note and although such obligations may be unmatured. The rights of the Administrative Agent, the Issuing Lender, each Lender and each Affiliate of each Lender under this Section
10.10 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which they may have.

         SECTION 10.11. Confidentiality. The Administrative Agent and each Lender agrees to keep confidential all non-public information, materials and documents furnished by the Company to the Administrative Agent and the Lenders pursuant to this Agreement (the "Confidential Information"). Notwithstanding the foregoing, such party shall be permitted to disclose Confidential Information
(a) to such of its officers, directors, employees, agents, representatives and professional advisors in any of the transactions contemplated by, or the administration of, this Agreement; (b) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any governmental agency or authority; (c) to the extent such Confidential Information (i) becomes publicly available other than as a result of a breach of this Section 10.11 by the disclosing party, or (ii) becomes available to such party on a non-confidential basis from a source other than the Company or its Subsidiaries which to such party's knowledge is not prohibited from disclosing such Confidential Information to such party by a contractual or other legal obligation; (d) to the extent the Company or any of its Subsidiaries shall have consented to such disclosure in writing; or (e) to any prospective transferee or participant in connection with any contemplated transfer of the Notes or any interest therein provided such transferee or participant agrees to treat the Confidential Information in a manner consistent with this Section 10.11. Nothing herein shall prohibit the disclosure of Confidential Information in connection with any litigation or where such disclosure is pursuant to applicable laws, regulations, court order or similar legal process; provided, however, in the event that such party is requested or required by law to disclose any of the Confidential Information, such party shall provide the Company with written notice, unless notice is prohibited by law, of any such request or requirement so that the Company may seek a protective order or other appropriate remedy; provided that no such notification shall be required in respect of any disclosure to regulatory authorities having jurisdiction over such party.

         SECTION 10.12. Headings. Section headings used herein are for convenience of reference only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

         SECTION 10.13. Construction. This Agreement is the result of negotiations between, and has been reviewed by, each of the Company, the Administrative Agent, the Lenders and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of each party hereto, and no ambiguity shall be construed in favor of or against either the Company, the Administrative Agent, or any Lender.

         SECTION 10.14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute one and the same instrument.

         SECTION 10.15. Syndication and Documentation Agents. The Chase Manhattan Bank, in its capacity as Syndication Agent, and Wachovia Bank, N.A., in its capacity as Documentation Agent, shall have no responsibilities or obligations hereunder, provided that the provisions of this Section 10.15 shall not affect or limit their responsibilities, rights or obligations as Lenders hereunder.

         IN WITNESS WHEREOF, the Company, the Administrative Agent and the Lenders have caused this Agreement to be duly executed by their duly authorized officers, as of the day and year first above written.

                                       PALL CORPORATION


                                       By: /s/ John Adamovich
                                          ----------------------------------
                                          Name: John Adamovich
                                          Title: Treasurer

Revolving Credit Facility              FLEET BANK, N.A., as Administrative
A Commitment: $42,750,000              Agent, as a Lender, as Swingline Lender
                                       and as Issuing Lender

Revolving Credit Facility
B Commitment: $14,250,000              By: /s/ Philip A. Davi
                                           --------------------------------
                                           Name: Philip A. Davi
                                           Title: Vice President

                                       Lending Office for Base Rate Loans:

                                             Fleet Bank, National Association
                                             300 Broad Hollow Road
                                             Melville, New York 11747

                                       Lending Office for Adjusted
                                       Libor Loans:

                                             Fleet Bank, National Association
                                             300 Broad Hollow Road
                                             Melville, New York 11747_

                                       Address for Notices:

                                             Fleet Bank, National Association
                                             300 Broad Hollow Road
                                             Melville, New York 11747
                                             Attention: Relationship Manager -
                                                        Pall Corporation
                                                        Telecopy: (631) 547-7815

Revolving Credit Facility              THE CHASE MANHATTAN BANK, as
A Commitment: $33,000,000              Syndication Agent and as a Lender


Revolving Credit Facility
B Commitment: $11,000,000              By: /s/ Emelia K. Teige
                                           -----------------------------------
                                           Name: Emelia K. Teige
                                           Title: Vice President

                                       Lending Office for Base Rate Loans:

                                             The Chase Manhattan Bank
                                             395 North Service Road
                                             Melville, New York 11747

                                       Lending Office for Adjusted
                                       Libor Loans:

                                             The Chase Manhattan Bank
                                             395 North Service Road
                                             Melville, New York 11747

                                       Address for Notices:

                                             The Chase Manhattan Bank
                                             395 North Service Road, Suite 302
                                             Melville, New York 11747
                                             Attention: Relationship Manager -
                                                        Pall Corporation
                                             Telecopy:  (516) 755-5103

Revolving Credit Facility              WACHOVIA BANK, N.A., as Documentation
A Commitment: $33,000,000              Agent and as a Lender

Revolving Credit Facility
B Commitment: $11,000,000              By: /s/ David K. Alexander
                                           ----------------------------------
                                           Name: David K. Alexander
                                           Title: Senior Vice President

                                       Lending Office for Base Rate Loans:

                                             Wachovia Bank, N.A.
                                             191 Peachtree Street, N.E.
                                             Atlanta, Georgia 30303

                                       Lending Office for Adjusted
                                       Libor Loans:

                                             Wachovia Bank, N.A.
                                             191 Peachtree Street, N.E.
                                             Atlanta, Georgia 30303

                                       Address for Notices:

                                             Wachovia Bank, N.A.
                                             191 Peachtree Street, N.E.
                                             Atlanta, Georgia 30303
                                             Attention: Jane C. Deaver,
                                                        Senior Vice President
                                             Telecopy:  (404) 332-4136

Revolving Credit Facility              BANCA POPOLARE di MILANO, NEW YORK
A Commitment: $18,750,000              BRANCH, as a Lender

Revolving Credit Facility
B Commitment: $6,250,000               By: /s/ Fulvio Montanari
                                           -----------------------------------
                                           Name: Fulvio Montanari
                                           Title: First Vice President

                                       By: /s/ Patrick Dillon
                                           -----------------------------------
                                           Name: Patrick Dillon
                                           Title: Vice President,
                                                  Chief Credit Officer

                                       Lending Office for Base Rate Loans:

                                             Banca Popolare di Milano,
                                             New York Branch
                                             375 Park Avenue
                                             New York, NY 10052

                                       Lending Office for Adjusted Libor Loans:

                                             Banca Popolare di Milano,
                                             New York Branch
                                             375 Park Avenue
                                             New York, NY 10052

                                       Address for Notices:

                                             Banca Popolare di Milano,
                                             New York Branch
                                             375 Park Avenue
                                             New York, NY 10052
                                             Attention: Fulvio Montanari, FVP
                                             Telecopy:  (212) 838-1077

Revolving Credit Facility              THE BANK OF NEW YORK, as a Lender
A Commitment: $15,000,000

Revolving Credit Facility
B Commitment: $5,000,000               By: /s/ Russell A. Burr
                                           ----------------------------
                                           Name: Russell A. Burr
                                           Title: Senior Vice President

                                       Lending Office for Base Rate Loans:

                                             The Bank of New York
                                             One Wall Street
                                             New York, New York 10286

                                       Lending Office for Adjusted
                                       Libor Loans:

                                             The Bank of New York
                                             One Wall Street
                                             New York, New York 10286

                                       Address for Notices:

                                             The Bank of New York
                                             One Wall Street
                                             New York, New York 10286
                                             Attention: Roger Grossman,
                                                        Vice President
                                             Telecopy: (212) 635-1480

Revolving Credit Facility              MELLON BANK, N.A., as a Lender
A Commitment: $7,500,000

Revolving Credit Facility
B Commitment: $2,500,000               By: /s/ Peter Dontas
                                           ----------------------------------
                                           Name: Peter Dontas
                                           Title: First Vice President

                                       Lending Office for Base Rate Loans:

                                             Mellon Bank, N.A.
                                             176 EAB Plaza, 11 West
                                             Uniondale, New York 11556

                                       Lending Office for Adjusted
                                       Libor Loans:

                                             Mellon Bank, N.A.
                                             176 EAB Plaza, 11 West
                                             Uniondale, New York 11556

                                       Address for Notices:

                                             Mellon Bank, N.A.
                                             176 EAB Plaza, 11 West
                                             Uniondale, New York 11556
                                             Attention: Ralph Bumbaca,
                                                        Vice President
                                                        Telecopy: (516) 338-3070

                                SCHEDULE 1.01(a)
                              Existing Indebtedness


Bank:                                                         uncommitted line
-----                                                         ----------------

Fleet                                                     $   50,000,000

Wachovia                                                  $   50,000,000

Chase                                                     $   50,000,000

Banca Di Milano                                           $   30,000,000

Banca Commerciale Italiana                                $   25,000,000

Mellon                                                    $   25,000,000
                                                          --------------


                                                          $   230,000,000

                                SCHEDULE 1.01(b)
                                   Guarantors


Name of Company                             Jurisdiction of Incorporation
---------------                             -----------------------------

Medsep Corporation                          Delaware
Pall Aeropower Corporation                  Delaware
Pall Biomedical, Inc.                       Delaware
Pall International Corporation              Delaware
Pall Puerto Rico, Inc.                      Delaware
Pall- PASS US, Inc.                         Delaware
Pall Filtron Corporation                    Massachusetts
Gelman Sciences, Inc.                       Michigan
Russell Associates, Inc.                    Maryland

                                  SCHEDULE 4.11
                           SUBSIDIARIES AND AFFILIATES

Pall Corporation owns 100% of the outstanding capital stock of those companies listed below, Except where otherwise noted:
                                                       Jurisdiction
Name of Company                                      of Incorporation
---------------                                      ----------------
Medsep Corporation                                       Delaware
Pall Aeropower Corporation                               Delaware
Pall Biomedical, Inc.                                    Delaware
Pall International Corporation                           Delaware
Pall Puerto Rico, Inc.                                   Delaware
Russell Associates Inc.                                  Maryland
Pall - PASS US, Inc.                                     Delaware
Rochem Separations                                       California (inactive)
Pall Filtron Corporation                                 Massachusetts
Gelman Sciences, Inc.                                    Michigan
Pall Technologies S.A. (e)                               Argentina
Pall (Canada) Limited                                    Canada
Pall BVBA (e)                                            Belgium
Pall Europe Limited (f)                                  England
Pall Deutschland GmbH Holding                            Germany
Pall GmbH (a)                                            Germany
Pall Rochem GmbH (a)                                     Germany
Vertriebs Membranfilter GmbH (d)                         Germany
Pall Verwaltungs GmbH (i)                                Germany
Pall Italia S.R.L.                                       Italy
Gelman Ireland Ltd.                                      Ireland
Pall France S.                                           France
Pall Netherlands B.V. (f)                                The Netherlands
Romaco B.V. (d)                                          The Netherlands
Pall Norge AS                                            Norway
Pall (Schweiz) A.G.                                      Switzerland
Argentaurum A.G.                                         Switzerland
Pall Austria Filter Ges.m.b.H.                           Austria
Pall Espana S.A.                                         Spain
Pall Filtron AB (c)                                      Sweden
Pall Filtron Technology B.V. (c)                         The Netherlands
Pall Poland Limited (a)                                  Poland
Nihon Pall Ltd.                                          Japan
Pall Filtration Pte. Ltd.                                Singapore
Pall Korea Limited                                       South Korea
Pall Filter (Beijing) Co., Ltd.                          China
Pall Asia International Ltd.                             Hong Kong
Gelman Sciences Ltd. (b)                                 Australia

Pall Export Sales Corporation, Limited                   Jamaica
Pall South Africa (Pty) Ltd. (e)                         South Africa
PLLN C.V. Partnership (g)                                The Netherlands
Pall Mauritius Ltd.                                      India
Pall Pharmalab Filtration Pvt. Ltd. (h)                  India


(a) 100% owned by Pall Deutschland GmbH Holding
(b) 100% owned by Gelman Sciences Inc., Michigan
(c) 100% owned by Pall Filtron Corporation.
(d) 100% owned by Argentaurum BV
(e) 100% owned by Pall Netherlands BV
(f) Contributed to PLLN C.V. a Netherlands Partnership
(g) General Partner: Pall-PASS US, Inc. (12.6%); Limited Partner: Pall Corporation (87.4%)
(h) 51% owned by Pall Mauritius Ltd; balance (49%) owned by an unrelated party
    - Pharmalab Group.
(i) 100% owned by Pall Europe Limited.

                                                                   SCHEDULE 4.12

Environmental Matters
---------------------

                        Gelman Sciences, Inc. ("Gelman")
                        --------------------------------

Background
----------

         o  1966 1,4-dioxane used in Gelman's manufacturing process.
         o 1960's Gelman treats its process wastewater through a system of treatment ponds authorized pursuant to a state-issued Order of Determination.
         o 1976 Gelman begins spray irrigation of treated wastewater from the ponds pursuant to a state permit.
         o 1986 Gelman is informed that 1,4-dioxane was detected in area supply wells.
         o October 1992 State of Michigan, Circuit Court for the County of Washtenaw enters a Consent Judgement pursuant to which Gelman agrees to remediate the 1,4-dioxane groundwater contamination. (Subsequently amended September 1996 and October 1999).
         o 1997 Pall Corporation acquires all of the outstanding capital stock of Gelman in a stock-for-stock transaction.

Current Clean up Status
-----------------------

         o To date, Gelman has remediated over 485,000,000 gallons of groundwater and removed almost 22,000 pounds of 1,4-dioxane.

Current Legal Developments
--------------------------

         State Action to Enforce Consent Judgement.

         o In February, 2000 the State of Michigan filed a Motion to Enforce the 1992 Consent Judgement (Granholm vs. Gelman Sciences, Inc., State of Michigan, Circuit Court for the County of Washtenaw) seeking $4.2 million in penalties for alleged violations of the Consent Judgement and injunctive relief.

         o Gelman filed an opposition to the State's Motion to Enforce Consent Judgement and an evidentiary hearing was held in early July 2000.

         o On July 17, 2000 the Judge issued an Opinion and Remediation Enforcement Order requiring Gelman to submit an enforceable long range plan to reduce all dioxanes in the water supplies below acceptable levels within five years and ordering immediate measures to move the process along further than in the past. Gelman already planned to undertake most of these measures and anticipates that, while the timetable is challenging, it will meet the deadlines. The request for penalties was taken under advisement by the court, with an indication that, so long as Gelman is in substantial compliance with the court's remediation order, penalties will not be imposed.

         Provision in Financial Statements
         ---------------------------------

         o A reserve has been set up which management deems adequate to provide for this matter.

                                                                   SCHEDULE 4.15
                               Credit Arrangements
                               -------------------

Term loans:               Pall Corp                                        Fleet                             $    18,000,000

                          Pall Corp                                       Wachovia                           $    27,500,000

Sale/ leaseback           Pall Corp                                        Chase                             $     3,467,012

Industrial Development Bonds                                               gelman                            $     4,415,000

Long term note                                                             gelman                            $       212,500

Stand-by letters of credit                                            issuer: Wachovia                       $     5,671,588

Surety Bonds                                                             Travelers                           $    31,112,955


Credit facilities:        Pall Filtration Pte. Ltd.                CitiBank NA Singapore                *       5,000,000 Sn $'s
                                                               Development Bank of Singapore            *       3,000,000 Sn $'s

                          Pall (Schweiz) A.G.                         Credit Suisse                            600,000 S Francs

                          Pall BVBA                                     Fortis Bank                          10,000,000 Bel Francs

                          Australia Branch                           ANZ Banking Group                        2,400,000 AS $'s

                          New Zealand Branch                         ANZ Banking Group                           85,500 NZ $'s

                          Pall Netherlands B.V.
                             (Irish Branch)                           Bank of Ireland                   *     1,000,000 Punts

                          Pall South Africa (Pty) Ltd.       The Standard Bank of South Africa          *     1,300,000 Rand

                          Pall Asia International Ltd.       Hong Kong & Shanghi Banking Corp.          *     2,000,000 HK $'s

                          Pall GmbH (Germany)                           Commerzbank                     *     30,000,000  dm
                                                                     Bayrische Hypobank                 *     30,000,000  dm
                                                                       Deutsche Bank                    *     14,000,000  dm

                          Pall Europe Ltd                        National Westminster Bank                    40,000,000(pound)
                                                                       Barclays Bank                          30,000,000(pound)


                          Pall Italia S.R.L.                      Banca Poplare di Milano               *    10,500,000,000   lire
                                                                Cassa di Risparmio di Parma             *     6,250,000,000   lire
                                                                 Banca Commerciale Italiana             *    10,000,000,000   lire

                          Nihon Pall Ltd.                        Bank of Tokyo- Mitsubishi              *
                                                                  Industrial Bank of Japan              *
                                                                        Sakura Bank                     *
                                                                           Fleet                        *

                          Pall Espana S.A.                           Banco de Santander                 *      100,000,000 pesatas

                          Pall France S.A.                       Natexis Banques Populaires             *       45,000,000 f francs
                                                                        BNP Paribas                     *       60,000,000 f francs

                          Pall Technologies S.A.                      Banco Galicia                          $      90,000   US $'s

Purchase Agreements:      Pall Aeropower Corp                    Magna Machinery Co., Inc.                   $   1,059,999
                                                                  (1 Mitsui Seiki Truunion
                                                                     Machining Center)

                          Pall Corp (PTM Division)                         Asahi                             $   9,000,000
                                                           (3,000 Ashahi UF water system modules)

Capital Leases:           Pall France S.A.                           Land and building                           5,127,335  f francs

                          Pall Europe Ltd                           computer equipment                             447,940  (pound)

                *         Facility guaranteed by Pall Corp


                                       84

                                                                   SCHEDULE 7.01
                             PERMITTED INDEBTEDNESS

                                                                                                                        Last
                                                                                         Indebtedness                  payment
                                                                                                                       -------
US
Term loans:                      Pall Corp                 Fleet                        $   18,000,000                  oct 02

                                 Pall Corp                Wachovia                      $   27,500,000                  apr 03

Sale/ leaseback                  Pall Corp                 Chase                        $    3,467,012                  jul 01


Industrial Development Bonds                               gelman                       $    4,415,000                  jul 04

Long term note                                             gelman                       $      212,500                  jan 02

Stand-by letters of credit                            issuer: Wachovia                  $    7,036,202

Surety Bonds                                             Travelers                      $   31,112,955




 Japan        Bank of Tokyo- Mitsubishi                   long term             (Y)     2,219,000,000        various through jul 03
              Industrial Bank of Japan                    long term             (Y)     2,140,000,000       various through june 04
              Sakura Bank                                 long term             (Y)       847,998,000      various through march 04
              Sanwa Bank                                  long term             (Y)                 -
              Fleet                                       long term             (Y)     3,000,000,000                   june 01
              Sakura Bank                                short term             (Y)       550,000,000                   sept 00



UK                                                     capital lease        (pound)            447,940
             National Westminster Bank                   short term         (pound)         14,935,274                 25 Aug 00
                                                         overdraft          (pound)         13,144,683
             Barclays Bank                               short term         (pound)         24,982,295                 25 Aug 00
                                                         overdraft          (pound)                  -


Germany      Bayerische Hypobank                         short term             dm            7,823,320      various through oct 00
                                                         overdraft              dm              891,872


             Commerzbank                                 short term               dm          9,779,150     various through sept 00
                                                         overdraft                dm            643,618
             Deutsche Bank                               overdraft                dm            127,226


France                                                 capital lease              ff          5,127,335
             Natexias Banques Populaires                 overdraft                ff         43,984,043
             BNP Paribas                                 overdraft                ff         14,407,671


Italy        Banca Poplare di Milano                     overdraft               lire       716,000,000
                                                         short term              lire     7,821,000,000      various through oct 00
             Cassa di Risparmio di Parma                 overdraft               lire     1,795,000,000
                                                         short term              lire     3,045,000,000      various through nov 00
             Banca Commerciale Italiana                  overdraft               lire     2,859,000,000
                                                         short term              lire     4,287,000,000      various through nov 00

  Argentina  Banco Galicia                       Visa credit card facility      US $s   $        90,000



                                                                   SCHEDULE 7.02


                              PERMITTED LIENS

-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

                                                                                    Type of     Filing
           Debtor                Secured Party                   Jurisdiction       Filing      Date               File No.
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------
Gelman Sciences Inc.             NDB Bank                   Escambia County, FL     UCC-1       5/14/96         OR Bk 3973 Pg 1000
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

Gelman Sciences Inc.             N/A                        Escambia County, FL     Tax Lien    5/30/99         OR Bk 4497 Pg 1043
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

Gelman Sciences Inc.             NDB Bank                   Florida Secretary of    UCC-1       6/10/96         960000118932
                                                            State
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

Gelman Sciences Inc.             Sanwa Business Credit      Florida Secretary of    UCC-1       12/15/95        950000250723
                                 Corp.                      State
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

Gelman Sciences Inc.             General Electric Capital   Florida Secretary of    UCC-1       4/30/98         980000095336
                                 Corporation                State
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

Gelman Sciences Inc.             Citicorp Dealer Finance    Michigan Secretary of   UCC-1       7/26/95         N/A
                                                            State
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

Gelman Sciences Inc.             Sanwa Business Credit      Michigan Secretary of   UCC-1       12/19/95        64825B
                                 Corp.                      State
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

Gelman Sciences Inc.             Hovinga Business Systems   Michigan Secretary of   UCC-1       3/11/96         D071832
                                                            State
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

Gelman Sciences Inc.             NDB Bank                   Michigan Secretary of   UCC-1       5/21/96         71429B
                                                            State
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

Gelman Sciences Inc.             Sharp Electronic Credit    Michigan Secretary of   UCC-1       2/13/97         D197167
                                 Co.                        State
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

Gelman Sciences Inc.             Hovinga Business Systems   Michigan Secretary of   UCC-1       2/16/96         D063844
                                                            State
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

Gelman Sciences Inc.             Hovinga Business Systems   Michigan Secretary of   UCC-1       5/20/96         D097836
                                                            State
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

Pall Aeropower Corporation, as   Norwest Equipment          Florida Secretary of    UCC-1       7/15/98         980000156144
Garnishee                        Finance, Inc.              State
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

Pall Aeropower Corporation       Sanwa Leasing Corporation  Florida Secretary of    UCC-1       7/7/98          980000148625
                                                            State
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------


-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

                                                                                    Type of     Filing
           Debtor                Secured Party                   Jurisdiction       Filing      Date               File No.
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------
Pall Aeropower Corporation       Sanwa Leasing Corporation  Florida Secretary of    UCC-1       7/7/98          980000148627
                                                            State
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

Pall Aeropower Corporation       Banc One Leasing           Florida Secretary of    UCC-1       2/1/99          990000022419
                                 Corporation                State
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

Pall Aeropower Corporation       Fleet Leasing Corporation  Florida Secretary of    UCC-1       4/8/99          990000076328
                                                            State
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

Pall Aeropower Corporation       Fleet Leasing Corporation  Florida Secretary of    UCC-1       4/8/99          990000076341
                                                            State
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

Pall Aeropower Corporation       Toyota Motor Credit        Florida Secretary of    UCC-1       3/17/00         200000064059
                                 Corporation                State
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

Pall Aeropower Corporation       Pitney Bowes Credit        Florida Secretary of    UCC-1       11/17/97        970000258746
                                 Corporation                State
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

Pall Aeropower Corporation       Norwest Equipment          Florida Secretary of    UCC-1       4/23/98         980000088252
                                 Finance, Inc.              State
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

Pall Aeropower Corporation       Sanwa Leasing Corporation  Florida Secretary of    UCC-1       7/7/98          980000148626
                                                            State
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

Pall Aeropower Corporation       Norwest Equipment          Florida Secretary of    UCC-1       11/4/98         980000246627
                                 Finance, Inc.              State
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

Pall Aeropower Corporation       Wells Fargo Equipment      Florida Secretary of    UCC-1       11/12/99        990000256475
                                 Finance, Inc.              State
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

Pall Aeropower Corporation       Norwest Equipment          Florida Secretary of    UCC-1       7/14/98         980000155094
                                 Finance, Inc.              State
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

Pall Aeropower Corporation       Sun Data, Inc.             Florida Secretary of    UCC-1       7/15/98         980000156140
                                                            State
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

Pall Aeropower Corporation       Oliver Allen Corporation   Florida Secretary of    UCC-1       6/16/98         980000136080
                                                            State
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

Pall Aeropower Corporation       Norwest Equipment          Florida Secretary of    UCC-1       1/2/96          960000001272
                                 Finance, Inc.              State
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

Pall Aeropower Corporation       Norwest Equipment          Florida Secretary of    UCC-1       1/2/96          960000001200
                                 Finance, Inc.              State
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------


-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

                                                                                    Type of     Filing
           Debtor                Secured Party                   Jurisdiction       Filing      Date               File No.
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------
Pall Aeropower Corporation       Sun Data, Inc.             Florida Secretary of    UCC-1       8/22/97         970000189026
                                                            State
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

Pall Aeropower Corporation       Norwest Equipment          Florida Secretary of    UCC-1       4/28/97         970000089771
                                 Finance, Inc.              State
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

Pall Trinity Micro Corp.         Inacom Technology          Cortland County NY      UCC-1       4/5/99          1999U   553
(Branch of Pall Corp.)           Financial Services
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

Pall Corporation                 New York State Dept. Of    Nassau County NY        Warrant     7/28/99         JT99019809
                                 Labor
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

Pall Corporation                 American Classic Spec.     Nassau County NY        UCC-1       1/3/97          UC97000082
                                 Corp.
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

Pall Corporation                 American Classic Spec.     Nassau County NY        UCC-1       2/2/96          UC96001587
                                 Corp.
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

Pall Corporation                 IBM Credit Corp.           Nassau County NY        UCC-1       9/17/97         UC97015335
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

Pall Corporation                 Citicorp Del-Lease, Inc.   Nassau County NY        UCC-1       9/3/98          UC98015849
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

Pall Corporation (Lessee)        Pall Aeropower             New York Secretary of   UCC-1       8/8/95          161684
                                 Corporation (Lessor)       State
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------
                                                            New York Secretary of
Pall Corporation                 IBM Credit Corp.           State                   UCC-1       9/3/97          183278
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------
                                                            New York Secretary of
Pall Corporation                 Citicorp Del-Lease, Inc.   State                   UCC-1       8/28/98         185885
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

Pall Trinity Micro Corp.         Inacom Technology          New York Secretary of   UCC-1       4/5/99          066101
(Branch of Pall Corporation)     Financial Services         State Nassau
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------
                                                            New York Secretary of
Pall Corporation                 IBM Credit Corporation.    State                   UCC-1       1/20/00         014116
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

Pall Corporation (as record      Key Bank of New York       Suffolk County NY       UCC-1       6/6/96          96-09339
owner only)                                                                         (Fixtures
                                                                                    - Debtor
                                                                                    Nationwide
                                                                                    Funding
                                                                                    Group
                                                                                    Inc.)
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

Pall Corporation                 Citicorp Del-Lease, Inc.   Texas Secretary of      UCC-1       8/28/98         98-175310
                                                            State
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

                                                                                    Type of     Filing
           Debtor                Secured Party                   Jurisdiction       Filing      Date               File No.
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------
Pall Corporation                 Crown Credit Company       Texas Secretary of      UCC-1       1/31/00         00-421177
                                                            State
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

Russell Associates, Inc.         Norwest Equipment          Florida Secretary of    UCC-1       2/6/96          960000025610
                                 Finance, Inc.              State
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

Russell Associates, Inc.         Sun Data, Inc.             Florida Secretary of    UCC-1       3/10/97         970000058779
                                                            State
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------
-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

-------------------------------- -------------------------- ----------------------- ----------- --------------- -------------------

                                       90

                                                                   SCHEDULE 7.03

                               Existing Guarantees
                               -------------------

----------------------------------------  -------------------------------------------------  -------------------  ------------
Subsidiary                                Institution                                         Guarantee           currency
----------------------------------------  -------------------------------------------------  -------------------  ------------
Pall Asia International Ltd.              Hong Kong & Shanghi Banking Corporation                   2,000,000     HK $'s

Pall Filtration Pte. Ltd. (Singapore)     CitiBank NA Singapore                                     5,000,000     Sn $'s
                                          Development Bank of Singapore                             3,000,000     Sn $'s

Pall Italia S.R.L.                        Banca Poplare di Milano                                  10.5 billion   Lire
                                          Cassa di Risparmio di Parma e Piacenza                   6.25 billion   Lire
                                          Banca Commerciale Italiana                                 10 billion   Lire

Pall France S.A.                          Natexis Banques Populaires                              45,000,000      F Francs
                                          BNP Paribas                                             60,000,000      F Francs

Nihon Pall Ltd. (Japan)                   Bank of Tokyo- Mitsubishi                               2.219 billion   (Y)
                                          Industrial Bank of Japan                                 2.14 billion   (Y)
                                          Sakura Bank                                              .848 billion   (Y)
                                          Fleet                                                     3.0 billion   (Y)

Pall GmbH (Germany)                       Commerzbank                                              30,000,000      dm
                                          Bayrische Hypobank                                       30,000,000      dm
                                          Deutsche Bank                                            14,000,000      dm

Pall Netherlands B.V. (Irish Branch)      Bank of Ireland                                           1,000,000     punts


Pall (Canada) Limited                     Royal Bank of Canada                                      2,500,000     C $'s

Pall South Africa (Pty) Ltd.              The Standard Bank of South Africa                         1,300,000     Rand

Pall Espana S.A.                          Banco de Santander                                      100,000,000     pestas


                                                                   SCHEDULE 7.06

                         Existing Loans and Investments
                         ------------------------------

                                                                                        cost              cost
description                                  currency             # shares       foreign currency        US $'s
-----------                                  --------           -----------     ------------------       ------
VI Technologies        current position       US $'s             1,445,960               na           $  12,577,379
                       commitment                                                                     $  14,000,000

Quadrant                                     (pound)               697,115             1,000,000      $   1,626,900

Satair                                        Krone                100,000            24,455,902      $   3,477,368



Zyme Quest                                    US $'s                   200                na          $   2,000,000

Coors                                                           50 % Joint                            $     852,400
                                                                   Venture
                                                                                                      $      35,390
Austrian Red Cross

Oil Tools                                                                                             $  12,500,000

                                                                       EXHIBIT A



                        REVOLVING CREDIT FACILITY A NOTE


$________________                                        Nassau County, New York
                                                                August ___, 2000

         FOR VALUE RECEIVED, PALL CORPORATION, a New York corporation (the "Company"), promises to pay to the order of [_______________________] (the "Lender"), on or before the Revolving Credit Facility A Commitment Termination Date, [_____________________] DOLLARS ($______________), or, if less, the unpaid principal amount of all Revolving Credit Facility A Loans made by the Lender to the Company under the Credit Agreement referred to below.

         The Company promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates and at the times which shall be determined, and to make principal repayments on this Note at the times which shall be determined, in accordance with the provisions of the Credit Agreement referred to below.

         This Note is one of the "Revolving Credit Facility A Notes" referred to in the Credit Agreement, dated as of August ____, 2000, by and among the Company, Fleet Bank, National Association, as Administrative Agent and the various Lenders (including the Lender) as are, or may from time to time become, parties thereto (as the same may be amended, restated, modified or supplemented from time to time, the "Credit Agreement") and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Credit Loans evidenced hereby were made and are to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

         Each of the Lender and any subsequent holder of this Note agrees, by its acceptance hereof, that before transferring this Note it shall record the date, Type and amount of each Revolving Credit Facility A Loan and the date and amount of each payment or prepayment of principal of each Revolving Credit Facility A Loan previously made hereunder on the grid schedule annexed to this Note; provided, however, that the failure of the Lender or holder to set forth such Revolving Credit Facility A Loans, payments and other information on the attached grid schedule shall not in any manner affect the obligation of the Company to repay the Revolving Credit Facility A Loans made by the Lender in accordance with the terms of this Note.

         This Note is subject to prepayment pursuant to Section 3.03 of the Credit Agreement.

         Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

         All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in immediately available funds at the office of Fleet Bank, National Association, as Administrative Agent for the Lenders under the Credit Agreement, located at 300 Broad Hollow Road, Melville, New York 11747 or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

         No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

         The Company and endorsers of this Note waive presentment, diligence, demand, protest, and notice of any kind in connection with this Note.

         THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

                                       PALL CORPORATION


                                       By:
                                          ---------------------------------
                                          Name:
                                          Title:

                                    SCHEDULE

Date           Principal         Type                    Applicable        Amount of        Notation
 of            Amount of         of      Interest        Interest          Principal        Made
Loan           Loan              Loan    Rate            Period            Paid             By
----           ---------         ----    ---------       -----------       ----------       --------


                                                                       EXHIBIT B


                        REVOLVING CREDIT FACILITY B NOTE


$________________                                        Nassau County, New York
                                                                August ___, 2000

         FOR VALUE RECEIVED, PALL CORPORATION, a New York corporation (the "Company"), promises to pay to the order of [_______________________] (the "Lender"), on or before the Revolving Credit Facility B Commitment Termination Date, [_____________________] DOLLARS ($______________), or, if less, the unpaid principal amount of all Revolving Credit Facility B Loans made by the Lender to the Company under the Credit Agreement referred to below.

         The Company promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates and at the times which shall be determined, and to make principal repayments on this Note at the times which shall be determined, in accordance with the provisions of the Credit Agreement referred to below.

         This Note is one of the "Revolving Credit Facility B Notes" referred to in the Credit Agreement, dated as of August ____, 2000, by and among the Company, Fleet Bank, National Association, as Administrative Agent and the various Lenders (including the Lender) as are, or may from time to time become, parties thereto (as the same may be amended, restated, modified or supplemented from time to time, the "Credit Agreement") and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Credit Loans evidenced hereby were made and are to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

         Each of the Lender and any subsequent holder of this Note agrees, by its acceptance hereof, that before transferring this Note it shall record the date, Type and amount of each Revolving Credit Facility B Loan and the date and amount of each payment or prepayment of principal of each Revolving Credit Facility B Loan previously made hereunder on the grid schedule annexed to this Note; provided, however, that the failure of the Lender or holder to set forth such Revolving Credit Facility B Loans, payments and other information on the attached grid schedule shall not in any manner affect the obligation of the Company to repay the Revolving Credit Facility B Loans made by the Lender in accordance with the terms of this Note.

         This Note is subject to prepayment pursuant to Section 3.03 of the Credit Agreement.

         Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

         All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in immediately available funds at the office of Fleet Bank, National Association, as Administrative Agent for the Lenders under the Credit Agreement, located at 300 Broad Hollow Road, Melville, New York 11747 or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

         No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

         The Company and endorsers of this Note waive presentment, diligence, demand, protest, and notice of any kind in connection with this Note.

         THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

                                       PALL CORPORATION


                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:

                                    SCHEDULE

Date              Principal         Type                    Applicable        Amount of        Notation
 of               Amount of         of       Interest       Interest          Principal        Made
Loan              Loan              Loan     Rate           Period            Paid             By
----              ---------         ----     --------       ----------        ---------        ----------














                                                                       EXHIBIT C

                                 SWINGLINE NOTE

$5,000,000                                               Nassau County, New York
                                                                August ___, 2000

         FOR VALUE RECEIVED, PALL CORPORATION, a New York corporation (the "Company"), promises to pay to the order of FLEET BANK, NATIONAL ASSOCIATION (the "Lender"), on or before the Revolving Credit Commitment Termination Date, FIVE MILLION DOLLARS ($5,000,000) or, if less, the unpaid principal amount of all Swingline Loans made by the Lender to the Company under the Credit Agreement referred to below.

         The Company promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates and at the times which shall be determined, and to make principal repayments on this Note at the times which shall be determined, in accordance with the provisions of the Credit Agreement referred to below.

         This Note is the "Swingline Note" referred to in the Credit Agreement, dated as of August ___, 2000, by and among the Company, Fleet Bank, National Association, as Administrative Agent and the various Lenders (including the Lender) as are, or may from time to time become, parties thereto (as the same may be amended, restated, modified or supplemented from time to time, the "Credit Agreement") and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Swingline Loans evidenced hereby were made and are to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

         Each of the Lender and any subsequent holder of this Note agrees, by its acceptance hereof, that before transferring this Note it shall record the date, Type and amount of each Swingline Loan and the date and amount of each payment or prepayment of principal of each Swingline Loan previously made hereunder on the grid schedule annexed to this Note; provided, however, that the failure of the Lender or holder to set forth such Swingline Loans, payments and other information on the attached grid schedule shall not in any manner affect the obligation of the Company to repay the Swingline Loans made by the Lender in accordance with the terms of this Note.

         This Note is subject to prepayment pursuant to Section 3.03 of the Credit Agreement.

         Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

         All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in immediately available funds at the office of Fleet Bank, National Association, located at 300 Broad Hollow Road, Melville, New York 11747 or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

         No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

         The Company and endorsers of this Note waive presentment, diligence, demand, protest, and notice of any kind in connection with this Note.

         THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

                                       PALL CORPORATION


                                       By:
                                          ----------------------------------
                                       Name:
                                       Title:

                                    SCHEDULE

Date              Principal         Type                     Applicable        Amount of        Notation
 of               Amount of         of        Interest       Interest          Principal         Made
Loan              Loan              Loan      Rate           Period             Paid             By
----              ---------         ----      ----           ----------        ----------       ---------
















                                                                       EXHIBIT D


                                    GUARANTY

         THIS GUARANTY is entered into as of the __ day of August, 2000, by EACH OF THE UNDERSIGNED (each a "Guarantor" and, collectively, the "Guarantors") in favor of and for the benefit of the Agent and the Lenders, as defined in the Credit Agreement referred to below.

                                    RECITALS

         A. Pursuant to a Credit Agreement dated the date hereof, by and among Pall Corporation (the "Company"), Fleet Bank, National Association, as Administrative Agent and the various Lenders as are or may from time to time become parties thereto (as the same may be amended, modified, restated or supplemented from time to time, the "Credit Agreement"), the Company will receive Loans and other financial accommodations from the Agent and Lenders and will incur Obligations.

         B. The Guarantors, being members of a group of entities affiliated with the Company and being engaged in related businesses will receive direct and indirect benefits from such Loans and financial accommodations.

         C. Each Guarantor wishes to grant the Agent and Lenders security and assurance in order to secure the payment and performance by the Company of all of its present and future Obligations, and, to that effect, to guaranty the Obligations as set forth herein.

         Accordingly, each Guarantor hereby agrees as follows:

         1. Guaranty.

                  (a) Each Guarantor, jointly and severally, unconditionally and irrevocably guarantees to the Agent and the Lenders the full and punctual payment by the Company, when due, whether at the stated due date, by acceleration or otherwise, of all Obligations of the Company, howsoever created, arising or evidenced, voluntary or involuntary, whether direct or indirect, absolute or contingent now or hereafter existing or owing to the Agent or the Lenders under the Credit Agreement (collectively, the "Guaranteed Obligations"). This Guaranty is an absolute, unconditional, continuing guaranty of payment and not of collection of the Guaranteed Obligations and includes Guaranteed Obligations arising from successive transactions which shall either continue such Guaranteed Obligations or from time to time renew such Guaranteed Obligations after the same have been satisfied. This Guaranty is in no way conditioned upon any attempt to collect from the Company or upon any other event or contingency, and shall be binding upon and enforceable against each Guarantor without regard to the validity or enforceability of the Credit Agreement, the Notes or any other Loan Document or of any term of any thereof. If for any reason the Company shall fail or be unable duly and punctually to pay any of the Guaranteed Obligations (including, without limitation, amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss. 362(a)), each Guarantor will forthwith pay the same, in cash, immediately upon demand.

                  (b) In the event the Credit Agreement, any Note or any other Loan Document shall be terminated as a result of the rejection thereof by any trustee, receiver or liquidating agent of the Company or any of its properties in any bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar proceeding, each Guarantor's obligations hereunder shall continue to the same extent as if the Credit Agreement, such Note or such other Loan Document had not been so rejected.

                  (c) Each Guarantor shall pay all costs, expenses (including, without limitation, reasonable attorneys' fees and disbursements) and damages incurred in connection with the enforcement of the Guaranteed Obligations of the Company under the Credit Agreement or the Note or any other Loan Document to the extent that such costs, expenses and damages are not paid by the Company pursuant to the respective documents.

                  (d) Each Guarantor further agrees that if any payment made by the Company or any Guarantor to the Agent or the Lenders on any Obligation or Guaranteed Obligation, as applicable, is rescinded, recovered from or repaid by the Agent or the Lenders, in whole or in part, in any bankruptcy, insolvency or similar proceeding instituted by or against the Company or any Guarantor, this Guaranty shall continue to be fully applicable to such Guaranteed Obligation to the same extent as though the payment so recovered or repaid had never originally been made on such Guaranteed Obligation.

                  (e) If any Event of Default shall have occurred and be continuing, the Agent, the Lenders, and any Affiliate of the Agent or any Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent or the Lenders, or any Affiliate of the Agent or a Lender to or for the credit or the account of any Guarantor against any of and all the obligations of any Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not the Agent or any Lender shall have made any demand hereunder and although such obligations may be unmatured. The rights under this paragraph 1(e) are in addition to other rights and remedies (including other rights of set off) which the Agent and the Lenders may have.

        2. Guaranty Continuing, Absolute, Unlimited.


         The obligations of each Guarantor hereunder shall be continuing, absolute, irrevocable, unlimited and unconditional, shall not be subject to any counterclaim, set-off, deduction or defense based upon any claim any Guarantor may have against the Agent, any Lender or the Company or any other person, and shall remain in full force and effect without regard to, and, to the fullest extent permitted by applicable law, shall not be released, discharged or in any way affected by, any circumstance or condition (whether or not any Guarantor shall have any knowledge or notice thereof) whatsoever which might constitute a legal or equitable discharge or defense including, but not limited to, (a) any express or implied amendment, modification or supplement to the Credit Agreement, any Note, or any other Loan Document or any other agreement referred to in any thereof, or any other instrument applicable to the Company or to the Loans, or the Letters of Credit or any part thereof; (b) any failure on the part of the Company to perform or comply with the Credit Agreement, any Note or any other Loan Document or any failure of any other person to perform or comply with any term of the Credit Agreement, any Note, or any other Loan Document or any other agreement as aforesaid; (c) any waiver, consent, change, extension, indulgence or other action or any action or inaction under or in respect of the Credit Agreement, any Note, or any other Loan Document or any other agreement as aforesaid, whether or not the Agent, any Lender, the Company or any Guarantor has notice or knowledge of any of the foregoing; (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to the Company, or its properties or its creditors, or any action taken by any trustee or receiver or by any court in any such proceeding; (e) any furnishing or acceptance of additional security or any release of any security; (f) any limitation on the liability or obligations of the Company under the Credit Agreement, any Note or any other Loan Document or any termination, cancellation, frustration, invalidity or unenforceability, in whole or in part, of the Credit Agreement, any Note, this Guaranty or any other Loan Document or any term of any thereof; (g) any lien, charge or encumbrance on or affecting any Guarantor's or any of the Company's respective assets and properties; (h) any claim as a result of any other dealings among the Agent, any Lender, any Guarantor or the Company; (i) the assignment of this Guaranty, the Credit Agreement, any Note or any other Loan Document by the Agent or any Lender to any other Person; or (j) any change in the name of the Agent, any Lender, the Company or any other Person referred to herein. Notwithstanding anything to the foregoing, in the event that the Lenders shall consent to the reduction, extension or other amendment of the Obligations of the Company, the Guarantor Obligations shall be similarly reduced, extended or amended.

         3. Waiver.

                  Each Guarantor unconditionally waives, to the fullest extent permitted by applicable law: (a) notice of any of the matters referred to in
Section 2 hereof, except as expressly provided herein; (b) all notices which may be required by statute, rule of law or otherwise to preserve any rights against any Guarantor hereunder, including, without limitation, notice of the acceptance of this Guaranty, or the creation, renewal, extension, modification or accrual of the Guaranteed Obligations or notice of any other matters relating thereto, any presentment, demand, notice of dishonor, protest, nonpayment of any damages or other amounts payable under the Credit Agreement, any Note or any other Loan Documents; (c) any requirement for the enforcement, assertion or exercise of any right, remedy, power or privilege under or in respect of the Credit Agreement, any Note or any other Loan Documents, including, without limitation, diligence in collection or protection of or realization upon the Guaranteed Obligations or any part thereof or any collateral thereof; (d) any requirement of diligence;
(e) any requirement to mitigate the damages resulting from a default by the Company under the Credit Agreement, any Note or any other Loan Documents; (f) the occurrence of every other condition precedent to which any Guarantor or the Company may otherwise be entitled; (g) the right to require the Agent or the Lenders to proceed against the Company or any other person liable on the Guaranteed Obligations, to proceed against or exhaust any security held by the Company or any other person, or to pursue any other remedy in the Agent's or any Lender's power whatsoever, and (h) the right to have the property of the Company first applied to the discharge of the Guaranteed Obligations.

                  The Agent and the Lenders may, at their election, exercise any right or remedy they may have against the Company without affecting or impairing in any way the liability of any Guarantor hereunder and each Guarantor waives, to the fullest extent permitted by applicable law, any defense arising out of the absence, impairment or loss of any right of reimbursement, contribution or subrogation or any other right or remedy of any Guarantor against the Company, whether resulting from such election by the Agent or the Lenders or otherwise. Each Guarantor waives any defense arising by reason of any disability or other defense of the Company or by reason of the cessation for any cause whatsoever of the liability, either in whole or in part, of the Company to the Agent and the Lenders for the Guaranteed Obligations.

                  Each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Company and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and agrees that neither the Agent nor the Lenders shall have any duty to advise any Guarantor of information regarding any condition or circumstance or any change in such condition or circumstance. Each Guarantor acknowledges that neither the Agent nor the Lenders have made any representations to any Guarantor concerning the financial condition of the Company.

         4. Representations and Covenants of each Guarantor.

                  (a) The representations and warranties contained in Article IV of the Credit Agreement, to the extent they relate and are applicable to a Guarantor, are true and correct in all material respects as of the date hereof and the Agent and the Lenders are entitled to rely on such representations and warranties to the same extent as though the same were set forth in full herein.

                  (b) Each Guarantor hereby agrees to perform the covenants contained in Article VI and Article VII of the Credit Agreement, to the extent they relate and are applicable to the Guarantor, and the Agent and the Lenders are entitled to rely on such agreement to perform such covenants to the same extent as though the same were set forth in full herein.

         5. Payments.

                  Each payment by each Guarantor to the Agent and the Lenders under this Guaranty shall be made in the time, place and manner provided for payments in the Credit Agreement without set-off or counterclaim to the account at which such payment is required to be paid by the Company under the Credit Agreement.


         6. Parties.

                  This Guaranty shall inure to the benefit of the Agent, the Lenders and their respective successors, assigns or transferees, and shall be binding upon the Guarantors and their respective successors and assigns. No Guarantor may delegate any of its duties under this Guaranty without the prior written consent of the Agent and the Lenders.

         7. Notices.

                  Any notice shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered to such party at the address set forth below, or if sent by registered or certified mail, on the third Business Day after the day on which mailed in the United States, addressed to such party at said address:

                  (a)      if to the Agent and/or the Lenders,

                           Fleet Bank, National Association,
                           as Administrative Agent
                           300 Broad Hollow Road
                           Melville, New York 11747
                           Attention:   Relationship Manager - Pall Corporation
                           Telecopy:    (631) 547-7815

                  (b)      if to a Guarantor,

                                    c/o Pall Corporation

                                    ------------------------

                                    ------------------------
                                    Attention:
                                               -------------
                                    Telecopy:
                                               -------------

                  (c) as to each such party at such other address as such party shall have designated to the other in a written notice complying as to delivery with the provisions of this Section 7.

         (8) Remedies.

                  Each Guarantor stipulates that the remedies at law in respect of any default or threatened default by a Guarantor in the performance of or compliance with any of the terms of this Guaranty are not and will not be adequate, and that any of such terms may be specifically enforced by a decree for specific performance or by an injunction against violation of any such terms or otherwise.

         9. Rights to Deal with the Company.

                  At any time and from time to time, without terminating, affecting or impairing the validity of this Guaranty or the obligations of any Guarantor hereunder, the Agent and the Lenders may deal with the Company in the same manner and as fully as if this Guaranty did not exist and shall be entitled, among other things, to grant the Company, without notice or demand and without affecting any Guarantor's liability hereunder, such extension or extensions of time to perform, renew, compromise, accelerate or otherwise change the time for payment of or otherwise change the terms of indebtedness or any part thereof contained in or arising under the Credit Agreement, any Note or any other Loan Documents, or to waive any obligation of the Company to perform, any act or acts as the Agent and the Lenders may deem advisable.

         10. Subrogation.

                  (a) Upon any payment made or action taken by a Guarantor pursuant to this Guaranty, such Guarantor shall, subject to the provisions of Sections 10(b) and (c) hereof, be fully subrogated to all of the rights of the Agent and the Lenders against the Company arising out of the action or inaction of the Company for which such payment was made or action taken by such Guarantor.

                  (b) Any claims of such Guarantor against the Company arising from payments made or actions taken by such Guarantor pursuant to the provisions of this Guaranty shall be in all respects subordinate to the full and complete or final and indefeasible payment or performance and discharge, as the case may be, of all amounts, obligations and liabilities, the payments or performance and discharge of which are guaranteed by this Guaranty, and no payment hereunder by a Guarantor shall give rise to any claim of such Guarantor against the Agent and the Lenders.

                  (c) Notwithstanding anything to the contrary contained in this
Section 10, no Guarantor shall be subrogated to the rights of the Agent and the Lenders against the Company until all of the Obligations of the Company have been paid finally and indefeasibly in full, and that subrogation shall be suspended upon the occurrence of the events described in Section 1(d) hereof until the Agent and the Lenders are indefeasibly paid in full.

         11. Survival of Representations, Warranties, etc.

         All representations, warranties, covenants and agreements made herein, including representations and warranties deemed made herein, shall survive any investigation or inspection made by or on behalf of the Agent and the Lenders and shall continue in full force and effect until all of the obligations of the Guarantors under this Guaranty shall be fully performed in accordance with the terms hereof, and until the payment in full of the Guaranteed Obligations.

         12. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OR CHOICE OF LAW. EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK, COUNTY OF NEW YORK, COUNTY OF NASSAU OR COUNTY OF SUFFOLK IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND RELATED TO OR IN CONNECTION WITH THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH FEDERAL OR STATE COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS GUARANTY OR ANY DOCUMENT OR ANY INSTRUMENT REFERRED TO HEREIN OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR AGREES NOT TO ASSERT ANY COUNTERCLAIM IN ANY SUCH SUIT, ACTION OR PROCEEDING UNLESS SUCH COUNTERCLAIM IS A MANDATORY OR COMPULSORY COUNTERCLAIM UNDER FEDERAL LAW OR NEW YORK STATE LAW, AS APPLICABLE. EACH GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL TO THE ADDRESS FOR NOTICES SET FORTH IN THIS GUARANTY OR ANY METHOD AUTHORIZED BY THE LAWS OF NEW YORK. THE AGENTS, THE LENDERS AND EACH GUARANTOR IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         13. Miscellaneous.

                  (a) All capitalized terms used herein and not defined herein shall have the meanings specified in the Credit Agreement.

                  (b) This Guaranty is the joint and several obligation of each Guarantor, and may be enforced against each Guarantor separately, whether or not enforcement of any right or remedy hereunder has been sought against any other Guarantor. Each Guarantor acknowledges that its obligations hereunder will not be released or affected by the failure of the other Guarantors to execute the Guaranty or by a determination that all or a part of this Guaranty with respect to any other Guarantor is invalid or unenforceable.

                  (c) If any term of this Guaranty or any application thereof shall be invalid or unenforceable, the remainder of this Guaranty and any other application of such term shall not be affected thereby.

                  (d) Any term of this Guaranty may be amended, waived, discharged or terminated only by a written agreement executed by each Guarantor and by the Agent (acting with the consent of the Required Lenders).

                  (e) The headings in this Guaranty are for purposes of reference only and shall not limit or define the meaning hereof.

                  (f) No delay or omission by the Agent or a Lender in the exercise of any right under this Guaranty shall impair any such right, nor shall it be construed to be waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise of any other right.

         IN WITNESS WHEREOF, the undersigned have caused this Guaranty to be executed and delivered as of the day and year first above written.

                                       [INSERT SIGNATURE BLOCKS FOR
                                       ALL GUARANTORS]

                                                                       EXHIBIT E

                             COMPETITIVE BID REQUEST


                                                           Date:

Fleet Bank, National Association
300 Broad Hollow Road
Melville, New York 11747
Attention:_________________

Ladies and Gentlemen:

         Reference is made to the Credit Agreement dated as of August ___, 2000 (as amended, restated, modified, supplemented, extended or renewed from time to time, the "Agreement"), by and among Pall Corporation (the "Company"), the Lenders party thereto, and Fleet Bank, National Association, as administrative agent for the Lenders (the "Agent"). Capitalized terms used herein have the meanings specified in the Agreement.

         This is a Competitive Bid Request for Bid Loans pursuant to Section 2.08(a) of the Agreement as follows:

         1. The Business Day of the proposed Bid Borrowing is __________.

         2. The aggregate amount of the proposed Bid Borrowing is $_______.

         3. The Interest Period[s] for the Bid Loans comprising the Bid Borrowing shall be _______[,] [and] [_____________] [and ___________].

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be on the date of the proposed Bid Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

         (a) the representation and warranties of the Company in Article IV of the Credit Agreement and of each of the Guarantors in the Guaranty are true and correct in all material respects as though made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date);

         (b) no Default or Event of Default exists or shall result from such proposed Bid Borrowing; and

         (c) the proposed Bid Borrowing will not cause Aggregate Outstandings to exceed the Total Commitment.

                                       PALL CORPORATION


                                       By:
                                          -----------------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT F

                         INVITATION FOR COMPETITIVE BIDS


Via Facsimile


Date: _____________


To the Lenders Listed on Schedule A attached hereto:

Ladies and Gentlemen:

         Reference is made to that certain Credit Agreement, dated of August ___, 2000 (as amended, restated, modified, supplemented, extended or renewed from time to time, the "Agreement"), among Pall Corporation (the "Company"), the Lenders party thereto, and Fleet Bank, National Association, as administrative agent for the Lenders (the "Agent"). Capitalized terms used herein have the meanings specified in the Agreement.

         Pursuant to subsection 2.08(b) of the Agreement, you are hereby invited to submit offers to make Bid Loans to the Company based on the following specifications:

         1. The Business Day of the proposed Bid Borrowing is _____.

         2. The aggregate amount of the proposed Bid Borrowing is $_______.

         3. The duration of the Interest Period[s] for the Bid Loans comprising the Bid Borrowing shall be _______[,] [and] [_____________] [and ___________].

         All Competitive Bids must be in the form of Exhibit G to the Agreement and must be received by the Agent no later than 9:00 a.m. (or, in the case of a Competitive Bid by the Agent (or any Affiliate of the Agent) in the capacity as a Lender, so that the Company may be notified of the terms of the offer or offers contained therein not later than 8:45 a.m.) (New York, New York time) on the date of a proposed Bid Borrowing.



                                       FLEET BANK, NATIONAL ASSOCIATION,
                                       as Agent


                                       By:
                                          --------------------------------

                                       Title:
                                              ----------------------------

                                   Schedule A

                                  List of Banks



Fleet Bank, National Association


         Facsimile (___) ___-____


[Bank]


         Facsimile (___) ___-____


[Bank]



         Facsimile (___) ___-____


[Bank]



         Facsimile (___) ___-____

[Bank]



         Facsimile (___) ___-____

                                                                       EXHIBIT G

                             FORM OF COMPETITIVE BID



                                                     Date:___________________



Fleet Bank, National Association
300 Broad Hollow Road
Melville, New York 11747
Attention: _________________

Ladies and Gentlemen:

         Reference is made to the Credit Agreement dated as of August ___, 2000 (as amended, restated, modified, supplemented, extended or renewed from time to time, the "Agreement"), by and among Pall Corporation (the "Company"), the Lenders party thereto and Fleet Bank, National Association, as administrative agent for the Lenders (the "Agent"). Capitalized terms used herein have the meanings specified in the Agreement.

         In response to the Competitive Bid Request of the Company dated _____________, and in accordance with subsection 2.08(c)(ii) of the Agreement, the undersigned Lender offers to make [a] Bid Loan[s] thereunder in the following principal amount[s] at the following interest rates for the following Interest Period[s] [with the following Interest Payment Dates]:

Date of Bid Borrowing: __________________, ______

Aggregate Maximum Bid Amount: $______________________

Principal                  Principal                      Principal
Amount $______________     Amount $______________         Amount $______________

Interest:                  Interest:                      Interest:

Interest                   Interest                       Interest
Period ______________      Period _______________         Period _______________

[Interest Payment          [Interest Payment              [Interest Payment
Date ____________]         Date ____________]             Date ____________]


Contact Person: ______________________________
Telephone: ___________________________

                                             [NAME OF LENDER]



                                             By:________________________________

                                             Title: ____________________________

                                                                       EXHIBIT H


                       ASSIGNMENT AND ACCEPTANCE AGREEMENT


                                              Dated __________________


         Reference is hereby made to the Credit Agreement dated as of August ___, 2000 (as amended, modified or supplemented from time to time the "Credit Agreement") by and among PALL CORPORATION, a New York corporation (the "Company"), the lenders signatory thereto (collectively, the "Lenders") and FLEET BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the "Administrative Agent"). Capitalized terms used herein that are defined in the Credit Agreement and not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

         ________________________________, a _________________ (the "Assignor"),
and _________________________________, a _________________ (the "Assignee"),
agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, without recourse, and without representation or warranty except as expressly set forth herein, and the Assignee hereby irrevocably purchases and assumes from the Assignor, a ___% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) (including, without limitation, such percentage interest in each of the Assignor's Commitments as in effect on the Effective Date, the Loans owing to the Assignor on the Effective Date, the Revolving Credit Facility A Note and the Revolving Credit Facility B Note held by the Assignor and the participations in Letters of Credit held by the Assignor on the Effective Date).

         2. The Assignor: (i) represents and warrants that as of the date hereof its Revolving Credit Facility A Commitment (without giving effect to assignments thereof that have not yet become effective) is $___________, and the aggregate outstanding principal amount of the Revolving Credit Facility A Loans owing to it (without giving effect to assignments thereof that have not yet become effective) is $___________; (ii) represents and warrants that as of the date hereof, its Revolving Credit Facility B Commitment (without giving effect to assignments thereof that have not yet became effective) is $_______, and the aggregate outstanding principal amount of Revolving Credit Facility B Loans owing to it (without giving effect to the assignments thereof that have not yet became effective) is _____; (iii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder, and that such interest is free and clear of any adverse claim; (iv) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other instrument or document furnished pursuant thereto;
(v) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any direct or indirect Subsidiary of the Company or the performance or observance by the Company or any direct or indirect Subsidiary of the Company of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto or the enforceability of any such agreement, instrument or document; and (vi) attaches the Revolving Credit Facility A Note and the Revolving Credit Facility B Note referred to in paragraph 1 above and requests that the Agent exchange such note for a Revolving Credit Facility A Note and a Revolving Credit Facility B Note dated the Effective Date in the principal amounts of $_____________ and $________, respectively payable to the order of the Assignee and a Revolving Credit Facility A Note and a Revolving Credit Facility B Note each dated the Effective Date in the principal amount of $________________ and $___________ respectively and each payable to the order of the Assignor.

         3. The Assignee: (i) confirms that it has received a copy of the Credit Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor, any other Lender or the Company and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;
(iii) appoints and authorizes the Administrative Agent to take such action as its agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (v) specifies as its addresses for Base Rate Loans and Adjusted Libor Loans (and address for notices) the offices set forth beneath its name on the signature pages hereof.

         4. The effective date for this Assignment and Acceptance shall be _________________ (the "Effective Date") which shall not be earlier than five Business Days after the acceptance and recording by the Administrative Agent of the executed Assignment and Acceptance. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by the Administrative Agent and, provided that no Default or Event of Default has occurred and is then continuing under the Credit Agreement, the Borrower, and accompanied by the fee payable to the Administrative Agent as referred to in Section 10.05(c) of the Credit Agreement.

         5. Upon such acceptances, as of the Effective Date: (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (except Sections 3.07, 3.08, 3.10 and 10.03 of the Credit Agreement for the period prior to the Effective Date) and be released from its obligations under the Credit Agreement.

         6. Upon such acceptance, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its rules pertaining to conflicts of laws.

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date first set forth above.

                                       [NAME OF ASSIGNOR]


                                       By: _______________________________
                                           Title


                                       [NAME OF ASSIGNEE]


                                       By: _______________________________
                                           Title


                                       Lending Office for Prime Rate Loans:

                                             ___________________________________

                                             ___________________________________

                                             ___________________________________


                                       Lending Office for Adjusted Libor Loans:

                                             ___________________________________

                                             ___________________________________

                                             ___________________________________

                                             Attention:

                                       Address for Notices:

                                             ___________________________________

                                             ___________________________________

                                             ___________________________________

                                       Attention:

                                             Telecopy No.:


Accepted this _____ day
of _______________, 200_


FLEET BANK, NATIONAL ASSOCIATION, as
Administrative Agent


By: _________________________________
Name:
Title:

PALL CORPORATION


By: _________________________________
Name:
Title:

                                                                       EXHIBIT I


                          [LETTERHEAD OF COUNSEL TO THE
                           COMPANY AND THE GUARANTORS]




                                                   August 30, 2000


Fleet Bank, National Association
   as Administrative Agent and as a Lender
300 Broad Hollow Road
Melville, New York  11747

The Chase Manhattan Bank
   as Syndication Agent and as a Lender
395 North Service Road
Melville, NY  11747

Wachovia Bank, N.A.
   as Documentation Agent and as a Lender
191 Peachtree Street, N.E.
Atlanta, GA  30303

Banco Popolare di Milano, New York Branch
   as a Lender
375 Park Avenue
9th Floor
New York, NY  10152

The Bank of New York
   as a Lender
One Wall Street
New York, NY  10286

Mellon Bank, N.A.
   as a Lender
176 EAB Plaza, 11 West
Uniondale, NY  11556

Ladies and Gentlemen:

         We have acted as counsel to Pall Corporation (the "Company"), a New York corporation, and to Pall Aeropower Corporation, a Delaware corporation, Medsep Corporation, a Delaware corporation, Pall International Corporation, a Delaware corporation, Pall-PASS, US Inc., a Delaware corporation, Pall Puerto Rico, Inc., a Delaware corporation, and Pall Biomedical, Inc., a Delaware corporation (collectively, the "Group

I Guarantors"), and to Gelman Sciences, Inc., a Michigan corporation, Pall Filtron Corporation, a Massachusetts corporation, and Russell Associates Inc., a Maryland corporation (collectively, the "Group II Guarantors") in connection with the Credit Agreement (the "Agreement") dated the date hereof among the Company, Fleet Bank, National Association ("Fleet") as Administrative Agent, The Chase Manhattan Bank as Syndication Agent, Wachovia Bank, N.A. as Documentation Agent and the Lenders party thereto, pursuant to which the Lenders have agreed to extend credit to the Company in the aggregate principal amount of $200,000,000. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Agreement.

         In acting as such counsel, we have examined:

         (a)   a counterpart of the Agreement executed by the Company;

         (b) the Revolving Credit Facility A Notes and the Revolving Credit Facility B Notes each executed by the Company in favor of each Lender;

         (c)   the Swingline Note, executed by the Company in favor of Fleet;
               and

         (d)   a counterpart of the Guaranty executed by each Guarantor.

The documents referred to in items (a) through (d) above are hereinafter referred to collectively as the "Loan Documents".

         We have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. We have also examined originals, or copies certified to our satisfaction, of such corporate records, certificates of public officials, certificates of corporate officers of the Company and each Guarantor and such other instruments and documents as we have deemed necessary as a basis for the opinions hereinafter set forth. As to questions of fact, we have, to the extent that such facts were not independently established by us, relied upon such certificates.

         Based upon the foregoing and subject to the qualifications set forth herein, we are of the opinion with respect to the Company and the Group I Guarantors that,

         1. The Company and the Guarantors are each a corporation validly existing and in good standing under the laws of the jurisdiction of their incorporation and in good standing in each jurisdiction wherein the conduct of its business or any ownership of its properties requires it to be qualified to do business except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and each has the corporate power and authority to own its assets and to transact the business in which it is now engaged.

         2. The Company and the Guarantors each have the requisite corporate power and authority to execute, deliver and perform the Loan Documents to which it is a party, each of which has been duly authorized by all necessary and proper corporate action.

         3. The Loan Documents to which the Company or the Guarantors are a party constitute the legal, valid and binding obligation of the Company and the Guarantors (to the extent they are a party thereto) enforceable against the Company and each Guarantor, as the case may be, in accordance with their respective terms subject as to enforcement by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally, and by equitable principles of general application.

         4. Neither the execution and delivery by the Company and the Guarantors of the Loan Documents to which they are a party nor the performance by the Company or the Guarantors of their respective obligations under the Loan Documents, will (a) violate any law, rule or regulation or, to our knowledge, any order or decree of any court or governmental instrumentality binding upon the Company or any Guarantor, (b) contravene the Certificate of Incorporation or By-Laws of the Company or any Guarantor or result in a breach of or constitute a default (with due notice or lapse of time or both) under any agreements to which the Company or any Guarantor is bound of which we are aware, or, to our knowledge, result in the creation or imposition of any lien, charge, or encumbrance upon any of the property or assets of the Company or any Guarantor, or (c) require the consent, license, approval or authorization of any governmental or public body or authority.

         5. Neither the Company nor any Guarantor is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940.

         6. No consent or authorization of, filing with or other act by or in respect of any governmental authority is required to be obtained by the Company or any Guarantor for the valid execution, delivery and performance of the Loan Documents to which they are a party.

         7. Assuming the proceeds of the Loans are used for the purposes set forth in Section 3.02 of the Credit Agreement, the making of the Loans contemplated therein and the application of the proceeds thereof will not violate the provisions of Regulation U or X of the Board of Governors of the Federal Reserve System.

         8. To the best of our knowledge there are no actions, suits or proceedings against any of the Company or any Guarantor, pending or threatened against the Company or any Guarantor, before any court, governmental agency or arbitrator which challenges the validity or enforceability of any Loan Document or which, if adversely determined, would impair the ability of the Company or any Guarantor to perform their respective obligations under the Loan Documents to which they are a party.

         Inasmuch as our firm is not admitted to practice in the states of incorporation of the Group II Guarantors, we render only the following opinion with respect to the Group II Guarantors:

         (i) The Loan Documents to which the Group II Guarantors are a party, which by their terms provide that they are governed by New York law, constitute the legal, valid and binding obligation of the Group II Guarantors (to the extent they are a party thereto) enforceable against each Group II Guarantor in accordance with their respective terms subject as to enforcement by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally, and by equitable principles of general application.

         (ii) The opinions rendered in paragraphs "5" and "7" as to the Group I Guarantors are hereby rendered with respect to the Group II Guarantors as well.

         This opinion relates only to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. We express no opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. Without limiting anything hereinabove stated, we express no opinion, and no opinion should be implied, as to the organization, good standing or authority (corporate or otherwise) of the Group II Guarantors, and we have assumed, with your permission, that such entities have the corporate authority to execute the Guarantees. This opinion speaks only as of the date above written and we hereby expressly disclaim any duty to update any of the statements made herein.

                                       Very truly yours,

                                                                       EXHIBIT J



                                     FORM OF
                         U.S. TAX COMPLIANCE CERTIFICATE

         Reference is made to the Credit Agreement (the "Credit Agreement"), dated as of August ___, 2000, among _________ (the "Company"), the financial institutions from time to time parties thereto (the "Lenders"), and Fleet Bank, National Association, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders.

         The undersigned hereby certifies to the Administrative Agent and to the Company that:

         (1) The undersigned is the beneficial owner of the Note registered in its name;

         (2) The undersigned is not a bank (as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"));

         (3) The undersigned is not a "10-percent shareholder" (as such term is used in Section 881(c)(3)(B) of the Code);

         (4) The income from the Note held by the undersigned is not effectively connected with the conduct of a trade or business within the United States;

         (5) The undersigned is not a controlled foreign corporation related (within the meaning of Section 864(d)(4) of the Code) to the Company;

         (6) The undersigned is a person other than (i) a citizen or resident of the United States of America, its territories and possessions (including the Commonwealth of Puerto Rico and all other areas subject to its jurisdiction) (for purposes of this clause (6), the "United States"), (ii) a corporation, partnership or other entity created or organized under the laws of the United States or any political subdivision thereof or therein (iii) an estate or trust that is subject to United States federal income taxation regardless of the source of its income; and

         (7) The undersigned is not a natural person.

         We have furnished you with a certificate of our non-U.S. person status on Internal Revenue Service Form W-8. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall so inform the Company in writing within thirty days of such change and (b) the undersigned shall furnish the Company with a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the Company to the undersigned, or in either of the two calendar years preceding such payment.

         Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                                       [NAME OF LENDER]


                                       By:____________________________

                                       Title:___________________________

                                       [ADDRESS]

Dated:__________ __, 2000.